As filed with the U.S. Securities and Exchange Commission on October 22, 2019

Registration No. 333-[ ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JUFEEL INTERNATIONAL GROUP
(Exact Name of Registrant as Specified in its Charter)

Wyoming	2833	82-3002644
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

85 Jinshui East Road19/F, Tower 3, Yabao

Zhengzhou, Henan Province, PRC 450000

Phone: +86 (371) 53626656

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Rongxuan Zhang

Chief Executive Officer

c/o Jufeel International Group

85 Jinshui East Road19/F, Tower 3, Yabao

Zhengzhou, Henan Province, PRC 450000

Phone: +86 (371) 53626656

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Mitchell L. Lampert, Esq.

Robinson & Cole LLP

1055 Washington Boulevard
Stamford, CT 06901

Phone: (203) 462-7559

Fax: (203) 462-7599

Approximate date of commencement of proposed sale to public:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered(1)	Proposed Maximum Offering Price per Security		Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Shares of Common Stock, no par value	[ ] Shares	$	[ ]	$12,500,000.00	$1,622.50
Total	[ ] Shares	$	[ ]	$12,500,000.00	$1,622.50

____________

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”). The securities being registered hereunder include such indeterminate number of additional shares of Common Stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee.
(3)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED October 22, 2019

[ ] Shares of Common Stock

Jufeel International Group

This is the initial public offering of shares of common stock, no par value (“Common Stock”), of Jufeel International Group. We are selling up to [ ] shares of Common Stock at an assumed public offering price of $[ ] per share. There are no selling stockholders in this offering.

We are offering the shares on a best efforts basis without a firm commitment through the underwriter named below. Because the public offering is on a best efforts basis, we will not require the underwriter to sell any minimum number or dollar amount of shares, but the underwriter will use its best efforts to sell all of the shares being offered. The offering is not contingent upon the occurrence of any event or the sale of a minimum or maximum number of shares.

Our Common Stock is presently quoted on the OTC Pink Open Market tier of the OTC Markets Group, Inc. (“OTC Pink Market”) under the symbol “CNJG”. Although there is currently a bid and offer quotation for the Common Stock, such bid and offer are for limited and insignificant number of shares. The last sale price recorded was $130 per share on January 18, 2017.

The final public offering price will be determined through negotiation between us and the lead underwriter in the offering and the recent market price used throughout this prospectus may not be indicative of the final offering price. We plan to apply to list our Common Stock on the OTCQX Best Market (“OTCQX”). No assurance can be given that our application will be approved.

Investing in our Common Stock is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial public offering price	$	$
Underwriting commissions (1)	$	$
Proceeds to us, before expenses	$	$

(1)

Underwriting commissions do not include a non-accountable expense allowance equal to 3% of the public offering price payable to the underwriter. We refer you to the “Underwriting” section of this prospectus beginning on page 59 for additional information regarding the underwriter’s compensation.

The underwriter expects to deliver the shares to purchasers on or about [ ], 2019, subject to customary closing conditions.

Eastgate Securities, LLC

The date of this prospectus is [ ], 2019

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You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with information different from or in addition to that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, we rely on and refer to information and statistics regarding our industry. We obtained this statistical, market and other industry data and forecasts from publicly available information. While we believe that the statistical data, market data and other industry data and forecasts are reliable, we have not independently verified the data.

As used in this prospectus, unless the context indicates or otherwise requires, “the Company,” “our Company,” “we,” “us,” and “our” refer to Jufeel International Group., a Wyoming corporation, and its consolidated subsidiaries.

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PROSPECTUS SUMMARY

This summary highlights selected information about the Company and a general description of the securities that are offered for sale by the Company. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of the Company and the securities offered for sale, you should carefully read this entire prospectus, including the “ Risk Factors ” section, any applicable prospectus supplement for these securities and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.

YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK. ALL FINANCIAL INFORMATION IS STATED IN UNITED STATES DOLLARS UNLESS OTHERWISE SPECIFIED. OUR FINANCIAL STATEMENTS ARE PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES.

Our Company

Jufeel International Group (“Jufeel,” “we” or the “Company”) is a Wyoming corporation. Our wholly-owned subsidiary, Jufeel Holdings Co., Ltd. (“Jufeel Holdings”), owns 100% of the shares of Ivan International Biology Limited, a Hong Kong corporation (“Ivan Hong Kong”) that owns 100% of the shares of Kaifeng Ivan King Biotechnology Co., Ltd. (“Ivan King”), a corporation registered in the People’s Republic of China (the “PRC”). Ivan King has entered into variable interest agreements with Kaifeng Jufeel Biotechnology Co., Ltd. (“Kaifeng Jufeel”), a PRC entity engaged in the cultivation, processing, research and development, and sale of aloe vera products developed for the health, beauty, nutritional, and pharmaceutical industries. Our business is headquartered in Henan Province, PRC. On August 5, 2011, we began business operation through Kaifeng Jufeel and its four PRC subsidiaries. We are a bio-tech company that cultivates, produces, develops, and sells raw aloe vera and aloe vera based consumer products through our distribution network in mainland China.

We undertook extensive research and development activities since the start of business operation in 2011, and did not become profitable until 2016. Our limited history of profitability constitutes a substantial risk factor, as further explained on page 7. We anticipate that we will continue to earn revenues through cultivating, processing, manufacturing, and selling aloe vera and aloe vera based products through our network of exclusive distributors and online sales in mainland China. We cannot assure you that we will continue to be profitable, or will ultimately succeed in our business.

Our Common Stock is traded on the OTC Pink Market under the trading symbol “CNJG.” Although there is currently a bid and offer quotation for the Common Stock, such bid and offer are for limited and insignificant number of shares. The last sale price recorded was $130 per share on January 18, 2017. As of the date of this prospectus, there is essentially no market for our Common Stock, and there is no assurance that a trading market for our securities will ever develop.

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Emerging Growth Company

We are an emerging growth company under the Jumpstart Our Business Startups Act (the “Jobs Act”), which was enacted in April 2012. We shall continue to be deemed an emerging growth company until the earliest of:

(a)	the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more;
(b)	the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement;
(c)	the date on which we have issued more than $1 billion in non-convertible debt during the previous 3-year period, issued; or
(d)	the date on which we are deemed to be a large accelerated filer.

As an emerging growth company we are subject to reduced public company reporting requirements and are exempt from Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). Section 404(a) requires issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires shareholder approval, on an advisory basis, of executive compensation and golden parachutes.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Corporate Information

Our principal executive offices are located at 19/F, Building 3, Yabao, 85 Jinshui East Road, Zhengzhou, Henan Province, PRC. Our telephone number is +86 (371) 53626656.

THE OFFERING

Common Stock Offered by the Company	[ ] shares of Common Stock

Shares Outstanding Prior to This Offering	28,030,010 shares of Common Stock

Shares Outstanding after This Offering	[ ] shares of Common Stock, assuming the sale of all the shares offered in this Prospectus

Use of Proceeds

We intend to use the net proceeds of this offering primarily for (i) further capital investment in building up more production lines to increase the Company’s capacity and increase promotion of the Company’s brand and products; (ii) investment in research and development of PMAS technology and other related products; and (iii) working capital and other general corporate purposes.

Concentration of Ownership

Prior to this Offering, our executive officers and directors beneficially own, in the aggregate, approximately 69.87% of the outstanding shares of our Common Stock, which will become [ ]% upon completion of this offering assuming the sale of all the shares offered in this Prospectus.

Trading Symbol	“CNJG”

Risk Factors

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 7 and the other information in this prospectus for a discussion of the factors you should consider carefully before you decide to invest in our Common Stock.

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SUMMARY FINANCIAL INFORMATION

The following tables present our historical selected financial data for the six months ended June 30, 2019 and the years ended December 31, 2018 and 2017. This information is derived from our consolidated financial statements included elsewhere in this prospectus. Historical results are not necessarily indicative of the results that may be expected for any future period. This historical selected financial data should be read in conjunction with our audited consolidated financial statements including the notes to those financial statements, and our unaudited consolidated financial statements including the notes to those financial statements, both of which are included elsewhere in this prospectus, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

	For the Six Months Ended June 30, 2019	For the Fiscal Year Ended December 31, 2018	For the Fiscal Year Ended December 31, 2017
	US$ (Unaudited)	US$ (Audited)	US$ (Audited)
Statement of operation data:
Revenues	$9,232,123	$17,633,288	$27,863,972
Operating expenses	$3,546,171	$6,849,442	$8,534,618
Income from operations	$2,973,544	$6,214,253	$15,136,706
Provision for income taxes	$565,300	$1,080,423	$3,032,253
Net income	$2,368,069	$5,119,870	$12,172,655
Earnings per share, basic and diluted	$0.09	$0.18	$0.42
Weighted average ordinary shares outstanding	$28,030,010	$28,030,010	$28,030,010

Balance sheet data
Current assets	$16,290,316	$14,059,288	$29,633,483
Total assets	$57,250,085	$45,569,994	$52,378,380
Current liabilities	$25,725,577	$16,331,849	$26,041,838
Total liabilities	$25,725,577	$16,331,849	$26,842,977
Total equity	$31,524,508	$29,238,145	$25,535,403

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should carefully consider the risks described below, which we believe represent certain of the material risks to our business, together with the information contained elsewhere in this prospectus, before you make a decision to invest in our shares of Common Stock. Please note that the risks highlighted here are not the only ones that we may face. For example, additional risks presently unknown to us or that we currently consider immaterial or unlikely to occur could also impair our operations. If any of the following events occur or any additional risks presently unknown to us actually occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline and you could lose all or part of your investment.

Risks Relating to Our Business and Industry

WE HAVE A LIMITED HISTORY OF PROFITABILITY AND WE MAY NOT ACHIEVE OR SUSTAIN PROFITABILITY IN THE FUTURE ON A QUARTERLY OR ANNUAL BASIS.

Our operations began in 2011; however, due to our extensive research and development and marketing activities, we did not become profitable until 2016. We expect to make significant expenditures related to capital commitments for the construction in progress of our new facility in Kaifeng, Henan province, and for development of our products and for expansion of our business, including research and development and sales and administrative expenses. Additionally, we may encounter unforeseen difficulties, complications, product delays, or other unknown factors that may require additional expenditures. Because of these potential expenditures, we may not generate sufficient revenues to achieve or sustain profitability in the future or to continue operations.

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SOME OF THE COMPANY’S PRODUCTS ON THE MARKET MAY HAVE LABELS CONTAINING INCORRECT COMPANY INFORMATION.

There may be some products of the Company on the market with labels that contain incorrect/mistaken information. Some packaging of PMAS products, toothpastes, and other products of the Company were printed with a Shanghai Stock Exchange Code. The Company is not listed on the Shanghai Stock Exchange; therefore, such labeling information is incorrect. Although the Company has discontinued the incorrect packaging, some products containing incorrect labels may still be sold on the market. The Company may have liability for such mistaken information, although the Company has not received any notification of same from any regulatory body or investors as of the date of this prospectus.

WE ARE ONLY CURRENTLY LICENSED TO PRODUCE FOOD, AND NOT HEALTH FOOD, SO IF THE CHINESE GOVERNMENT WERE TO DEEM ANY OF OUR PRODUCTS HEALTH FOOD OR IMPROPERLY LABELED, WE MAY BE FOUND IN VIOLATION OF BOTH CHINESE FOOD AND DRUG REGULATIONS AND ADVERTISING LAWS.

Article 77 of the Chinese Food Safety Laws and the relevant provisions of the Regulations on Health Food Registration and Filing (last revised in 2015) require that health food manufacturers have a business license specific to health food production and register any labeled health products with the Chinese Food and Drug Administration (“CFDA”). We currently only have an ordinary food license and we are in the process of obtaining a health food license in order to increase our margins on such products. However, it is possible that in the future the CFDA could interpret its recently-adopted regulations to deem our food products as health foods, therefore require a health food license for the production our food products. There is no guarantee that we will be able to obtain a health food license.

In accordance with the provisions of Article 17 of China’s Advertising Law, only medical, pharmaceutical, and medical device products may be advertised as treatment to diseases. This law also prohibits the use of medical terms and misleading statements to advertise or market products not registered for medical or pharmaceutical use. Our website previously contained language stating the potential health applications of our aloe and PMAS products, including their potential efficacy for the treatment for cancer, HIV and tumors. We have corrected such language on our website and have not received any notice from government authorities regarding potential violations.

If the government were to find any of our products were not manufactured under an appropriate license or that our advertising is or was misleading, sales of such products could be halted, we could be fined, and our revenues and financial conditions and operations could be adversely impacted.

IF ANY OF OUR PRODUCTS ARE FOUND TO BE IMPROPERLY LABELED OR MISSING GOVERNMENT-REQUIRED WARNINGS, WE MAY BE SUBJECT TO FINES AND/OR OUR FINANCIAL CONDITION COULD BE ADVERSELY IMPACTED.

Some of our products may be deemed by regulators to be improperly labeled or contain directives inconsistent with the CFDA’s published standards. Specifically, some of our aloe vera gel products, which we believe are food or beauty products, may be deemed to be health supplements and as such might not contain the appropriate warnings for maximum daily consumption for women, infants, and young children, or state as recommended that aloe vera consumption may not be suitable for those groups.

WE DO NOT HAVE ALL NECESSARY CONSTRUCTION PERMITS FOR OUR CONSTRUCTION PROJECT IN KAIFENG, HENAN PROVINCE, AND THEREFORE RISK THAT THE GOVERNMENT COULD HALT OR DELAY OUR PROJECT.

We have not obtained all required construction permits in accordance with Article 64 of the Urban and Rural Planning Law in China; therefore, the Chinese government could halt or delay the construction of our new offices and production facility in Kaifeng, Henan province. While we plan to obtain all of the necessary construction permits from the Planning Bureau of Kaifeng City, and we have received a waiver letter, we may not be successful in obtaining the actual permits and the waiver letter may be deemed to be insufficient for our construction. If the government were to halt or delay construction of our new facilities, our financial condition could be adversely impacted.

OUR CONSTRUCTION CONTRACTOR HAS THE RIGHT TO PRIORITY OF PAYMENT FOR ANY UNPAID PROJECT COSTS AND ANY DEMAND FOR IMMEDIATE PAYMENT COULD ADVERSELY IMPACT OUR FINANCIAL CONDITIONS.

Under Article 286 of the Chinese Contract Law, a construction contractor may demand immediate payment from a developer within a reasonable period, and if such developer fails to pay, the contractor has a right of priority on liquidation of the property under construction for the project funds. As of the date of this prospectus, we owed our construction contractor approximately $4.3 million for the construction project currently underway in Henan province. To date we have not received any demand for payment from our contractor; however, if the contractor demands immediate payment and if we fail to timely pay, we could be subject to a court order to liquidate the project and pay the contractor that could negatively impact our profitability and financial conditions.

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OUR RECENT HOLDING COMPANY REORGANIZATION MAY NOT HAVE ELIMINATED ALL PRIOR LIABILITIES OF BROS HOLDING COMPANY, OUR FORMER SUBSIDIARY AND PUBLIC ENTITY PREDECESSOR.

Our recent holding company reorganization in which we merged with an Oklahoma entity having several subsidiaries including Bros Holding Company, a Nevada corporation, the public entity from which we inherited our trading symbol, is believed to have eliminated exposure to all prior liabilities of Bros Holdings Company and its former, non-US subsidiaries. However, we have not received any legal opinion that exposure to such prior liabilities have been eliminated. Should any of the creditors of Bros Holding Company assert a claim for any preexisting debt or liability, we may be found legally responsible for the amount of the claim including costs of suit and interest, as well as costs of legal defense against those claims even if we believe they are not meritorious. Should any of these claims be substantial, our financial conditions could be adversely affected.

ADVERSE TRENDS IN THE HEALTH AND BEAUTY INDUSTRY, SUCH AS AN OVERALL DECLINE IN PRICE OR A SHIFT AWAY FROM ALOE VERA PRODUCTS, MAY REDUCE OUR REVENUES AND PROFITABILITY.

Our business depends on the continued vitality of the health and beauty industry, which is subject to rapid changes in consumer behaviors, short product life cycles and profit margin pressures. Economic conditions affecting the health and beauty industry in general or our major customers may adversely affect our operating results by reducing the volume of business that is generated from them or the price they are willing to pay for our products. If our health, beauty, pharmaceutical, and nutritional products fail to gain widespread commercial acceptance, become obsolete or otherwise suffer from low sales volume, our revenues and profitability may stagnate or decline.

WE DEPEND ON THE MARKET ACCEPTANCE OF OUR PRODUCTS, AND SIGNIFICANT SLOWDOWN IN DEMAND FOR THOSE PRODUCTS WOULD REDUCE OUR REVENUES AND OUR PROFITS.

Our success depends almost entirely upon the widespread market acceptance of our aloe vera products. Any significant slowdown in the demand for our products would likely reduce our revenues and profits. We may accumulate additional inventory and be required to mark down unsold inventory to prices that are significantly lower than normal prices, which would adversely impact our margins and could further adversely impact our business, financial condition and results of operations. Furthermore, we may have to spend a significant amount on the advertising and marketing of our products to drive customer awareness of them. There can be no assurance that any of our products will meet consumer preferences, gain acceptance among our customer base or generate sales to become profitable or to cover the costs of its development and promotion, which would also adversely impact our margins and could adversely impact our business, financial condition and results of operations.

A SMALL NUMBER OF CUSTOMERS HAVE ACCOUNTED FOR A SIGNIFICANT PORTION OF OUR SALES, AND THE LOSS OF ANY MAJOR CUSTOMER MAY REDUCE OUR REVENUES AND PROFITS.

Three customers accounted for 31%, 28% and 7% of annual sales for the year ended December 31, 2018, respectively. One of the three largest customers in 2018 accounted for 32% of the sales for the six months ended June 30, 2019. The loss of any of these customers could result in a material adverse effect on our business and operating results.

WE DO NOT HAVE LONG-TERM PURCHASE COMMITMENTS FROM OUR DISTRIBUTORS AND MAY HAVE TO RELY ON DISTRIBUTOR FORECASTS IN MAKING PRODUCTION DECISIONS, AND ANY CANCELLATION OF PURCHASE COMMITMENTS OR ORDERS MAY RESULT IN THE WASTE OF RAW MATERIALS OR WORK IN PROCESS ASSOCIATED WITH THOSE ORDERS, REDUCING BOTH OUR REVENUES AND PROFITABILITY.

As a consumer product manufacturer, we must often provide rapid product turnaround. A variety of conditions, both specific to our distributors and generally affecting the demand for these products, may cause our distributors to cancel, reduce or delay orders. Cancellations, reductions or delays by a significant distributor or a number of distributors would result in a material reduction in our revenue. Those distributor decisions could also result in excess and obsolete inventory and/or unabsorbed manufacturing capacity, which could reduce our profits or impair our cash flow. On occasion, distributors require rapid increases in production, which can strain our resources, leading to a reduction in our margins because of the additional costs necessary to meet those demands.

Our distributors generally do not make firm, long-term volume purchase commitments. In addition, industry trends over the past five years have led to dramatically shortened lead times on purchase orders, as rapid product cycles have become the norm. Although we sometimes enter manufacturing contracts with our customers, these contracts principally clarify order lead times, inventory risk allocation and similar matters, rather than providing for firm, long-term commitments to purchase a specified volume of products at a fixed price. As a result, distributors can generally cancel purchase commitments or reduce or delay orders at any time. The large percentage of our sales to distributors in the industry, which is subject to severe competitive pressure, rapid technological change and product obsolescence, increases our inventory and overhead risks, among others, as we must maintain inventories of raw materials, work in process and finished goods to meet customer delivery requirements, and those inventories may become obsolete if the anticipated market demand does not materialize.

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We also make significant decisions, including determining the levels of business that we will seek and accept, production schedules, component and raw material procurement commitments, facility requirements, personnel need, and other resource requirements, based upon our estimates of distributor requirements. The short-term nature of our distributors’ commitments and the possibility of rapid changes in demand for these products reduce our ability to estimate accurately their future requirements. Because many of our costs and operating expenses are fixed, a reduction in customer demand can reduce our gross margins and operating results. To transact business, we assess the integrity and creditworthiness of our distributors and suppliers and we may, based on this assessment, incur design and development costs that we expect to recoup over several orders produced for the customer. Such assessments are not always accurate and expose us to potential costs, including the write off costs incurred and inventory obsolescence if the orders anticipated do not materialize. We may also occasionally place orders with suppliers based on a customer’s forecast or in anticipation of an order that is not realized. Additionally, from time to time, we may purchase quantities of supplies and materials greater than required by customer orders to secure more favorable pricing, delivery or credit terms. These purchases can expose us to losses from cancellation costs, inventory carrying costs or inventory obsolescence, and hence adversely affect our business and operating results.

FAILURE TO OPTIMIZE OUR MANUFACTURING POTENTIAL AND COST STRUCTURE COULD MATERIALLY INCREASE OUR OVERHEAD, CAUSING A DECLINE IN OUR MARGINS AND PROFITABILITY.

We strive to utilize the manufacturing capacity of our facilities fully but may not do so on a consistent basis. Our factory utilization is dependent on our success in accurately forecasting demand, predicting volatility, timing volume sales to our customers, balancing our productive resources with product mix, and planning manufacturing services for new or other products that we intend to produce. Demand for contract manufacturing of these products may not be as high as we expect, and we may fail to realize the expected benefit from our investment in our manufacturing facilities. Our profitability and operating results are also dependent upon a variety of other factors, including: utilization rates of manufacturing lines, downtime due to product changeover, impurities in raw materials causing shutdowns, and maintenance of contaminant-free operations. Failure to optimize our manufacturing potential and cost structure could materially and adversely affect our business and operating results.

Moreover, our cost structure is subject to fluctuations from inflationary pressures in China and other geographic regions where we conduct business. China is currently experiencing steady growth in its economy. This growth may lead to continued pressure on wages and salaries that may exceed increases in productivity. In addition, these may not be compensated for and may be exacerbated by currency movements.

WE FACE INTENSE COMPETITION, AND MANY OF OUR COMPETITORS HAVE SUBSTANTIALLY GREATER RESOURCES THAN WE HAVE. INCREASED COMPETITION FROM THESE COMPETITORS MAY REDUCE OUR REVENUES OR DECREASE OUR MARGINS, EITHER OR BOTH OF WHICH WOULD REDUCE OUR PROFITABILITY AND COULD IMPAIR CASH FLOW.

We operate in a competitive environment that is characterized by price deflation and technological change. We compete with several other domestic companies. Our major competitors are Yunnan Evergreen Aloe Biological Co., Ltd. and Taishan AGHG Aloe Products Co., Ltd. Our competitors may have greater market recognition and substantially greater financial, technical, marketing, distribution, purchasing, manufacturing, personnel and other resources than we do. Furthermore, some of our competitors have manufacturing and sales forces that are geographically diversified, allowing them to reduce transportation expenses, tariff costs and currency fluctuations for certain customers in markets where their facilities are located. Other emerging companies or companies in related industries may also increase their participation in the market, which would intensify competition in our markets. We might lose some of our current or future business to these competitors or be forced to reduce our margins to retain or acquire that business, which could decrease our revenues or slow our future revenue growth and lead to a decline in profitability.

WE DO NOT HAVE SUFFICIENT INSURANCE COVERAGE.

We do not have sufficient insurance to cover potential risks and liabilities. Insurance companies in China offer limited business insurance products. As a result, we may not be able to acquire any insurance for certain types of risks such as business liability or service disruption insurance for our operations in China, and our coverage may not be adequate to compensate for all losses that may occur, particularly with respect to loss of business or operations. We do not maintain property damage insurance, business interruption insurance or product liability insurance, nor do we maintain key-man life insurance. This could leave us exposed to potential claims and losses. Any business disruption, litigation, regulatory action, outbreak of epidemic disease or natural disaster could also expose us to substantial costs and diversion of resources. If we incur any loss, our business, financial condition and results of operations could be materially and adversely affected.

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WE MAY INCUR MATERIAL PRODUCT LIABILITY CLAIMS, WHICH COULD INCREASE OUR COSTS AND HARM OUR FINANCIAL CONDITION AND OPERATING RESULTS.

Although we have not had any product liability claims against us, it is possible that any product liability claims in the future could increase our costs, and adversely affect our revenues and operating income. As we do not maintain product liability insurance, we will be responsible to cover future product liability claims, thereby requiring us to pay substantial monetary damages and adversely affecting our business. Moreover, liability claims arising from a serious adverse event may increase our costs through higher insurance premiums and deductibles, and may make it more difficult to secure adequate insurance coverage in the future.

WE EXTEND CREDIT TO OUR CUSTOMERS AND MAY NOT BE ABLE TO COLLECT ALL RECEIVABLES DUE TO US, AND OUR INABILITY TO COLLECT SUCH RECEIVABLES MAY HAVE AN ADVERSE EFFECT ON OUR IMMEDIATE AND LONG-TERM LIQUIDITY.

We extend credit to our customers based on assessments of their financial circumstances, generally without requiring collateral. As of June 30, 2019, our accounts receivable was $1,216,625. We may also be unable to obtain satisfactory credit information or adequately secure the credit risk for all customers. The extension of credit presents an exposure to risk of uncollected receivables. Our inability to collect on these accounts may reduce on our immediate and long term liquidity.

THE GROWTH OF OUR BUSINESS DEPENDS ON OUR ABILITY TO FINANCE NEW PRODUCT INNOVATIONS AND THESE INCREASED COSTS MAY REDUCE OUR CASH FLOWS AND, IF THE PRODUCTS IN WHICH WE HAVE INVESTED FAIL, IT WOULD REDUCE OUR PROFITABILITY.

We operate in the consumer products industry, which is characterized by rapid change. New products appear with increasing frequency to supplant existing products. To capture increased market share, manufacturers are adopting a shorter product life cycle from a cosmetic, if not functional, standpoint, but those cosmetic changes generally have little if any direct effect on the products that the new designs incorporate. Technological advances, the introduction of new products, new designs and new manufacturing techniques could render our inventory obsolete, or it could shift demand into areas where we are not currently engaged. If we fail to adapt to those changing conditions in a timely and efficient manner, our revenues and profits would likely decline. To remain competitive, we must continue to incur significant costs in product research and development, marketing, equipment and facilities and to make capital investment. These costs may increase, resulting in greater fixed costs and operating expenses. Our future operating results will depend to a significant extent on our ability to continue to provide new products that compare favorably based on time to market, cost and performance with the design and manufacturing capabilities and competing third-party suppliers and technologies. Our failure to increase our net sales sufficiently to offset these increased costs would reduce our profitability.

CONSUMER PRODUCTS WE PRODUCE MAY CONTAIN DESIGN OR MANUFACTURING DEFECTS, WHICH COULD RESULT IN REDUCED DEMAND FOR OUR PRODUCTS AND END USER CLAIMS, CAUSING US TO SUSTAIN ADDITIONAL COSTS, LOSS OF BUSINESS REPUTATION AND LEGAL LIABILITY.

We manufacture health, beauty, nutritional, and pharmaceutical products, any of which may contain defects. Any defects in the products we manufacture, whether caused by a design, manufacturing, raw material or component failure or error, may result in returns, claims, delayed shipments to customers or reduced or cancelled customer orders. If these defects occur, we will incur additional costs, and if they occur in large quantity or frequently, we may sustain additional costs, loss of business reputation and legal liability. For example, in November 2016, consumerlab.com reported that the store brands of aloe products sold by three large U.S. retailers contained no aloe vera. Any claim, even if untrue, that our products are unsafe or impure could severely and adversely affect our sales and profitability.

WE COULD BECOME INVOLVED IN INTELLECTUAL PROPERTY DISPUTES, RESULTING IN SUBSTANTIAL COSTS AND DIVERSION OF OUR MANAGEMENT RESOURCES. SUCH DISPUTES COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS BY INCREASING OUR EXPENSES AND LIMITING THE RESOURCES THAT WE CAN DEVOTE TO EXPANSION OF OUR BUSINESS, EVEN IF WE ULTIMATELY PREVAIL.

We regard our trademarks, trade dress, copyrights, trade secrets, know-how, and similar intellectual property as critical to our success. Kaifeng Jufeel and its PRC subsidiaries currently possess 12 issued and 15 pending patents. If a third party infringes on any of these rights, we may need to devote significant time and financial resources to combat the infringement. We may not be successful in defending the patents involved in such a dispute.

In addition, a third-party may at any time assert that our products violate such party’s intellectual property rights. Successful intellectual property claims against us could result in significant financial liabilities and/or prevent us from selling certain of our products. In addition, the resolution of infringement claims may require us to redesign our products, to obtain licenses to use intellectual property belonging to third parties, which may not be attainable on reasonable terms, or to cease using the intellectual property altogether. Moreover, any intellectual property claim, regardless of its merits, could be expensive and time-consuming to defend against and could divert the attention of management. As a result, claims based on allegations of infringement or other violations of intellectual property rights, regardless of outcome, could have a material adverse effect on our business, financial condition and results of operations.

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OUR DISTRIBUTORS MAY DECIDE TO DESIGN AND/OR MANUFACTURE THE PRODUCTS THAT THEY CURRENTLY PURCHASE FROM US, WHICH MAY REDUCE OUR REVENUES AND PROFITS, AS WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY WITH THESE IN-HOUSE DEVELOPMENTS.

We have not entered into any non-compete or non-solicitation agreements with our customers or distributors. Our competitive position could also be adversely affected if one or more of our customers or distributors decide to manufacture their own products to compete with us. We may not be able to compete successfully with these in-house developments by our customers, that would tend to favor their in-house products over ours, even in cases where price and quality may not be comparable.

WE MAY DEVELOP NEW PRODUCTS THAT MAY NOT GAIN MARKET ACCEPTANCE, AND OUR SIGNIFICANT COSTS IN DESIGNING AND MANUFACTURING FOR NEW PRODUCTS MAY NOT RESULT IN SUFFICIENT REVENUE TO OFFSET THOSE COSTS OR TO PRODUCE PROFITS.

We operate in an industry characterized by frequent and rapid changes in consumer demand, the introduction of new products and new design and manufacturing technologies. As a result, we may need to expend funds and commit resources to research and development activities, possibly requiring additional engineering and other technical personnel; purchasing new design, production, and test equipment; and continually enhancing design and manufacturing processes and techniques. We may invest in equipment employing new production techniques for existing products and new equipment in support of new technologies that fail to generate adequate returns on the investment due to insufficient productivity, functionality or market acceptance of the products for which the equipment may be used. We could, therefore, incur significant sums in design and manufacturing services for new product solutions that do not result in sufficient revenue to make those investments profitable. Furthermore, customers may change or delay product introductions or terminate existing products without notice for any number of reasons unrelated to us, including lack of market acceptance for a product. Our future operating results will depend significantly on our ability to provide timely design and manufacturing services for new products that compete favorably with design and manufacturing capabilities and third party suppliers.

OUR MATERIALS SUPPLIERS MAY FAIL TO MEET OUR NEEDS, CAUSING US TO EXPERIENCE MANUFACTURING DELAYS, WHICH MAY HARM OUR RELATIONSHIPS WITH CURRENT OR PROSPECTIVE CUSTOMERS AND REDUCE SALES.

All the ingredients for our products, except for the aloe vera cultivated by us, are sourced from third party suppliers. We purchase a portion of our aloe vera from two unrelated third party cultivators in Hainan Province. We do not have long term supply contracts with our suppliers. This generally reduces our commitment risk, but also exposes us to supply risk and to price increases that we may not be able to pass to our customers. In our industry, at times, there are occasional material shortages. If we cannot obtain materials on a timely basis, we may experience manufacturing delays, which could harm our relationships with current or prospective customers and reduce sales. Moreover, some suppliers may offer preferential terms to our competitors, who may have greater buying power or leverage in negotiations. That would place us at a competitive disadvantage.

OUR FINANCIAL PERFORMANCE COULD BE HARMED IF COMPLIANCE WITH NEW ENVIRONMENTAL REGULATIONS BECOMES TOO BURDENSOME.

Although we believe that we comply with applicable Chinese government environmental laws, there is no assurance that we will comply consistently, as such laws and regulations or their interpretation and implementation change. Failure to comply with environmental regulation could result in the imposition of fines, suspension or halting of production or closure of manufacturing operations.

WE MAY NOT BE ABLE TO SECURE FINANCING NEEDED FOR FUTURE OPERATING NEEDS ON ACCEPTABLE TERMS, OR ON ANY TERMS AT ALL.

From time to time, we may seek additional equity or debt financing to provide the capital required to maintain or expand our design and production facilities and equipment and/or for working capital, as well as to repay outstanding loans if cash flow from operations is insufficient to do so. We cannot predict with certainty the timing or amount of any such capital requirements. If such financing is not available on satisfactory terms, we may be unable to expand our business or to develop new business at the rate desired.

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A DISRUPTION IN THE SUPPLY OF UTILITIES, FIRE OR OTHER CALAMITY AT ANY OF OUR ALOE VERA CULTIVATION FACILITIES OR MANUFACTURING FACILITIES WOULD LIKELY DISRUPT PRODUCTION AND ADVERSELY IMPACT OUR SALES.

We cultivate some of the aloe vera we use in our products at a large cultivation facility in Hainan Province. Additionally, we manufacture our products at production facilities located in Hainan and Jiangsu provinces in the PRC. While we have never experienced any calamities that have disrupted production, any disruption in the utilities at a manufacturing facility, any outbreak of plant diseases, any outbreak of fire, flood or other calamity resulting in significant damage at our facilities would adversely impact our production and would likely have a material adverse effect on our business, financial condition and results of operations.

FAILURE TO MANAGE GROWTH EFFECTIVELY COULD RESULT IN INEFFICIENCIES THAT COULD INCREASE OUR COSTS, REDUCING OUR PROFITABILITY.

We have increased the number of our manufacturing and design programs and intend to expand further the number and diversity of our programs. The number of locations where we manufacture may also increase. Our ability to manage our planned growth effectively will require us to:

•	Enhance quality control, operation, financial and management systems;
•	Expand facilities and equipment; and
•	Successfully hire, train and motivate additional employees, including the technical personnel necessary to operate our production facilities.

An expansion and diversification of our product range, manufacturing and sales will result in increases in our overhead and selling expenses. We may also be required to increase staffing and other expenses as well as expenditures on plant, equipment and property to meet the anticipated demand of our customers. Customers, however, generally do not commit to firm production schedules for more than a short time in advance. Any increase in expenditures in anticipation of future orders that do not materialize would adversely affect our profitability. Customers also may require rapid increases in design and production services that place an excessive short-term burden on our resources and reduce our profitability.

POTENTIAL STRATEGIC ALLIANCES MAY NOT ACHIEVE THEIR OBJECTIVES, WHICH COULD LEAD TO WASTED EFFORT OR INVOLVEMENT IN VENTURES THAT ARE NOT PROFITABLE AND COULD HARM OUR COMPANY’ S REPUTATION.

We may explore strategic alliances designed to enhance or complement our technology or to work in conjunction with our technology, increase our manufacturing capacity, provide additional know-how, components or supplies, and develop, introduce and distribute products and services utilizing our technology and know-how. Any strategic alliances we enter into in the future may not achieve their strategic objectives, and parties to our strategic alliances may not perform as contemplated. As a result, the alliances themselves may run at a loss, which would reduce our profitability, and if the products or customer service provided by such alliances were of inferior quality, our reputation in the marketplace could be harmed, affecting our existing and future customer relationships.

WE MAY NOT BE ABLE TO RETAIN, RECRUIT AND TRAIN ADEQUATE MANAGEMENT AND PRODUCTION PERSONNEL. WE RELY HEAVILY ON THOSE PERSONNEL TO HELP DEVELOP AND EXECUTE OUR BUSINESS PLANS AND STRATEGIES, AND IF WE LOSE SUCH PERSONNEL, IT WOULD REDUCE OUR ABILITY TO OPERATE EFFECTIVELY.

Our success has depended, and will continue to depend, to a large extent, on our ability to attract and retain senior executives who possess extensive knowledge, experience and managerial skill applicable to our business. Our founder, President, and Chairman Mr. Rongxuan Zhang (“Mr. Zhang”) especially plays a critical role in our operations and the development of our new products. Accordingly, significant leadership changes or executive management transitions involve inherent risk and any failure to ensure the effective transfer of knowledge and a smooth transition could hinder our strategic planning, execution and future performance. In addition, from time to time, key executive personnel leave our Company and we may not be successful in attracting, integrating and retaining the personnel required to grow and operate our business profitably. While we strive to mitigate the negative impact associated with the loss of a key executive employee, an unsuccessful transition or loss could significantly disrupt our operations and could have a material adverse effect on our business, financial condition and results of operations.

In addition, our continued operations are dependent upon our ability to identify and recruit adequate management and production personnel in China. We require trained graduates of varying levels and experience and a flexible work force of semi-skilled operators. Many of our current employees come from the more remote regions of China as they are attracted by the wage differential and prospects afforded by the provinces in which we operate. With the current economic growth in China, competition for qualified personnel is substantial, and there can be no guarantee that a favorable employment climate will continue and that wage rates we must offer to attract qualified personnel will enable us to remain competitive in China and internationally. Inability to attract such personnel may or the increased cost of doing so could reduce our competitive advantage relative to other agricultural or consumer products producers, reducing or eliminating our growth in revenues and profits.

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WE ARE SUBJECT TO THE RISK OF NATURAL DISASTERS.

Our business significantly depends on our ability to grow and harvest aloe vera plants. These plants can be readily damaged by harsh weather, by disease, and by pests. If our aloe vera plants are destroyed by drought, flood, storm, blight, or the other perils of farming, we will not be able to meet the demands of our manufacturing facility, which will then become inefficient and unprofitable. In addition, if we are unable to produce sufficient products due to the lack of raw material of aloe vera to meet demand, our distribution network is likely to atrophy. This would result in an immediate loss of income and could also have a long term negative effect on our ability to grow our business.

WE HAVE IDENTIFIED MATERIAL WEAKNESSES IN OUR INTERNAL CONTROL OVER FINANCIAL REPORTING AS OF DECEMBER 31, 2018. IF WE FAIL TO DEVELOP OR MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROLS, WE MAY NOT BE ABLE TO ACCURATELY REPORT OUR FINANCIAL RESULTS OR PREVENT FRAUD. AS A RESULT, CURRENT AND POTENTIAL STOCKHOLDERS COULD LOSE CONFIDENCE IN OUR FINANCIAL REPORTING, WHICH WOULD HARM OUR BUSINESS AND THE TRADING PRICE OF OUR SECURITIES.

In connection with the audit of our consolidated financial statements for the years ended December 31, 2018 and 2017, our management concluded that the Company had material weaknesses in its internal controls because i) the Company lacked the key monitoring mechanisms such as internal audit department to oversee and monitor Company’s risk management, business strategies and financial reporting procedures, and did not have adequately designed and documented management review controls to properly detect and prevent certain accounting errors and omitted disclosures in the footnotes to the consolidated financial statements; ii) the Company lacked sufficient resources with US GAAP and SEC reporting experience in its accounting department to provide accurate information on a timely manner; iii) the Company lacked proper internal control on warehouse and inventory management; iv) the Company's internal controls over related party transactions needed to be better implemented so that all related party transactions are properly reflected; v) the Company lacked controls over communications and document retention between its accounting and business departments and between the parent company and its subsidiaries; vi) the Company lacked controls over accurately capturing payments made to vendors; and vii) the Company lacked controls over accurately capturing documenting transactions on credit facilities. As defined under standards established by the Public Company Accounting Oversight Board, a material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim consolidated financial statements will not be prevented or detected on a timely basis. Our management has addressed the material weaknesses of item i) by hiring a Chief Financial Officer with US GAPP and SEC reporting experience, and item ii) by setting up a policy for document retention. Management plans to adopt further plans to remediate the remaining material weaknesses, although there can be no assurance that such plans, when enacted, will be successful.

Management continues to review and assess our internal controls to ensure we have adequate internal financial and accounting controls. However, any failure to maintain or implement required new or improved controls, or any difficulties we encounter in their implementation, could result in additional material weaknesses, and cause us to fail to meet our periodic reporting obligations or result in material misstatements in our financial statements. Any such failure could also adversely affect the results of periodic management evaluations regarding the effectiveness of our internal control over financial reporting that are required under Section 404 of the Sarbanes-Oxley Act with respect to periodic reports that we will file. The existence of a material weakness could result in errors in our financial statements that could cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information which may lead to a decline in our stock price.

CYBERSECURITY BREACHES AND OTHER DISRUPTIONS COULD COMPROMISE OUR INFORMATION, RESULT IN THE UNAUTHORIZED DISCLOSURE OF CONFIDENTIAL CUSTOMER, EMPLOYEE, COMPANY AND/OR BUSINESS PARTNERS’ INFORMATION, DAMAGE OUR REPUTATION, AND EXPOSE US TO LIABILITY, WHICH COULD NEGATIVELY IMPACT OUR BUSINESS.

In the ordinary course of our business, we collect, process, and store sensitive and confidential data, including our proprietary business information and that of our customers, suppliers and business partners, in our data centers and on our networks. The secure processing, maintenance, and transmission of this information is critical to our operations. We rely on commercially available systems, software, tools, and monitoring to provide security for processing, transmission, and storage of confidential information. Despite the security measures we have in place and continual vigilance in regard to the protection of sensitive information, our systems and those of our third-party service providers may be vulnerable to security breaches, attacks by hackers, acts of vandalism, computer viruses, misplaced or lost data, human errors, or other similar events. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost, or stolen. Any such access, disclosure, or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, disrupt our operations, damage our reputation, and cause a loss of confidence in our business, products, and services, which could adversely affect our business, financial condition, profitability, and cash flows.

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WE ARE SUBJECT TO RISKS RELATING TO OUR INFORMATION TECHNOLOGY SYSTEMS, AND ANY FAILURE TO ADEQUATELY PROTECT OUR CRITICAL INFORMATION TECHNOLOGY SYSTEMS OR ANY MATERIAL DISRUPTION OF OUR INFORMATION SYSTEMS COULD NEGATIVELY IMPACT FINANCIAL RESULTS AND MATERIALLY ADVERSELY AFFECT OUR BUSINESS OPERATIONS, PARTICULARLY DURING THE HOLIDAY SEASON.

We are increasingly dependent on a variety of information systems, including management, supply chain and financial information, and various other processes and transactions, to effectively manage our business. We have also identified the need to expand and upgrade our information systems to support historical and expected future growth. The failure of our information systems to perform as designed or breaches of security could have an adverse effect on our business and results of our operations. Any material disruption of our systems could disrupt our ability to track, record, and analyze the merchandise that we sell and could cause delays or cancellation of customer orders or impede the manufacture or shipment of products, the processing of transactions, our ability to receive and process e-commerce orders, and/or the reporting of financial results.

USE OF SOCIAL MEDIA MAY ADVERSELY IMPACT OUR REPUTATION.

There has been a substantial increase in the use of social media platforms, including blogs, social media websites, and other forms of internet-based and mobile communications, which allow individuals access to a broad audience of consumers and other interested persons. Negative commentary regarding us or the products we sell may be posted on social media platforms and similar devices at any time and may be adverse to our reputation or business. Customers value readily available information and often act on such information without further investigation and without regard to its accuracy or source. The harm may be immediate without affording us an opportunity for redress or correction.

We also use social media platforms as marketing tools. As laws and regulations rapidly evolve to govern the use of these platforms, the failure by us, our employees, or third parties acting at our direction to abide by applicable laws and regulations in the use of these platforms could adversely impact our business, financial condition, profitability, and cash flows.

Risks Related to Our Common Stock

OUR COMMON STOCK IS CURRENTLY QUOTED ON THE OVER-THE-COUNTER PINK OPEN MARKET THAT MAY HAVE AN UNFAVORABLE IMPACT ON OUR STOCK PRICE AND LIQUIDITY.

Our Common Stock is quoted Over-the-Counter on the OTC Pink Open Market. The OTC Pink Open Market is a significantly more limited market than established trading markets such as the New York Stock Exchange or the Nasdaq Stock Market. The quotation of our shares on the OTC Pink Open Market may result in a less liquid market available for existing and potential shareholders to trade shares of our Common Stock, could depress the trading price of our Common Stock and could have a long-term adverse impact on our ability to raise capital in the future. We plan to list our Common Stock on the OTCQX Best Market as soon as practicable. However, we cannot assure you that we could meet the initial listing standards of any stock exchange, or that we could maintain any such listing.

OUR STOCK HAS HISTORICALLY HAD A LIMITED MARKET WITH NO TRADES IN THE PAST TWO YEARS. EVEN IF AN ACTIVE TRADING MARKET FOR OUR COMMON STOCK DOES DEVELOP, TRADING PRICES MAY BE VOLATILE.

An investment in our company will likely require a long-term commitment, with no certainty of return. There is currently no public market for our Common Stock and there is no guarantee that any trading market will develop in the near future or at all. In the absence of an active trading market:

•	investors will likely have difficulty buying and selling or obtaining market quotations;
•	market visibility for shares of our Common Stock will likely be limited; and
•	a lack of visibility for shares of our Common Stock will likely have a depressive effect on the market price for shares of our Common Stock.

Even if a trading market develops, the volume and market price of the shares of Common Stock may be volatile due to factors that may not be indicative of future market performance. Consequently, the market price of the Common Stock may vary greatly. If an active market for the Common Stock develops, there is a significant risk that the stock price may fluctuate dramatically in the future in response to any of the following factors, some of which are beyond our control:

•	variations in our quarterly operating results;
•	announcements that our revenue or income/loss levels are below analysts’ expectations;
•	general economic slowdowns;
•	changes in market valuations of similar companies;
•	announcements by us or our competitors of significant contracts;
•	acquisitions, strategic partnerships, joint ventures or capital commitments;
•	political factors; and
•	U.S. and economic and market conditions.

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WE ARE AN “EMERGING GROWTH COMPANY,” AND ANY DECISION ON OUR PART TO COMPLY WITH CERTAIN REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “Jobs Act”) enacted in April 2012, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, not being required to comply with any new requirements adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, not being required to comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the Securities and Exchange Commission (the “SEC”) determines otherwise, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We could remain an emerging growth company until the earliest of: (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. We cannot predict if investors will find our Common Stock less attractive if we choose to rely on these exemptions. If some investors find our Common Stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our Common Stock and our stock price may be more volatile. Further, as a result of these scaled regulatory requirements, our disclosure may be more limited than that of other public companies and you may not have the same protections afforded to shareholders of such companies.

SALES BY OUR PRINCIPAL SHAREHOLDER OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK IN THE PUBLIC MARKET COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

A large number (18,892,943, or 67.4%) of our outstanding shares of Common Stock are held by our President, Chief Executive Officer, Director, Mr. Zhang. If Mr. Zhang were to decide to sell a large number of shares over a short period of time, such sales could cause the market price of the Common Stock to decline.

OUR OFFICERS AND DIRECTORS MAY HAVE A CONFLICT OF INTEREST WITH THE MINORITY SHAREHOLDERS AT SOME TIME IN THE FUTURE BECAUSE THE MAJORITY OF OUR SHARES OF COMMON STOCK ARE OWNED BY OUR PRESIDENT, CHIEF EXECUTIVE OFFICER, AND DIRECTOR. THUS, THE OTHER SHAREHOLDERS MAY NOT BE ABLE TO INFLUENCE OR CONTROL THE COMPANY’S BOARD OF DIRECTORS, OR MANAGEMENT’S DECISION MAKING.

As of the date of this prospectus, Rongxuan Zhang, our President, Chief Executive Officer, and Director, beneficially owns, either directly or through entities controlled by him, a majority or approximately 67.4% of our outstanding Common Stock. Mr. Zhang’s interests may not always be the same as those of our minority shareholders. Where those conflicts of interests exist, our shareholders will be dependent upon Mr. Zhang exercising, in a manner fair to all our shareholders, his fiduciary duties as an officer and/or director. Morever, Mr. Zhang can control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all our assets, amendments to our Articles of Incorporation and the election of directors. This concentration of ownership may also delay, defer, or prevent a change of control of the Company, that may be disadvantageous to minority shareholders.

BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR SHAREHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. Unless we pay dividends, our shareholders will not be able to receive a return on their shares unless they sell them. There is no assurance that shareholders will be able to sell shares when desired or at the prices they wish to sell.

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IF WE ISSUE AND SELL ADDITIONAL SHARES OF OUR COMMON STOCK IN THE FUTURE, OUR EXISTING STOCKHOLDERS WILL BE DILUTED AND OUR STOCK PRICE COULD FALL.

Our articles of incorporation authorize the issuance of an unlimited number of shares of common stock. We may adopt a stock incentive plan in the future and reserve a large number of shares for issuance thereunder our stock incentive plan. As a result, we have a large number of shares of common stock that are authorized for issuance and are not outstanding, and could be issued at the discretion of our board of directors. We expect to seek additional financing in the future in order to fund our operations, and if we issue additional shares of common stock or securities convertible into common stock, our existing stockholders will be diluted. Our board of directors may also choose to issue shares of our common stock or securities convertible into or exercisable for our common stock to acquire assets or companies, for compensation to employees, officers, directors, consultants and advisors, to fund capital expenditures and to enter into strategic partnerships. Additionally, shares of common stock could be issued for anti-takeover purposes or to delay or prevent changes in control or management of the Company. Our board of directors may determine to issue shares of our common stock on terms that our stockholders do not believe enhance stockholder value, or that may ultimately have an adverse effect on our business or the trading price of our common stock. Further, the issuance of any such shares may cause further dilution to the ownership interest of our current stockholders, reduce the book value per share of our common stock and may contribute to a reduction in the market price for our common stock.

OUR PRIOR ISSUANCES OF SHARES OF COMMON STOCK WERE INTENDED TO BE MADE PURSUANT TO AN EXEMPTION FROM REGISTRATION.

In September and October of 2017, the Company issued a total of 27,830,000 shares of Common Stock to certain officers, employees, consultants, cooperation partners and service providers of the Company. These issuances were intended to have been made in reliance upon the private placement exemption from registration with the SEC provided by Sections 4(a)(2) of the Securities Act, and/or Regulation S promulgated thereunder for the recipients who are not U.S. Persons as defined in Regulation S. However, reliance upon these exemptions is highly technical and should not be viewed as a guarantee that such exemptions are indeed available. If for any reason the private placement exemption is not available for the prior issuances, and no other exemption from registration is found to be available, any prior issuances of shares of Common Stock would be deemed to have been made in violation of the applicable laws, thus requiring registration of such securities. As a remedy for such a violation, each investor would have the right to rescind its purchase and to have its full investment returned. If an investor requests return of its investment, it is possible that funds would not be available to us for that purpose, and that liquidation of us may be required. Any refunds made would reduce funds available to us for our operations. A significant number of requests for rescission would probably leave us without funds sufficient to respond to such requests or to proceed successfully with our activities.

Risks Relating to Doing Business in China

CHANGES IN THE POLITICAL AND ECONOMIC POLICIES OF THE PRC GOVERNMENT MAY MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS AND MAY RESULT IN OUR INABILITY TO SUSTAIN OUR GROWTH AND EXPANSION STRATEGIES.

Most of our operations are conducted in the PRC and substantially all our revenue is sourced from the PRC. Accordingly, our financial condition and results of operations are affected to a significant extent by economic, political and legal developments in the PRC.

The PRC economy differs from the economies of most developed countries in many respects, including the extent of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China are still owned by the government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, regulating financial services and institutions and providing preferential treatment to particular industries or companies.

While the PRC economy has experienced significant growth in the past three decades, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall PRC economy, but may also have a negative effect on us. Our financial condition and results of operation could be materially and adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. In addition, the PRC government has implemented in the past certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity, which in turn could lead to a reduction in demand for our services and consequently have a material adverse effect on our businesses, financial condition and results of operations.

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THERE ARE UNCERTAINTIES REGARDING THE INTERPRETATION AND ENFORCEMENT OF PRC LAWS, RULES AND REGULATIONS.

Most of our operations are conducted in the PRC, and are governed by PRC laws, rules and regulations. Our PRC subsidiaries are subject to laws, rules and regulations applicable to foreign investment in China. The PRC legal system is a civil law system based on written statutes. Unlike the common law system in the U.S., prior court decisions may be cited for reference, but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws, rules and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, China has not developed a fully integrated legal system, and recently enacted laws, rules and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to significant degrees of interpretation by PRC regulatory agencies. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the nonbinding nature of such decisions, and because the laws, rules and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the occurrence of the violation.

Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered and could materially and adversely affect our business, financial condition and results of operations.

For additional information regarding some of the PRC laws and regulations that we are subject to, see the section of “Compliance with Government Regulation” in this registration statement.

IF THE PRC GOVERNMENT FINDS THAT THE CONTRACTUAL ARRANGEMENTS IN RELATION TO OUR VARIABLE INTEREST ENTITIES DO NOT COMPLY WITH PRC GOVERNMENTAL RESTRICTIONS ON FOREIGN INVESTMENT, OR IF THESE REGULATIONS OR THE INTERPRETATION OF EXISTING REGULATIONS CHANGES IN THE FUTURE, WE COULD BE SUBJECT TO PENALTIES OR BE FORCED TO RELINQUISH OUR INTERESTS IN THOSE OPERATIONS.

Foreign ownership of certain types of businesses is subject to restrictions under applicable PRC laws, rules and regulations. All of our revenue during 2017 and 2018, and the six months ended June 30, 2019, was generated by Kaifeng Jufeel’s PRC incorporated variable interest entities. These variable interest entities are owned by PRC citizens who are our founders or senior employees or by PRC entities owned by such PRC citizens, or the variable interest entity equity holders, with whom we have contractual arrangements. The contractual arrangements give us effective control over each of the variable interest entities and enable us to obtain substantially all the economic benefits arising from the variable interest entities as well as consolidate the financial results of the variable interest entities in our results of operations. Although the structure we have adopted is consistent with longstanding industry practice, and is commonly adopted by comparable companies in China, the PRC government may not agree that these arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future.

It is uncertain whether any new PRC laws, rules or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. If we or any of our variable interest entities are found to be in violation of any existing or future PRC laws, rules or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures, including revoking the business and operating licenses of our PRC subsidiaries or the variable interest entities, requiring us to discontinue or restrict our operations, restricting our right to collect revenue, blocking one or more of our websites, requiring us to restructure our operations or taking other regulatory or enforcement actions against us. The imposition of any of these measures could result in a material adverse effect on our ability to conduct all or any portion of our business operations. In addition, it is unclear what impact the PRC government actions would have on us and on our ability to consolidate the financial results of any of our variable interest entities in our consolidated financial statements, if the PRC government authorities were to find our legal structure and contractual arrangements to be in violation of PRC laws, rules and regulations. If the imposition of any of these government actions causes us to lose our right to direct the activities of any of our material variable interest entities or otherwise separate from any of these entities and if we are not able to restructure our ownership structure and operations in a satisfactory manner, we would no longer be able to consolidate the financial results of our variable interest entities in our consolidated financial statements. Any of these events would have a material adverse effect on our business, financial condition and results of operations.

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SUBSTANTIAL UNCERTAINTIES EXIST WITH RESPECT TO THE INTERPRETATION AND IMPLEMENTATION OF THE 2019 PRC FOREIGN INVESTMENT LAW AND HOW IT MAY IMPACT THE VIABILITY OF OUR CURRENT CORPORATE STRUCTURE, CORPORATE GOVERNANCE AND BUSINESS OPERATIONS.

In March 2019, the National People’s Congress passed the PRC Foreign Investment Law, which will become effective as of January 1, 2020. The PRC Foreign Investment Law, when it takes effect, will replace the Law on Sino-Foreign Equity Joint Ventures, the Laws on Sino-Foreign Contractual Joint Ventures and the Law on Foreign-Capital Enterprises to become the legal foundation for foreign investment in the PRC.

While the PRC Foreign Investment Law stipulates certain forms of foreign investment, it does not explicitly stipulate the variable interest entity structure as a form of foreign investment. Notwithstanding the foregoing, the PRC Foreign Investment Law stipulates that foreign investment includes “foreign investors investing in China through any other methods under laws, administrative regulations, or provisions prescribed by the State Council”. Therefore, it is possible that future laws, administrative regulations, or provisions prescribed by the State Council may stipulate the variable interest entity structure as a form of foreign investment, in which case it is uncertain whether our contractual arrangements will be recognized as foreign investment, whether our contractual arrangements will be deemed to be in violation of the foreign investment access requirements and whether any further actions shall be taken to our contractual arrangements.

If our contractual arrangements are regarded as invalid and illegal, or if we are not able to complete any actions that might be required to prevent them from being regarded as invalid or illegal, we would not be able to (i) continue our business in China through our contractual arrangements with our variable interest entities and their subsidiaries, (ii) receive the economic benefits of our variable interest entities and their subsidiaries under such contractual arrangements, or (iii) consolidate the financial results of our variable interest entities and their subsidiaries. Were this to occur, our results of operations and financial condition would be materially and adversely affected and the market price of our ADSs would decline.

In addition, the PRC Foreign Investment Law, when it takes effect, may also materially impact our corporate governance practices and increase our compliance costs. For example, the PRC Foreign Investment Law imposes certain information reporting requirements on foreign investors or the applicable foreign investment entities, for which the detailed implementation rules have not been issued yet.

This risk factor is being reviewed by PRC counsel.

OUR CONTRACTUAL ARRANGEMENTS MAY NOT BE AS EFFECTIVE IN PROVIDING CONTROL OVER THE VARIABLE INTEREST ENTITIES AS DIRECT OWNERSHIP.

We rely on contractual arrangements with our variable interest entities to operate part of our businesses in China where foreign investment in certain businesses is restricted or prohibited. For a description of these contractual arrangements, see “INFORMATION WITH RESPECT TO OUR BUSINESS – The Business – Our History and Corporate Structure — Contractual Arrangements among Our Wholly-foreign Owned Enterprises, Variable Interest Entities and the Variable Interest Entity Equity Holders.” These contractual arrangements may not be as effective as direct ownership in providing us with control over our variable interest entities.

If we had direct ownership of the variable interest entities, we could exercise our rights as an equity holder directly to effect changes in the boards of directors of those entities, which could effect changes at the management and operational level. Under our contractual arrangements, we may not be able to directly change the members of the boards of directors of these entities and would have to rely on the variable interest entities and the variable interest entity equity holders to perform their obligations to exercise our control over the variable interest entities. The variable interest entity equity holders may have conflicts of interest with us or our shareholders, and they may not act in the best interests of our company or may not perform their obligations under these contracts. For example, our variable interest entities and their respective equity holders could breach their contractual arrangements with us by, among other things, failing to conduct their operations, including maintaining our websites and using our domain names and trademarks which the relevant variable interest entities have exclusive rights to use, in an acceptable manner or taking other actions that are detrimental to our interests. Pursuant to the call option, we may replace the equity holders of the variable interest entities at any time pursuant to the contractual arrangements. However, if any equity holder is uncooperative and any dispute relating to these contracts or the replacement of the equity holders remains unresolved, we will have to enforce our rights under the contractual arrangements through the operations of PRC law and arbitral or judicial agencies, which may be costly and time-consuming and will be subject to uncertainties in the PRC legal system. See “Risk Factors — Any failure by our variable interest entities or their equity holders to perform their obligations under the contractual arrangements would have a material adverse effect on our business, financial condition and results of operations.” Consequently, the contractual arrangements may not be as effective in ensuring our control over the relevant portion of our business operations as direct ownership.

ANY FAILURE BY OUR VARIABLE INTEREST ENTITIES OR THEIR EQUITY HOLDERS TO PERFORM THEIR OBLIGATIONS UNDER THE CONTRACTUAL ARRANGEMENTS WOULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

If our variable interest entities or their equity holders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. We have entered into call option agreements and equity pledge agreements with respect to each variable interest entity to secure certain obligations of such variable interest entity or its equity holders to us under the contractual arrangements. However, the enforcement of such agreements through arbitral or judicial agencies may be costly and time-consuming and will be subject to uncertainties in the PRC legal system.

In addition, although the terms of the contractual arrangements provide that they will be binding on the successors of the variable interest entity equity holders, as those successors are not a party to the agreements, it is uncertain whether the successors in case of the death, bankruptcy or divorce of a variable interest entity equity holder will be subject to or will be willing to honor the obligations of such variable interest entity equity holder under the contractual arrangements. If the relevant variable interest entity or its equity holder (or its successor), as applicable, fails to transfer the shares of the variable interest entity according to the respective call option agreement or equity pledge agreement, we would need to enforce our rights under the call option agreement or equity pledge agreement, which may be costly and time-consuming and may not be successful.

The contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration or court proceedings in China. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. Moreover, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a variable interest entity should be interpreted or enforced under PRC law, and as a result it may be difficult to predict how an arbitration panel or court would view such contractual arrangements. As a result, uncertainties in the PRC legal system could limit our ability to enforce the contractual arrangements. Under PRC law, if the losing parties fail to carry out the arbitration awards or court judgments within a prescribed time limit, the prevailing parties may only enforce the arbitration awards or court judgments in PRC courts, which would require additional expense and delay. If we cannot enforce the contractual arrangements, we may not be able to exert effective control over the variable interest entities, and our ability to conduct our business, as well as our financial condition and results of operations, may be materially and adversely affected.

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WE MAY LOSE THE ABILITY TO USE, OR OTHERWISE BENEFIT FROM, THE LICENSES, APPROVALS AND ASSETS HELD BY OUR VARIABLE INTEREST ENTITIES, WHICH COULD SEVERELY DISRUPT OUR BUSINESS, RENDER US UNABLE TO CONDUCT SOME OR ALL OUR BUSINESS OPERATIONS AND CONSTRAIN OUR GROWTH.

Although the significant majority of our revenues are generated, and the significant majority of our operational assets are held, by our wholly-foreign owned enterprises, which are our subsidiaries, our variable interest entities hold licenses and approvals and assets that are necessary for our business operations, as well as equity interests in a series of our portfolio companies, to which foreign investments are typically restricted or prohibited under applicable PRC law. The contractual arrangements contain terms that specifically obligate variable interest entity equity holders to ensure the valid existence of the variable interest entities and restrict the disposal of material assets of the variable interest entities. However, in the event the variable interest entity equity holders breach the terms of these contractual arrangements and voluntarily liquidate our variable interest entities, or any of our variable interest entities declares bankruptcy and all or part of its assets become subject to liens or rights of third-party creditors, or are otherwise disposed of without our consent, we may be unable to conduct some or all of our business operations or otherwise benefit from the assets held by the variable interest entities, which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, if any of our variable interest entities undergoes a voluntary or involuntary liquidation proceeding, its equity holders or unrelated third-party creditors may claim rights to some or all the assets of such variable interest entity, thereby hindering our ability to operate our business as well as constrain our growth.

THE EQUITY HOLDERS, DIRECTORS AND EXECUTIVE OFFICERS OF THE VARIABLE INTEREST ENTITIES, AS WELL AS OUR EMPLOYEES WHO EXECUTE OTHER STRATEGIC INITIATIVES MAY HAVE POTENTIAL CONFLICTS OF INTEREST WITH OUR COMPANY.

PRC laws provide that a director and an executive officer owes a fiduciary duty to the company he or she directs or manages. The directors and executive officers of the variable interest entities, including Rongxuan Zhang, our founder and executive chairman, must act in good faith and in the best interests of the variable interest entities and must not use their respective positions for personal gain. On the other hand, as a director of our company, Mr. Zhang has a duty of care and loyalty to our company and to our shareholders under Wyoming law. We control our variable interest entities through contractual arrangements and the business and operations of our variable interest entities are closely integrated with the business and operations of our subsidiaries. Nonetheless, conflicts of interests for these individuals may arise due to dual roles both as directors and executive officers of the variable interest entities and as directors or employees of our Company, and may also arise due to dual roles both as variable interest entity equity holders and as directors or employees of our company.

We cannot assure you that these individuals will always act in the best interests of our Company should any conflicts of interest arise, or that any conflicts of interest will always be resolved in our favor. We also cannot assure you that these individuals will ensure that the variable interest entities will not breach the existing contractual arrangements. If we cannot resolve any such conflicts of interest or any related disputes, we would have to rely on legal proceedings to resolve these disputes and/or take enforcement action under the contractual arrangements. There is substantial uncertainty as to the outcome of any such legal proceedings. See “Risk Factors - Any failure by our variable interest entities or their equity holders to perform their obligations under the contractual arrangements would have a material and adverse effect on our business, financial condition and results of operations.”

THE CONTRACTUAL ARRANGEMENTS WITH OUR VARIABLE INTEREST ENTITIES MAY BE SUBJECT TO SCRUTINY BY THE PRC TAX AUTHORITIES. ANY ADJUSTMENT OF RELATED PARTY TRANSACTION PRICING COULD LEAD TO ADDITIONAL TAXES, AND THEREFORE SUBSTANTIALLY REDUCE OUR CONSOLIDATED NET INCOME AND THE VALUE OF YOUR INVESTMENT.

The tax regime in China is rapidly evolving and there is significant uncertainty for taxpayers in China as PRC tax laws may be interpreted in significantly different ways. The PRC tax authorities may assert that we or our subsidiaries or the variable interest entities or their equity holders owe and/or are required to pay additional taxes on previous or future revenue or income. Under applicable PRC laws, rules and regulations, arrangements and transactions among related parties, such as the contractual arrangements with our variable interest entities, may be subject to audit or challenge by the PRC tax authorities. If the PRC tax authorities determine that any contractual arrangements were not entered into on an arm’s length basis and therefore constitute a favorable transfer pricing, the PRC tax liabilities of the relevant subsidiaries and/or variable interest entities and/or variable interest entity equity holders could be increased, which could increase our overall tax liabilities. In addition, the PRC tax authorities may impose late payment interest. Our net income may be materially reduced if our tax liabilities increase.

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IF CHINA DOES NOT CONTINUE ITS POLICY OF ECONOMIC REFORMS, IT COULD, AMONG OTHER THINGS, RESULT IN AN INCREASE IN TARIFFS AND TRADE RESTRICTIONS ON PRODUCTS WE PRODUCE OR SELL OUTSIDE OF CHINA, MAKING OUR PRODUCTS LESS ATTRACTIVE AND POTENTIALLY REDUCING OUR REVENUES AND PROFITS.

The PRC government has been reforming its economic system since the late 1970s. The PRC economy has historically been a nationalistic, “planned economy,” meaning it has functioned and produced according to governmental plans and pre-set targets or quotas. However, in recent years, the PRC government has implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership in business enterprises. Although we believe that the changes adopted by the PRC government have had a positive effect on the economic development of China, additional changes still need to be made. For example, a substantial portion of productive assets in China are still owned by the PRC government. Additionally, the government continues to play a significant role in regulating industrial development. We cannot predict the timing or extent of any future economic reforms that may be proposed, but should they occur, they could reduce our operating flexibility or require us to divert our efforts to products or ventures that are less profitable than those we would elect to pursue on our own.

A recent positive economic change has been China’s entry into the World Trade Organization, the global international organization dealing with the rules of trade between nations. It is believed that China’s entry will ultimately result in a reduction of tariffs for industrial products, a reduction in trade restrictions and an increase in trading with the United States. However, China has not fully complied with all its WTO obligations to date, including fully opening its markets to American goods and easing the current trade imbalance between the two countries. If actions are not taken to rectify these problems, trade relations between the United States and China may be strained, and this may have a negative impact on China’s economy and our business by leading to the imposition of trade barriers on items that incorporate our products, which would reduce our revenues and profits.

BECAUSE CHINESE LAW GOVERNS ALMOST ALL OUR MATERIAL AGREEMENTS, WE MAY NOT BE ABLE TO ENFORCE OUR LEGAL RIGHTS WITHIN CHINA OR ELSEWHERE, WHICH COULD RESULT IN A SIGNIFICANT LOSS OF BUSINESS, BUSINESS OPPORTUNITIES, OR CAPITAL.

Chinese law governs almost all our material agreements. We cannot assure you that we will be able to enforce any of our material agreements or that remedies will be available outside of China. The system of laws and the enforcement of existing laws in China may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

YOU MAY EXPERIENCE SIGNIFICANT DIFFICULTIES IN EFFECTING SERVICE OF LEGAL PROCESS, ENFORCING FOREIGN JUDGMENTS OR BRINGING ORIGINAL ACTIONS IN CHINA AGAINST US OR OUR MANAGEMENT BASED ON UNITED STATES OR OTHER FOREIGN LAWS.

Substantially all our assets are located outside of the United States and all of our officers and directors reside outside of the United States. As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws. Moreover, we have been advised that China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, it is unclear if extradition treaties now in effect between the United States and China would permit effective enforcement of criminal penalties of the Federal securities laws.

IMPOSITION OF TRADE BARRIERS AND TAXES MAY REDUCE OUR ABILITY TO DO BUSINESS INTERNATIONALLY, AND THE RESULTING LOSS OF REVENUE COULD HARM OUR PROFITABILITY.

We may experience barriers to conducting business and trade in our targeted emerging markets in the form of delayed customs clearances, customs duties and tariffs. In addition, we may be subject to repatriation taxes levied upon the exchange of income from local currency into foreign currency, substantial taxes of profits, revenues, assets and payroll, as well as value-added tax. The markets in which we plan to operate may impose onerous and unpredictable duties, tariffs and taxes on our business and products, and there can be no assurance that this will not reduce the level of sales that we achieve in such markets, which would reduce our revenues and profits.

IF RELATIONS BETWEEN THE UNITED STATES AND CHINA WORSEN, INVESTORS MAY BE UNWILLING TO HOLD OR BUY OUR STOCK AND OUR STOCK PRICE MAY DECREASE.

At various times in recent years, the United States and China have had significant disagreements over political and economic issues. Controversies may arise in the future between the two countries. Any political or trade controversies between the United States and China, whether or not directly related to our business, could reduce the price of our common stock.

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THE IMPACT OF POTENTIAL CHANGES IN CUSTOMS AND TRADE POLICIES AND TARIFFS IMPOSED BY THE U.S. AND THOSE IMPOSED IN RESPONSE BY OTHER COUNTRIES, INCLUDING CHINA, AS WELL AS RAPIDLY CHANGING TRADE RELATIONS, COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS AND RESULTS OF OPERATIONS.

The U.S. government in recent years has made proposals that are intended to address trade imbalances, which include encouraging increased production in the United States. These proposals could result in increased customs duties and the renegotiation of some U.S. trade agreements. Changes in U.S. and foreign governments’ trade policies have resulted and may continue to result in tariffs on imports into, and exports from, the U.S. Throughout 2018 and 2019, the U.S. imposed tariffs on imports from several countries, including China. In response, China has proposed or implemented its own tariffs on certain exports from the U.S. into China. Because we mainly our business in China through our subsidiaries and VIE arrangements, potential reductions in trade with China and diminished relationships between China and the U.S., as well as the continued escalation of tariffs, could have a material adverse effect on our business and results of operations.

THERE CAN BE NO GUARANTEE THAT CHINA WILL COMPLY WITH THE MEMBERSHIP REQUIREMENTS OF THE WORLD TRADE ORGANIZATION, WHICH COULD LEAVE US SUBJECT TO RETALIATORY ACTIONS BY OTHER GOVERNMENTS AND REDUCE OUR ABILITY TO SELL OUR PRODUCTS INTERNATIONALLY.

China has agreed that foreign companies will be allowed to import most products into any part of China. In the sensitive area of intellectual property rights, China has agreed to implement the trade-related intellectual property agreement of the Uruguay Round. There can be no assurances that China will implement any or all the requirements of its membership in the World Trade Organization in a timely manner. If China does not fulfill its obligations to the World Trade Organization, we may be subject to retaliatory actions by the governments of the countries into which we sell our products, which could render our products less attractive, thus reducing our revenues and profits.

There can be no guarantee that our management will continuously meet its obligations under Chinese law to enable distribution of profits earned in China to entities outside of China.

A circular recently promulgated by the State Administration of Foreign Exchange (“SAFE”), has increased the ability of foreign holding companies to receive distributions of profits earned by Chinese operating subsidiaries. While they have agreed to meet those annual requirements, it is possible that they will fail to do so, which could limit our ability to gain access to the profits earned by Kaifeng Jufeel. The result could be the inability to pay dividends to our shareholders or to deploy capital outside of China in a manner that would be beneficial to our business.

THE CHINESE GOVERNMENT EXERTS SUBSTANTIAL INFLUENCE OVER THE WAY WE MUST CONDUCT OUR BUSINESS ACTIVITIES.

China only recently has permitted provincial and local economic autonomy and private economic activities. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or regions thereof, and could require us to divest ourselves of any interest we then hold directly or indirectly in Chinese properties or joint ventures.

FUTURE INFLATION IN CHINA MAY INHIBIT OUR ABILITY TO CONDUCT BUSINESS IN CHINA.

In recent years, the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products and our Company.

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PRC REGULATIONS RELATING TO INVESTMENTS IN OFFSHORE COMPANIES BY PRC RESIDENTS MAY SUBJECT OUR PRC-RESIDENT BENEFICIAL OWNERS OR OUR PRC SUBSIDIARIES TO LIABILITY OR PENALTIES, LIMIT OUR ABILITY TO INJECT CAPITAL INTO OUR PRC SUBSIDIARIES OR LIMIT OUR PRC SUBSIDIARIES’ ABILITY TO INCREASE THEIR REGISTERED CAPITAL OR DISTRIBUTE PROFITS.

SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, on July 4, 2014, which replaced the former circular commonly known as “SAFE Circular 75” promulgated by SAFE on October 21, 2005. SAFE Circular 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular 37 as a “special purpose vehicle.” SAFE Circular 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. If a PRC shareholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Moreover, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls.

We have notified substantial beneficial owners of our shares of Common Stock who we know are PRC residents of their filing obligation, and we had periodically filed SAFE Circular 75 reports prior to the promulgation of SAFE Circular 37 on behalf of certain employee shareholders who we know are PRC residents. However, we may not be aware of the identities of all our beneficial owners who are PRC residents. We do not have control over our beneficial owners and cannot assure you that all our PRC-resident beneficial owners will comply with SAFE Circular 37 and subsequent implementation rules. The failure of our beneficial owners who are PRC residents to register or amend their SAFE registrations in a timely manner pursuant to SAFE Circular 37 and subsequent implementation rules, or the failure of future beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in SAFE Circular 37 and subsequent implementation rules, may subject such beneficial owners or our PRC subsidiaries to fines and legal sanctions. Furthermore, since SAFE Circular 37 was recently promulgated and it is unclear how this regulation, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant PRC government authorities, we cannot predict how these regulations will affect our business operations or future strategy. Failure to register or comply with relevant requirements may also limit our ability to contribute additional capital to our PRC subsidiaries and limit our PRC subsidiaries’ ability to distribute dividends to our Company. These risks may have a material adverse effect on our business, financial condition and results of operations.

THE VALUE OF OUR SECURITIES WILL BE AFFECTED BY THE CURRENCY EXCHANGE RATE BETWEEN U.S. DOLLARS AND RMB.

The value of our Common Stock will be affected by the foreign exchange rate between U.S. dollars and the Chinese Renminbi (“RMB”), and between those currencies and other currencies in which our sales may be denominated. For example, if we need to convert U.S. dollars into RMB for our operational needs and the RMB appreciates against the U.S. dollar at that time, our financial position, our business, and the price of our Common Stock may be harmed. Conversely, if we decide to convert our RMB into U.S. dollars for declaring dividends on our Common Stock or for other business purposes and the U.S. dollar appreciates against the RMB, the U.S. dollar equivalent of our earnings from our subsidiaries in China would be reduced.

Our procurement strategy is to diversify our suppliers both in the PRC and overseas. And some of our processing equipment is currently imported. These transactions are often settled in U.S. dollars or other foreign currency. If the U.S. dollars or other foreign currency appreciate against RMB, our costs will increase. If we cannot pass the resulted cost increase to our customers, our profitability and operating results will suffer. In addition, because our sales to international customers are growing, we are subject to the risk of foreign currency depreciation.

GOVERNMENTAL CONTROL OF CURRENCY CONVERSION MAY LIMIT OUR ABILITY TO UTILIZE OUR OPERATING REVENUES EFFECTIVELY AND AFFECT THE VALUE OF YOUR INVESTMENT.

In light of the substantial capital outflows of China in 2016 due to the weakening of the Renminbi, the PRC government has imposed controls on the convertibility of the Renminbi into foreign currencies and stepped up scrutiny of major outbound capital movement. More restrictions and substantial vetting processes have been put in place by SAFE to regulate cross-border transactions falling under the capital account. The PRC government may at its discretion further restrict access to foreign currencies in the future for current account transactions. We receive substantially all of our operating revenues in Renminbi. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay our expenses outside of China.

FAILURE TO MAKE ADEQUATE CONTRIBUTIONS TO VARIOUS EMPLOYEE BENEFIT PLANS AND WITHHOLD INDIVIDUAL INCOME TAX ON EMPLOYEES’ SALARIES AS REQUIRED BY PRC REGULATIONS MAY SUBJECT US TO PENALTIES.

Companies operating in China are required to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. Companies operating in China are also required to withhold individual income tax on employees’ salaries based on the actual salary of each employee upon payment. If we do not comply with the aforementioned regulations, we will be subject to late fees or fines, which may adversely affect our financial condition and results of operations.

WE MAY BE EXPOSED TO LIABILITIES UNDER THE FOREIGN CORRUPT PRACTICES ACT, AND ANY DETERMINATION THAT WE VIOLATED THE FOREIGN CORRUPT PRACTICES ACT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

We are subject to the Foreign Corrupt Practice Act, or the FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute, for obtaining or retaining business. We have operations, agreements with third parties and we make sales in China. Our activities in China create the risk of unauthorized payments or offers of payments by the employees, consultants, sales agents or distributors of our Company, even though they may not always be subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards, including a risk control and management system and a code of conduct for employees, and any future improvements may prove to be less than effective, and the employees, consultants, sales agents or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the U.S. government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

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WE MAY BE TREATED AS A RESIDENT ENTERPRISE FOR PRC TAX PURPOSES UNDER THE PRC ENTERPRISE INCOME TAX LAW, AND WE MAY THEREFORE BE SUBJECT TO PRC INCOME TAX ON OUR GLOBAL INCOME.

Under the PRC Enterprise Income Tax Law and its implementing rules, both of which came into effect on January 1, 2008, enterprises established under the laws of jurisdictions outside of China with “de facto management bodies” located in China may be considered PRC tax resident enterprises for tax purposes and may be subject to the PRC enterprise income tax at the rate of 25% on their global income. “De facto management body” refers to a managing body that exercises substantive and overall management and control over the production and business, personnel, accounting books and assets of an enterprise. The State Administration of Taxation issued the Notice Regarding the Determination of Chinese-Controlled Offshore-Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, or Circular 82, on April 22, 2009. Circular 82 provides certain specific criteria for determining whether the “de facto management body” of a Chinese-controlled offshore-incorporated enterprise is located in China. Although Circular 82 only applies to offshore enterprises controlled by PRC enterprises, not those controlled by foreign enterprises or individuals, the determining criteria set forth in Circular 82 may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises. Currently, we generate only a small portion of our revenues offshore. However, if this proportion were to increase and if we were to be considered a PRC resident enterprise, we would be subject to PRC enterprise income tax at the rate of 25% on our global income. In such case, our profitability and cash flow may be materially reduced as a result of our global income being taxed under the Enterprise Income Tax Law. The tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.”

DIVIDENDS PAYABLE TO OUR FOREIGN INVESTORS AND GAINS ON THE SALE OF OUR COMMON STOCK BY OUR FOREIGN INVESTORS MAY BECOME SUBJECT TO PRC TAX LAW.

Under the Enterprise Income Tax Law and its implementation regulations issued by the PRC State Council, a 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises, which do not have an establishment or place of business in the PRC or which have such establishment or place of business but the dividends are not effectively connected with such establishment or place of business, to the extent such dividends are derived from sources within the PRC. Similarly, any gain realized on the transfer of Common Stock by such investors is also subject to PRC tax at a current rate of 10%, subject to any reduction or exemption set forth in relevant tax treaties, if such gain is regarded as income derived from sources within the PRC. If we are deemed a PRC resident enterprise, dividends paid on our Common Stock, and any gain realized from the transfer of our Common Stock, would be treated as income derived from sources within the PRC and would as a result be subject to PRC taxation. See “Regulation — Regulations on Tax.” Furthermore, if we are deemed a PRC resident enterprise, dividends payable to individual investors who are non-PRC residents and any gain realized on the transfer of Common Stock by such investors may be subject to PRC tax at a current rate of 20%, subject to any reduction or exemption set forth in applicable tax treaties. It is unclear whether if we or any of our subsidiaries established outside China are considered a PRC resident enterprise, holders of our Common Stock would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas. If dividends payable to our non-PRC investors, or gains from the transfer of our Common Stock by such investors are subject to PRC tax, the value of your investment in our Common Stock may decline significantly.

LABOR LAWS IN THE PRC MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

On June 29, 2007, the PRC's government promulgated the Labor Contract Law of the PRC, which became effective on January 1, 2008. The Labor Contract Law imposes greater liabilities on employers and significantly affects the cost of an employer's decision to reduce its workforce. Further, the law requires certain terminations be based upon seniority and not merit. In the event that we decide to significantly change or decrease our workforce, the Labor Contract Law could adversely affect our ability to enact such changes in a manner that is most advantageous to our business or in a timely and cost-effective manner, thus materially and adversely affecting our financial condition and results of operations.

BECAUSE OUR FUNDS ARE HELD IN BANKS IN THE PRC THAT DO NOT PROVIDE INSURANCE, THE FAILURE OF ANY BANK IN WHICH WE DEPOSIT OUR FUNDS MAY AFFECT OUR ABILITY TO CONTINUE TO OPERATE.

Banks and other financial institutions in the PRC do not provide insurance for funds held on deposit. As a result, in the event of a bank failure in the PRC, we may not have access to funds on deposit. Depending upon the amount of money we maintain in a bank in the PRC that fails, our inability to have access to our cash may impair our operations, and, if we are not able to access funds to pay our suppliers, employees and other creditors, we may be unable to continue to operate.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the federal securities laws, and that involve significant risks and uncertainties. We intend the forward-looking statements to be covered by the safe harbor for forward-looking statements in these sections. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to significant risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•	our limited operating history and experience in developing and manufacturing our products;
•	development and governmental approvals of our products;
•	maintaining and obtaining new permits and approvals for our products in the PRC and other countries;
•	continued consumer acceptance of our products;
•	protection of our proprietary rights to our products and processes;
•	our ability to obtain additional financing;
•	regulatory, competitive and contractual risks;
•	risks related to our intellectual property rights;
•	the absence of liquidity in our Common Stock;
•	the risk of substantial dilution from future issuances of our equity securities;
•	economic conditions in the PRC, which are dependent upon many economic and political factors;
•	political and trade relations between the PRC and the USA, and our consequent ability to expand sales into the United States; and
•	the other risks set forth herein under the caption “Risk Factors.”

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with. Forward-looking statements necessarily involve risks and uncertainties, and our actual results could differ materially from those anticipated in the forward-looking statements due to a number of factors, including those set forth above under “Risk Factors” and elsewhere in this prospectus. The factors set forth above under “Risk Factors” and other cautionary statements made in this prospectus should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus. The forward-looking statements contained in this prospectus represent our judgment as of the date of this prospectus. We caution readers not to place undue reliance on such statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the shares of Common Stock we are offering will be approximately $[ ]. “Net proceeds” is what we expect to receive after deducting the underwriting commission and estimated offering expenses payable by us. We intend that 30% of net proceeds will remain in the United States of America.

We intend to allocate the net proceeds of this offering for the purposes listed below as follows:

Percentage
Capital investment in building up more production lines to increase the Company’s capacity.	22.40%
Investment in research and development of PMAS technology and other related products	50.00%
Working capital and general corporate purposes, increase promotion of the Company’s brand and products	27.60%
Total:	100.00%

Management of the Company has the discretion to use such funds for purposes as it deems appropriate. We will have significant discretion in the use of any net proceeds, and our application of the proceeds may differ materially from our planned use of proceeds as outlined in this prospectus. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of our Common Stock.

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DIVIDEND POLICY

We have never declared or paid a cash dividend on our Common Stock. Any decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our shareholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

CAPITALIZATION

The following table sets forth our cash and capitalization as of June 30, 2019:

•	on an actual basis; and
•	On a pro forma basis to give effect to the sale of the maximum number of shares of Common Stock offered in this Offering at an assumed public offering price of $[ ] per share for illustrative purposes.

The information below is illustrative only, and our capitalization following the completion of this offering will be adjusted based on the actual initial public offering price and other terms of this offering determined at pricing. You should read the information in this table together with our financial statements and accompanying notes appearing elsewhere in this prospectus, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Use of Proceeds” and “Description of Securities.”

		As of June 30, 2019 Pro forma(1)
	Actual	25%	50%	100%
Assets:
Current Assets	$16,290,316	[ ]	[ ]	[ ]
Intangible assets	-	-	-	-
Property	$31,288,762	$31,288,762	$31,288,762	$31,288,762
Other Assets	$9,671,007	$9,671,007	$9,671,007	$9,671,007
Total Assets	$57,250,085	[ ]	[ ]	[ ]

Liabilities:
Current Liabilities	$25,725,577	$25,725,577	$25,725,577	$25,725,577
Other Liabilities	-	-	-	-
Total Liabilities	$25,725,577	$25,725,577	$25,725,577	$25,725,577

Shareholder’s Equity:
Common stock (28,030,010 shares issued and outstanding actual with no par value; [ ], [ ] and [ ] shares issued and outstanding assuming the sale of 25%, 50% and 100% of the [ ] shares being offered in the Offering)	-	-	-	-
Additional paid-in capital(2)	$7,057,676	[ ]	[ ]	[ ]
Statutory Reserve	$1,811,576	$1,811,576	$1,811,576	$1,811,576
Retained earnings	$23,172,074	$23,172,074	$23,172,074	$23,172,074
Accumulated other comprehensive income (loss)	$(918,194)	$(918,194)	$(918,194)	$(918,194)
Noncontrolling interest	$401,376	$401,376	$401,376	$401,376
Total shareholders’ equity	$31,524,508	[ ]	[ ]	[ ]
Total Liabilities and Shareholders’ Equity	$57,250,085	[ ]	[ ]	[ ]

_______________

(1)

Gives effect to the sale of the offering at an assumed public offering price of $[ ] per share and reflects the application of the proceeds after deducting the estimated underwriting commissions and our estimated offering expense.

(2)

Pro forma adjusted for additional paid in capital reflects the net proceeds of approximately $[ ], $[ ] and $[ ], respectively, we expect to receive from the sale of 25%, 50% and 100% of the maximum number of shares of Common Stock offered in this Offering, after deducting underwriting commissions equal to 10% of gross proceeds received by the Company in the Offering, underwriter non-accountable expense allowance equal to 3% of gross proceeds, up to $30,000 in other underwriting expenses, and approximately $291,883 in issuer offering expenses.

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DILUTION

Purchasers of our Common Stock in this offering will experience an immediate dilution of net tangible book value per share from the initial public offering price. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of shares of Common Stock and the net tangible book value per share immediately after this offering.

As of June 30, 2019, our net tangible book value was $31.5 million, or $1.12 per share of Common Stock. Net tangible book value per share represents our total tangible assets, less our total liabilities, divided by the number of outstanding shares of our Common Stock.

Dilution represents the difference between the amount per share paid by purchasers in this offering and the pro forma net tangible book value per share of Common Stock after the offering. The following table shows the calculation of the amount of dilution that a purchaser of our shares in the offering will incur for each share purchased at an assumed initial public offering price of $[ ] per share after deducting underwriting commissions and estimated offering expenses payable by us. Because the offering is to be conducted on a best efforts basis and there is no minimum number of shares that must be sold in order to complete the offering, the table presents this information based on our sale of 25%, 50% and 100% of the [ ] shares of Common Stock offered in the offering. The amount of dilution that purchasers incur will depend on the number of shares we actually sell and the amount of costs we actually incur.

	25%			50%			100%
Net tangible book value per share at June 30, 2019	$	[ ]		$	[ ]		$	[ ]
Increase in net tangible book value per share attributable to new investors	$	[ ]		$	[ ]		$	[ ]
Pro forma net tangible book value after the offering	$	[ ]		$	[ ]		$	[ ]
Assumed initial public offering price	$	[ ]		$	[ ]		$	[ ]
Dilution per share to new investors	$	[ ]		$	[ ]		$	[ ]
Dilution as a percentage of purchase price in the offering		[ ]	%		[ ]	%		[ ]	%

In addition, in the future we may choose to raise additional capital due to market conditions or strategic considerations. To the extent that we raise additional capital by issuing equity securities or convertible debt, your ownership will be further diluted.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our discussion and analysis of our financial condition and results of operations relates to our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We believe the consolidation, revenue recognition, income taxes and uncertain tax positions, computation of net loss per share, determination of net accounts receivable, and determination of functional currencies represent critical accounting policies that reflect the more significant judgments and estimates used in the preparation of our consolidated financial statements.

Our future operating results are subject to many variables – see “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus. Any or of all our forward-looking statements in this registration statement and in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Consequently, no forward-looking statement can be guaranteed. In addition, we undertake no responsibility to update any forward-looking statement to reflect events or circumstances which occur after the date of this registration statement.

Overview

We are a bio-tech company that cultivates, processes, researches, innovates, and manufactures for sale aloe vera and aloe vera based products in mainland China. We began selling our health and beauty product line in 2016, and have added 10 more new products for 2017, including five new PMAS supplements, four new aloe laundry and household products, and one advanced PMAS supplements in 2018.

In fiscal 2018, our net sales decreased 37% from $27,863,972 to $17,633,288 because the Company gave more discount to the enterprise customers in year 2018 and the quantity of one of our major PMAS products decreased by approximately 50% since some of our enterprise customers made big investment in building new sales channels which limited their purchases ability in 2018. Our 2018 sales included $1,023,418 in sales of raw product (5.8%) and $16,609,870 in sales of branded products (94.2%).

During six months ended June 30, 2019, our net sales was $9,232,123, compared to $6,564,788 for the six months ended June 30, 2018. The increase in net revenue was $2,667,335, representing a 41% increase. The increase in revenue during the six months ended June 30, 2019 was mainly due to the following reasons: 1.The Company delivered more products with better cash collection from the enterprise customers in the six months ended June 30, 2019. 2. The Company started to provide healthcare related service to customers and developed new customers in the second quarter of 2019. Our sales included $515,395 in sales of raw products (5.6%), $6,421,124 in sales of branded products (69.6%) and $2,295,604 in service revenue (24.9%).

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We conduct all our operations in China where there is a strong manufacturing base and a rapidly growing consumer market. Our access to China’s supply of low-cost skilled labor, raw materials, machinery and facilities enables us to price our products competitively.

We have grown significantly since we commenced our operations in 2011. We built our main 1,900 mu cultivation and processing center in Hainan province, sales and marketing facility in Zhengzhou, developed our website and mobile sales app, and hired over 70 employees. We first became profitable in 2016, as net loss of $652,768 in 2015 increased to net income of $5,508,596 in 2016. For the years ended December 31, 2018 and 2017, we had net income of $5,119,870 and $12,172,655, respectively.

In connection with the audit of our consolidated financial statements for the years ended December 31, 2018 and 2017, our management concluded that the Company had material weaknesses in its internal controls because i) the Company lacked the key monitoring mechanisms such as internal audit department to oversee and monitor Company’s risk management, business strategies and financial reporting procedures, and we did not have adequately designed and documented management review controls to properly detect and prevent certain accounting errors and omitted disclosures in the footnotes to the consolidated financial statements; ii) the Company lacked sufficient resources with U.S. GAAP and the SEC reporting experiences in the accounting department to provide accurate information on a timely manner; iii) the Company lacked proper internal control on warehouse and inventory management; iv) the Company's internal controls over related party transactions need to be better implemented so that all related party transactions are properly reflected; v) the Company lacked controls over communications and document retention between its accounting and business departments and between the parent company and its subsidiaries; vi) the Company lacked controls over accurately capturing payments made to vendors; and vii) the Company lacked controls over accurately capturing documenting transactions on credit facilities. As defined under standards established by the Public Company Accounting Oversight Board, a material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim consolidated financial statements will not be prevented or detected on a timely basis.

To remediate some of the material weaknesses identified in internal control over financial reporting of the Company, we have in the third quarter of 2019 i) hired a Chief Financial Officer with US GAPP and SEC reporting experience; and ii) implemented necessary review and controls at related levels and submit all important documents and contracts (including the ones of its subsidiaries) to the office of our chief administrative officer for retention.

We plan to do the following:

i)	The Company intends to hire, as needed, key accounting personnel with accounting expertise in U.S. GAAP. Also reorganize the finance department to ensure that accounting personnel with adequate experience, skills and knowledge relating to U.S. GAAP and SEC reporting, and complex, non-routine transactions are directly involved in the accounting evaluation and review of our complex and/or non-routine transactions.

ii)	The Company plans to appoint a director who qualifies as a financial expert to monitor and improve the overall performance of our control over our financial reporting.

iii)	The Company is implementing more policies and controls over its inventory management.

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Factors Affecting our Results of Operations

Our operating results are affected by prevailing general conditions in the PRC consumer industry, including China’s economic performance and the PRC regulatory environment governing our industry. Our operating results may also be affected by our ability to compete effectively with other industry players and our ability to control our operating costs and expenses. In addition, our operating results are affected by the following company-specific factors:

•	Continued consumer acceptance of our products. Our revenues depend on the market continuing to accept our aloe vera products.

•	Protection of propriety rights. Protection of our proprietary rights to our products and processes.

•	Distributor fees and agreements. Our distribution model includes revenues from exclusive distributor membership agreements that require our distributors to pay a membership fee in exchange for the exclusive right to sell our products in a defined geographic area.

•	Pricing and revenue sharing. Our revenues depend on our ability to obtain favorable prices for our products and maintain favorable revenue sharing agreements.

•	Revenue mix. Our success depends on our ability to develop a diverse mix of revenues from product and exclusive distributor memberships.

•	Research and Development. To expand our product line and markets, we have invested significant resources in research and development to build our product line. During fiscal years 2018 and 2017, our research and development expenses were $979,944 and $596,297 respectively, representing 5.6% and 2.1% of our total sales revenues in those corresponding periods. We expect our research and development expenses will continue to increase as we endeavor to develop attractive products for our increasing base of health-conscious customers.

CRITICAL ACCOUNTING POLICIES AND MANAGEMENT ESTIMATES

See Note 2 to the Unaudited Condensed Consolidated Financial Statements for period ended June 30, 2019 included herewith.

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COMPARISON FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018

The following table shows key components of the results of operations during the six months ended June 30, 2019 and 2018 of the Company:

	Six months Ended	Six months Ended
	June 30, 2019 (Unaudited)	June 30, 2018 (Unaudited)

Net revenue
Product sale to third parties	$6,936,519	$6,547,053
Product sale to related parties	-	17,735
Service revenue with third parties	2,295,604	-
Total net revenue	9,232,123	6,564,788

Cost of revenue
Cost of product sales – third parties	2,712,408	1,913,910
Cost of product sales – related parties	-	4,990
Total cost of revenue	2,712,408	1,918,900

Gross profit	6,519,715	4,645,888
GP ratio	71%	71%

Operating expenses:
Selling and marketing expenses	571,377	129,702
General and administrative expenses	2,158,983	2,838,872
Research and development expenses	815,811	417,738
Total operating expenses	3,546,171	3,386,312

Income from Operations	2,973,544	1,259,576

Other (expense) income	(40,175)	32,776

Income from operations before income taxes	2,933,369	1,292,352
Income tax expense	565,300	315,092
Net income	2,368,069	977,260
Net loss attributable to non-controlling interests	16,862	54,467
Net income attributable to Jufeel International Group	2,384,931	1,031,727

Net income	$2,368,069	$977,260
Earnings per share-basic and diluted	$0.09	$0.04
Weighted average number of common shares outstanding-basic and diluted
Basic and diluted	28,030,010	28,030,010

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Net revenue

The net revenue was $9,232,123 for the six months ended June 30, 2019, compared to $6,564,788 for the six months ended June 30, 2018. The increase in net revenue was $2,667,335, representing a 41% increase. The increase in revenue during the six months ended June 30, 2019 was mainly due to the following reasons: 1) The Company delivered more products with better cash collection from the enterprise customers in the six months ended June 30, 2019; and 2) The Company started to provide healthcare related services including but not limited to providing trainings, brand promotion, health related education seminars to customers and developed new customers in the second quarter of 2019. The sales will keep increasing in 2019 after signing more customers for our aloe product sales and healthcare service.

Cost of revenue

Total cost of revenue was $2,712,408 for the six months ended June 30, 2019, compared to $1,918,900 for the six months ended June 30, 2018. The increase in cost of revenue was $793,508, which was in line with increase in net revenue.

Gross profit

Our gross profit was $6,519,715 for the six months ended June 30, 2019, compared with $4,645,888 for the six months ended June 30, 2018. Our overall gross margin was 71% for six months ended June 30, 2019 and stayed stable when comparing with the six months ended June 30, 2018. Our overall gross margin was the result of more branded products sold with higher margin and less raw products sold with lower margin. In addition, the healthcare service revenue also contribute to our gross margin.

Operating Expenses

Total operating expenses were $3,546,171 for the six months ended June 30, 2019, compared to $3,386,312 for the six months ended June 30, 2018. The increase in operating expenses was $159,859, representing a 5% increase. This was mainly attributable to increase in selling and marketing expenses and research and development expenses, offset by decrease in general and administrative expenses.

Selling and Marketing Expenses

Selling and marketing expenses mainly consist of rental of exhibition center, advertising and promotional expenditures, salary and benefits expenses, sales commissions and travel expenses for the sales staff.

Selling and marketing expenses were $571,377 for the six months ended June 30, 2019, compared to $129,702 for the six months ended June 30, 2018. The increase in sales and marketing expenses from the six months ended June 30, 2018 to the six months ended June 30, 2019 was $441,675, representing a 341% increase. The selling and marketing expenses increased mainly due to increase in expenses related to rental of exhibition center during the six months ended June 30, 2019, and there were less related expenses during the six months ended June 30, 2018.

General and Administrative Expenses

General and administrative expenses mainly consist of salary and benefits expenses, professional service fees, and office rental expenses.

General and administrative expenses were $2,158,983 for the six months ended June 30, 2019, compared to $2,838,872 for the six months ended June 30, 2018. The decrease of general and administrative expenses from the six months ended June 30, 2018 to the six months ended June 30, 2019 was $679,889, representing a 24% decrease. The general and administrative expenses decreased mainly due to more professional fees occurred during the six months ended June 30, 2018.

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Research and Development Expenses

Research and development expenses mainly consist of staff related expenses incurred for costs associated with research in new products, development and enhancement of existing products.

Research and development expenses were $815,811 for the six months ended June 30, 2019, compared to $417,738 for the six months ended June 30, 2018. The increase in research and development expenses from the six months ended June 30, 2018 to the six months ended June 30, 2019 was $398,073, representing a 95% increase. The increase was mainly due to the increased outsourced research and development expenses and cooperation research expenses.

Income from Operations

We had a loss from operations for the six months ended June 30, 2019 of $2,973,544, compared to $1,259,576 for the six months ended June 30, 2018.

Other Expenses/Income

Other expenses were $40,175 for the six months ended June 30, 2019, compared to other income of $32,776 for the six months ended June 30, 2018. The change was mainly due to interest expenses occurred during the six months ended June 30, 2019 and subsidy income received during the six months ended June 30, 2018.

Income Tax Expense

Our PRC operating subsidiaries and VIE, being incorporated in the PRC, are governed by the income tax law of the PRC and is subject to PRC enterprise income tax. The EIT rate of PRC is 25%, which applies to both domestic and foreign invested enterprises. Kaifeng Jufeel was approved by the related PRC governmental authorities as a High and New Technology Enterprise, which enabled the entity, as approved by the local tax authorities of Kaifeng, Henan province, PRC, to enjoy the favorable statutory tax rate of 15% in years ended December 31, 2015, 2016 and 2017. Kaifeng Jufeel has renewed the High and New Technology Enterprise qualification and has been approved by the local tax authorities in December 2018 and will have the 15% favorable tax rate for the years ending December 31, 2018, 2019 and 2020. Income tax expense was $565,300 for the six months ended June 30, 2019, compared to $315,092 for the six months ended June 30, 2018.

Net income

For the six months ended June 30, 2019, we had net income of $2,368,069, compared to $1,031,727 for the six months ended June 30, 2018. The increase in net income was due to an increase in income from operations for the six months ended June 30, 2019, as mentioned above.

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COMPARISON FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

The following table shows key components of the results of operations during the years ended December 31, 2018 and 2017 of the Company:

	Year Ended	Year Ended
	December 31,	December 31,
	2018	2017

Net revenue
Product sale to third parties	$17,569,303	$27,578,098
Product sale to related parties	63,985	285,874
Total net revenue	17,633,288	27,863,972

Cost of revenue
Cost of product sales – third parties	4,553,012	4,133,794
Cost of product sales – related parties	16,581	58,854
Total cost of revenue	4,569,593	4,192,648

Gross profit	13,063,695	23,671,324
GP ratio	74%	85%

Operating expenses:
Selling and marketing expenses	918,476	2,684,587
General and administrative expenses	4,951,022	5,253,734
Research and development expenses	979,944	596,297
Total operating expenses	6,849,442	8,534,618

Income from Operations	6,214,253	15,136,706

Other (expense) income	(13,960)	68,202

Income from operations before income taxes	6,200,293	15,204,908
Income tax expense	1,080,423	3,032,253
Net income	5,119,870	12,172,655
Net loss (income) attributable to non-controlling interests	64,681	(291,180)
Net income attributable to Jufeel International Group	5,184,551	11,881,475

Net income	$5,119,870	$12,172,655
Earnings per share-basic and diluted	$0.18	$0.42
Weighted average number of common shares outstanding-basic and diluted
Basic and diluted	28,030,010	28,030,010

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Net revenue

Starting from 2017, rather than rely on smaller customers, the Company cooperated with enterprise customers. The net revenue was $17,633,288 for the year ended December 31, 2018, compared to $27,863,972 for the year ended December 31, 2017. The decrease in net revenue was $10,230,684, representing a 37% decrease. In addition, net revenue for the year ended December 31, 2018 included aloe products delivered in 2017 and revenue recognized in 2018 upon collection with the amount of $6,301,508. The decrease in revenue during the year ended December 31, 2018 was mainly due to the Company gave more discount to the enterprise customers in year 2018 and the quantity of one of our major products PMAS tablets decreased by approximately 50% since some of our enterprise customers made big investment in building new sales channels which limited their purchases ability in 2018. The sales will pick up in 2019 after our enterprise customers complete their new development.

In December 2018 and April 2019, the Company has entered into seven contracts in December 2018 with total amount of $2.1 million and seven contracts in April 2019 with total amount of $2.1 million for 2019 product purchases. Out of the fourteen contracts, thirteen of them are newly opened health centers which will mainly sell our aloe products. The Company believes with more such health centers open in 2019, the Company’s revenue will increase accordingly.

Cost of revenue

Total cost of revenue was $4,569,593 for the year ended December 31, 2018, compared to $4,192,648 for the year ended December 31, 2017. The increase in cost of revenue was $376,945 mainly due to the unit cost of our aloe products increased when comparing with year ended December 31, 2017. Cost of revenue for the year ended December 31, 2018 included aloe products delivered in 2017 and cost recognized in 2018 with the amount of $1,898,308.

Gross profit

Our gross profit was $13,063,695, for the year ended December 31, 2018, compared with $23,671,324, for the year ended December 31, 2017. Our overall gross margin decreased to 74% for the year ended December 31, 2018 from 85% for the year ended December 31, 2017. The decrease in our overall gross margin was the result of more discount gave to the customers for the year ended December 31, 2018, compared with the year ended December 31, 2017.

Operating Expenses

Total operating expenses were $6,849,442 for the year ended December 31, 2018, compared to $8,534,618 for the corresponding period in 2017. The decrease in operating expenses was $1,685,176, representing a 20% decrease. This was mainly attributable to decrease in selling and marketing expenses.

Selling and Marketing Expenses

Selling and marketing expenses mainly consist of advertising and promotional expenditures, salary and benefits expenses, sales commissions and travel expenses for the sales staff.

Selling and marketing expenses were $918,476 for the year ended December 31, 2018, compared to $2,684,587 for the year ended December 31, 2017. The decrease in sales and marketing expenses from the year ended December 31, 2017 to the year ended December 31, 2018 was $1,766,111, representing a 66% decrease. The selling and marketing expenses decreased mainly due to decrease in expenses related to equity interests to service providers contributed by Mr. Zhang of $1,917,320 as the service period of cooperation partners were in fiscal year 2017, and there was no such expenses in the fiscal year 2018.

General and Administrative Expenses

General and administrative expenses mainly consist of salary and benefits expenses, professional service fees, and office rental expenses.

General and administrative expenses were $4,951,022 for the year ended December 31, 2018, compared to $5,253,734 for the year ended December 31, 2017. The decrease of general and administrative expenses from the year ended December 31, 2017 to the year ended December 31, 2018 was $302,712, representing a 6% decrease. The general and administrative expenses stayed stable, mainly due to 1) the increase in salary of senior management along with the Company’s US stock market listing process, 2) the increase in rent for the office expenses and travelling expenses, and 3) offset by the expenses related to equity interest granted to employees contributed by Mr. Zhang recorded in the year ended December 31, 2017 while it was nil in the year ended December 31, 2018.

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Research and Development Expenses

Research and development expenses mainly consist of staff related expenses incurred for costs associated with research in new products, development and enhancement of existing products.

Research and development expenses were $979,944 for the year ended December 31, 2018, compared to $596,297 for the corresponding period in 2017. The increase in research and development expenses from the year ended December 31, 2017 to the year ended December 31, 2018 was $383,647, representing a 64% increase. The increase was mainly due to the Company’s recruitment of more research and development related staff, as well as additional outsourced research and development expenses.

Income from Operations

We had a net income from operations for the year ended December 31, 2018 of $6,214,253, compared to $15,136,706 for the year ended December 31, 2017.

Other (Expenses) Income

Other expense was $13,960 for the year ended December 31, 2018, compared to other income of $68,202 for the year ended December 31, 2017. Other expense for the year ended December 31, 2018 mainly consisted of surcharge for delaying tax payment. The change from net other income to net other expense was mainly due to there were more subsidy income received in 2017.

Income Tax Expense

Our PRC operating subsidiaries and VIE, being incorporated in the PRC, are governed by the income tax law of the PRC and is subject to PRC enterprise income tax. The EIT rate of PRC is 25%, which applies to both domestic and foreign invested enterprises. Kaifeng Jufeel was approved by the related PRC governmental authorities as a High and New Technology Enterprise, which enabled the entity, as approved by the local tax authorities of Kaifeng, Henan province, PRC, to enjoy the favorable statutory tax rate of 15% in years ended December 31, 2015, 2016 and 2017. Kaifeng Jufeel has renewed the High and New Technology Enterprise qualification and has been approved by the local tax authorities in December 2018 and will have the 15% favorable tax rate for the years ending December 31, 2018, 2019 and 2020. Income tax expense was $1,080,423 for the year ended December 31, 2018, compared to $3,032,253 for the year ended December 31, 2017. The decrease in income tax expense is due to the decreased profits during the year ended December 31, 2018.

Net Income

For the year ended December 31, 2018, we had net income of $5,119,870, compared to the net income of $12,172,655, for the year ended December 31, 2017. The decrease in net income was due to a decrease in income from operations for the year ended December 31, 2018, as mentioned above.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2019, the Company had $10,346,093 in cash and cash equivalents. The Company had negative working capital of $9,435,261 for the six months ended June 30, 2019.

The Company intends to meet the cash requirements for the next 12 months from the issuance date of the consolidated financial statements through cash generated from operations and credit facility from Jiangnan Rural Commercial Bank of approximate $0.9 million would be used for the Company’s operation needs. The Company will focus on improving operational efficiency and cost reductions, developing its core cash-generating business and enhancing marketing efficiency. Actions include developing proposed new products with higher margin, developing enterprise customers with larger demands, and suspending the purchase of the production equipment if required.

The Company has signed service contracts with several enterprise customers for 2019 healthcare related consulting service and received RMB 60 million service fees as of June 30, 2019. Besides, the newly opened health centers and newly developed customers will mainly sell our aloe vera products. The Company believes with more clients develop in 2019, the Company’s sales will increase which will generate more working capital to the Company. Therefore, with the available cash and cash equivalents, the cash provided by operating activities, together with the above measures, should enable the Company to meet presently anticipated cash needs for at least the next 12 months after the date that the consolidated financial statements were issued. If the Company encounters unforeseen circumstances that place constraints on its capital resources, management will be required to take various measures to conserve liquidity, which could include, but not necessarily be limited to, suspending the equipment purchase for the new factories under construction, delaying its expansion plans and controlling overhead expenses. Management cannot provide any assurance that the Company will raise additional capital if needed.

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Cash Generating Ability

We believe we will continue to generate strong cash flow from our aloe product sales, which, along with our available cash, will provide sufficient liquidity and financial flexibility.

Our cash flows for the six months ended June 30, 2019 and the year ended December 31, 2018 are summarized below:

	Six months ended	Year ended
	June 30, 2019	December 31, 2018

Net cash provided by (used in) operating activities	$10,346,955	$(1,107,745)
Net cash used in investing activities	(9,256,320)	(11,038,339)
Net cash provided by financing activities	4,424,255	1,057,813
Effect of exchange rate change on cash and cash equivalents	(83,545)	(388,247)
Net increase (decrease) in cash and cash equivalents	5,431,345	(11,476,518)
Cash and cash equivalents at beginning of period	4,914,748	16,391,266
Cash and cash equivalents, ending balance	$10,346,093	$4,914,748

Net Cash (Used in) Provided by Operating Activities

For the six months ended June 30, 2019, $10,346,955 net cash provided by operating activities was primarily attributable to our net income of $2,368,069, adjusted by non-cash items of depreciation and amortization of $401,166. Moreover, it was attributable to advanced payments from customers increased by $6,705,278, accounts receivable decreased by $2,417,014 offset by deferred revenue decreased by $2,396,189 and inventories increased by $1,387,112.

For the year ended December 31, 2018, $1,107,745 net cash used in operating activities was primarily attributable to our net income of $5,119,870, adjusted by non-cash items of depreciation and amortization of $558,767. Also, it was attributable to income tax payable decreased by $1,766,211, other taxes decreased by $2,596,128, advance payments from customers decreased by $4,202,909, deferred revenue decreased by $3,797,502 and inventories increased by $1,418,543 offset by accounts receivable decreased by $3,765,978, prepayments decreased by $973,766, and amount due to related parties increased by $958,891.

Net Cash Used in Investing Activities

For the six months ended June 30, 2019, net cash used in investing activities of $9,256,320 was primarily the result of purchase of property, plant and equipment of $5,665,300, payment of investment deposit of $4,424,255, offset by repayment of loans to third parties of $837,439.

For the year ended December 31, 2018, net cash used in investing activities of $11,038,339 was primarily the result of purchase of property, plant and equipment of $11,393,885, loans to third parties of $5,417,516, offset by repayment of loans from third parties of $4,866,365.

Net Cash Provided by Financing Activities

For the six months ended June 30, 2019, net cash provided by financing activities of $4,424,255 was due to borrowings from a related party.

For the year ended December 31, 2018, net cash provided by financing activities was $1,057,813. It was mainly the result of obtained liability under a line of credit of $906,697.

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OFF-BALANCE SHEET ARRANGEMENTS

In September 2018, the general manager of Changzhou Jufeel, signed a credit facility agreement in the amount of RMB12,052,100 (or $1,756,047) with Jiangnan Rural Commercial Bank with a three-year term from September 2018 to September 2021. He entered into a written agreement with Changzhou Jufeel that the loan will be used for the Company’s operation needs. The credit facility was guaranteed by Changzhou Jufeel and the general manager’s spouse (sister of CEO). In addition, one floor of the office in Changzhou Jufeel with the carrying value of $1,404,840 was pledged against the credit facility. At the end of September 2018, a loan with the principal amount of RMB6,000,000 (or $874,228) with and annual interest rate of 6% was borrowed by the general manager of Changzhou Jufeel from Jiangnan Rural Commercial Bank under this credit facility. The loan period was from September 2018 to September 2019. The proceeds from the loan was used to pay to a vendor of Changzhou Jufeel on its behalf in October 2018. In December 2018, due to the Company not being satisfied with the quality of the aloe powder, the purchase agreement was cancelled, and the vendor returned the RMB6,000,000 (or $874,228) to Changzhou Jufeel. The monthly interest of $4,297 related to the loan has been paid by the vendor from October 2018. Changzhou Jufeel will repay the vendor all interests of the loan from inception of the loan and Changzhou Jufeel shall return RMB 6,000,000 principal to the vendor at the expiration date of the loan with Jiangnan Rural Commercial Bank.

Contractual Obligations

Operating lease commitment:

The Company leases vehicle, factory and office premises under various non-cancelable operating lease agreements, with an option to renew the lease. All leases are on a fixed repayment basis. None of the leases include contingent rentals.

Minimum future commitments under these agreements as of December 31, 2018 are as follows:

Lease Commitment
(unaudited)
Six months ending December 31,
2019	$449,326
Year ending December 31,
2020	655,983
2021	101,746
2022	37,820
2023	37,820
2024	37,820
Thereafter	678,332
Total	$1,998,847

Capital commitment:

As of June 30, 2019, the Company’s capital commitments contracted but not yet reflected in the consolidated financial statements amounted to $6,134,890, which mainly related to the construction for new factory and office building. It will be financed by the Company’s cash flow generate by operating activities.

As of December 31, 2018, the Company’s capital commitments contracted but not yet reflected in the consolidated financial statements amounted to $2,104,857, which mainly related to the construction of new factories and office building in Kaifeng City. It will be financed by the Company’s cash flow generated by operating activities.

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BUSINESS

Overview

Jufeel International Group (“Jufeel,” “we” or the “Company”) is a Wyoming corporation. Our wholly-owned subsidiary, Jufeel Holdings Co., Ltd. (“Jufeel Holdings”), a British Virgin Islands (“BVI”) corporation, owns 100% of the shares of Ivan International Biology Limited, a Hong Kong corporation (“Ivan Hong Kong”), which owns 100% of the shares of Kaifeng Ivan King Biotechnology Co., Ltd. (“Ivan King”), a corporation registered in the People’s Republic of China (the “PRC”). Ivan King has entered into variable interest agreements with Kaifeng Jufeel Biotechnology Co., Ltd. (“Kaifeng Jufeel”), a PRC entity engaged in the cultivation, processing, research and development, and sale of aloe vera products developed for the health, beauty, nutritional, and pharmaceutical industries. Our business is headquartered in Henan Province, PRC. On August 5, 2011, our business began operation through Kaifeng Jufeel and its four PRC subsidiaries. We are a bio-tech company that cultivates, produces, develops, and sells raw aloe vera and aloe vera based consumer products through our distribution network in mainland China.

Corporate History

Bros Holding Company (“BHC”) was incorporated in Nevada on April 28, 2010 as a holding company for a BVI subsidiary and its subsidiaries, and traded on OTC Markets under the trading symbol “BSHG.” After 2013, BHC management ceased paying Nevada franchise taxes and BHC’s transfer agent ceased providing services due to non-payment, and therefore apparently BHC management abandoned the company. The corporate charter of BHC was revoked. On August 26, 2016, the Nevada district court, pursuant to Nevada Revised Statutes §78.347, appointed a non-affiliated shareholder as BHC’s custodian to preserve its corporate existence. Pursuant to that court order, the custodian issued to himself 85 million shares of common stock of BHC as compensation for expenses incurred in connection with reviving the Company, resulting in 100,005,000 shares of Common Stock issued and outstanding as of January 24, 2017. On January 24, 2017, the custodian sold those 85 million shares to Rong Rao (acting as nominee for Mr. Zhang, such shares beneficially owned by Mr. Zhang) for $120,000 and appointed her as the sole member of the Board of Directors of BHC.

On or about January 30, 2017, BHC changed its name to Jufeel International Group (“Jufeel Nevada”). In February 2017, BHC changed its trading symbol to “CNJG,” and effected a 1-for-500 reverse split of its Common Stock. As a result of the reverse split, there were 200,010 shares of common stock issued and outstanding, of which 170,000 shares were owned by Rong Rao and 30,010 shares were owned by the former shareholders.

Ms. Rao transferred 170,000 shares to our President and CEO, Mr. Zhang, on February 27, 2017 for no consideration. At such time, a total of 200,010 shares were outstanding prior to the establishment of the Variable Interest Entities (the “VIE”) entities and the issuance of shares of the publicly traded parent to shareholders of the PRC operating company. On March 27, 2017, Jufeel Nevada’s Board of Directors authorized the issuance of a total of 27,830,000 additional shares of Common Stock to Mr. Zhang in connection with his contribution of his interests in the PRC operating companies (through the ownership of Jufeel Holdings) to the Company and approximately 60 employees, consultants, cooperation partners and service providers of the Company for services rendered by them.

Reorganization of the Holding Company

In July 2017, Jufeel Nevada incorporated four subsidiaries, Jufeel International Group, a Wyoming corporation (“Jufeel Wyoming”), Bros Holding Company, an Oklahoma corporation (“Bros Oklahoma”), Jufeel International Group, an Oklahoma corporation (“Jufeel Oklahoma”) and Jufeel Interim Corporation, Oklahoma corporation (“Jufeel Interim”), for the purpose of conducting a series of corporate reorganizations.

The following chart illustrates the structure of the Company in 2017 prior to the reorganization:

In August 2017, Jufeel Nevada merged into Jufeel Interim, and then merged into Bros Oklahoma, with Bros Oklahoma as the surviving entity. Bros Oklahoma was sold to a non-affiliated third party, and later dissolved on November 3, 2017. On August 22, 2017, Jufeel Oklahoma merged into Jufeel Wyoming in order to change its domicile to Wyoming, with Jufeel Wyoming as the surviving entity.

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Current Operations and Subsidiaries

Jufeel Holdings was established in the BVI on May 10, 2017 by a third party on behalf of Mr. Zhang. On May 16, 2017, the third party transferred all the shares to Mr. Zhang for no consideration. On August 22, 2017, Mr. Zhang has transferred all his shares of Jufeel Holdings to Jufeel Wyoming as contribution to the capital of Jufeel Wyoming, pursuant to which Jufeel Holdings became a wholly-owned subsidiary of Jufeel Wyoming. In exchange for such contribution, Mr. Zhang and two companies controlled by him collectively received an aggregate of 18,722,943 shares of Jufeel Wyoming in September to October of 2017.

Ivan International was established as an investment holding company by a third party in Hong Kong Special Administrative Region of the PRC on April 23, 2015. On June 7, 2017, the shares of Ivan International were transferred to Mr. Zhang for US$1,200. On the same day, Jufeel Holdings signed a shareholding entrustment agreement with Mr. Zhang to state that Mr. Zhang holds the equity interest in Ivan International on behalf of Jufeel Holding. On October 27, 2017, the official transfer of shares of Ivan International to Jufeel Holdings was completed, pursuant to which Ivan International became a wholly-owned subsidiary of Jufeel Holdings.

Ivan King was established as a wholly foreign owned enterprise on August 9, 2017 in Kaifeng, the PRC by Ivan International.

VIE Entities

Kaifeng Jufeel was incorporated on August 5, 2011 registered in Kaifeng, Henan Province, under the laws of the PRC with a principal office in Zhengzhou, Henan. Kaifeng Jufeel was 49% owned by Mr. Zhang and 51% owned by Henan Jufeel Technology Group Co., Ltd. (“Henan Jufeel”), an entity owned by Mr. Zhang, before September 23, 2016. From September 23, 2016 to October 24, 2017, Mr. Zhang contributed 32.5% of the equity interests of Kaifeng Jufeel to certain shareholders (See Note 17 to the financial statements for the year ended December 31, 2018 for details). After the contribution, Mr. Zhang owns 67.5% of the equity interests of Kaifeng Jufeel.

Hainan Zhongchen Biological Engineering Co, Ltd. (“Hainan Zhongchen”) was incorporated on July 3, 2001 in Haikou, Hainan Province, under the laws of the PRC by former independent third parties. In 2012, the 70% ownership interest of Hainan Zhongchen was sold to Jufeel Technology and Trading Co., Ltd., a company controlled by Mr. Zhang, for $3,103,133 and Mr. Zhang became the ultimate controlling shareholder of Hainan Zhongchen. In October 2016, the 70% ownership interest of Hainan Zhongchen owned by Jufeel Technology and Trading Co., Ltd. was transferred to Kaifeng Jufeel. As the result, the transfer of the 70% ownership interest was accounted as business combination under common control.

Suzhou Yihuotong E-business Co, Ltd (“Suzhou Yihuotong”) was incorporated on August 10, 2016 registered in Suzhou, Jiangsu Province, under the laws of the PRC, a wholly owned subsidiary of Kaifeng Jufeel.

Wuxi Jufeel PMAS Life Technology Co, Ltd (“Wuxi Jufeel”) was incorporated on October 11, 2016 registered in Suzhou, Jiangsu Province, under the laws of the PRC. The shareholders Mrs. Yi Zhang (sister of Rongxuan Zhang), Henan Jufeel and Mr. Dajie Lu (husband of Yi Zhang) hold 70%, 10% and 20% of Wuxi Jufeel’s equity interest, respectively. On the same day, Mrs. Yi Zhang and Henan Jufeel signed a share entrustment agreement with Kaifeng Jufeel and agreed that they hold the equity interest in Wuxi Jufeel on behalf of Kaifeng Jufeel. In this regard, Kaifeng Jufeel owns 80% equity interest in Wuxi Jufeel. As a result, the Company consolidates Wuxi Jufeel and there is 20% non-controlling interests.

Changzhou Jufeel PMAS Aloe Biotechnology Co, Ltd. (“Changzhou Jufeel”) was incorporated on May 23, 2017 registered in Changzhou, Jiangsu Province, under the laws of the PRC. Kaifeng Jufeel owns 70%, and Wuxi Jufeel owns 30% of its equity interests.

Effective on August 22, 2017, shareholders of Kaifeng Jufeel and Ivan King entered into a series of contractual agreements (“VIE Agreements” which are described below). As a result, the Company, through its wholly-owned subsidiary, Ivan King, consolidates Kaifeng Jufeel’s operations, assets and liabilities.

As a part of the holding company reorganization, on September 15, 2017 and October 24, 2017, Jufeel Wyoming issued 27,830,000 additional shares to Mr. Zhang and employees, service providers and cooperation partners of the Company. The percentages of ownership of these shares resembled the pro rata ownership of each holders in Kaifeng Jufeel prior to the reorganization. Following the issuances, Mr. Zhang owns, either directly or through entities controlled by him, approximately 18,892,943 shares, or 67.4% of the Company’s Common Stock. On October 25, 2017, the reorganization was completed.

Immediately before and after the Reorganization, the ultimate owners’ equity interests of Kaifeng Jufeel were almost identical of those of the Company. Accordingly, the Reorganization is accounted for as a legal reorganization of the entities under common control in a manner akin to a pooling of interest as if the Company, through its wholly owned subsidiaries, had been in existence and been the primary beneficiary of the VIE throughout the periods presented in the consolidated financial statements.

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Contractual Arrangements among Our Wholly-Foreign Owned Enterprises, Variable Interest Entities and the Variable Interest Entity Equity Holders:

On August 22, 2017, Ivan King, Kaifeng Jufeel, and the shareholders of Kaifeng Jufeel entered into VIE Agreements in order to enable the Company to (1) have power to direct the activities that most significantly affects the economic performance of Kaifeng Jufeel, and (2) receive the significant economic benefits of Kaifeng Jufeel. The Company is fully and exclusively responsible for the management of Kaifeng Jufeel, assumes all of risk of losses of Kaifeng Jufeel and has the exclusive right to exercise all voting rights of Kaifeng Jufeel’s shareholders. Therefore, in accordance with ASC 810 “Consolidation”, the Company is considered the primary beneficiary of Kaifeng Jufeel and has consolidated Kaifeng Jufeel’s assets, liabilities, results of operations, and cash flows in its consolidated financial statements. Summaries of the VIE Agreements are as follows:

(1)

Business Operations Agreement: Pursuant to the terms of a Business Operations Agreement dated August 22, 2017, by and among Ivan King, Kaifeng Jufeel and the shareholders of Kaifeng Jufeel (the “Business Operations Agreement”), Kaifeng Jufeel and their shareholders agreed to entrust the operations and management of its business to Ivan King. According to the Business Operations Agreement, Ivan King possesses the full and exclusive right to manage Kaifeng Jufeel’s operations, assets and personnel, and Kaifeng Jufeel shall pledge to Ivan King all of its assets, including accounts receivable, and Ivan King has the obligation to act as Kaifeng Jufeel’s guarantor in the agreements between Kaifeng Jufeel and third parties in connection with Kaifeng Jufeel’s business operations to provide full guarantee on Kaifeng Jufeel’s performance. The Business Operations Agreement has a ten-year term but may be terminated earlier if (i) the parties mutually agree to terminate the agreement; (ii) the dissolution of Kaifeng Jufeel; or (iii) Ivan King acquires all the assets or equity of Kaifeng Jufeel (as more fully described below under “Exclusive Option Agreement”).

(2)

Exclusive Consulting and Service Agreement: Pursuant to the terms of an Exclusive Consulting and Service Agreement dated August 22, 2017, between Ivan King and Kaifeng Jufeel (the “Service Agreement”), Ivan King is the exclusive technology consulting service provider to Kaifeng Jufeel. Kaifeng Jufeel agreed to pay Ivan King all fees payable for technology which may be developed or owned by Ivan King. The Service Agreement shall remain in effect for ten years or until (i) the parties mutually agree to terminate the agreement; (ii) the dissolution of Kaifeng Jufeel; or (iii) Ivan King acquires Kaifeng Jufeel (as more fully described below under “Exclusive Option Agreement”).

(3)

Shareholder’s Voting Proxy Agreement: Pursuant to the terms of certain Shareholder’s Voting Proxy Agreements dated August 22, 2017, between Ivan King and each of the shareholders of Kaifeng Jufeel (the “Shareholder’s Voting Proxy Agreements”), the shareholders of Kaifeng Jufeel irrevocably appointed Ivan King as their proxy to exercise on such shareholders’ behalf all of their voting rights as shareholders pursuant to PRC law and the Articles of Association of Kaifeng Jufeel, including the appointment and election of directors of Kaifeng Jufeel. The Shareholder’s Voting Proxy Agreements have a term of 10 years and will be mutually extended on each 10-year anniversary; provided that should the Business Operations Agreement terminate, the Shareholder’s Voting Proxy Agreements will automatically terminate.

(4)

Exclusive Equity Option Agreement: Pursuant to the terms of an Exclusive Option Agreement dated August 22, 2017, by and among Ivan King, Kaifeng Jufeel, and the shareholders of Kaifeng Jufeel (the “Exclusive Option Agreement”), the shareholders of Kaifeng Jufeel granted Ivan King (or its designee) an irrevocable and exclusive purchase option (the “Option”) to acquire Kaifeng Jufeel’s equity interests and/or remaining assets, but only to the extent that the acquisition does not violate limitations imposed by PRC law on such transactions. The Option is exercisable at any time at Ivan King’s discretion so long as such exercise and subsequent acquisition of Kaifeng Jufeel does not violate PRC law. The consideration for the exercise of the Option shall be the registered capital of Kaifeng Jufeel. Ivan King may transfer all rights and obligations under the Exclusive Option Agreements to a third party. The Exclusive Option Agreement may be terminated by Ivan King if its exercise becomes prohibited by law.

(5)

Equity Interest Pledge Agreement: Pursuant to the terms of an Equity Interest Pledge Agreement dated August 22, 2017, between Ivan King and the shareholders of Kaifeng Jufeel (the “Pledge Agreement”), the shareholders of Kaifeng Jufeel pledged all of their equity interests in Kaifeng Jufeel to Ivan King, including the proceeds thereof, to guarantee all of Ivan King’s rights and benefits under the Business Operations Agreement, the Exclusive Option Agreements, and the Shareholder’ Voting Proxy. Prior to termination of the Pledge Agreement, the pledged equity interests cannot be transferred without Ivan King’s prior written consent. The Pledge Agreements may be terminated only upon the written agreement of the parties, and expire two years after the last to terminate of any of the other named agreements.

Ivan King acquired Kaifeng Jufeel using the VIE arrangement based on our need to further develop our business and comply with PRC regulatory requirements.

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Corporate Structure

The following chart illustrates our Company’s current corporate structure:

Our Business

Our founder, Mr. Zhang, began researching the aloe vera industry in the United States in 1999. He believed that this plant, virtually unknown in China, could be developed and marketed for domestic production, and began a worldwide search for the best plant stock and processing practices. As a result, he organized the Company into a vertically integrated producer, developer and supplier of products from the aloe vera plant. We believe that Aloe vera (Aloe barbadensis miller) has a great potential in the cosmetic and health industry as there are more than 75 bioactive compounds found in the plant. Aloe vera has traditionally been used as an emollient remedy for skin conditions such as burns, sunburns, frostbite and psoriasis, but has seen wide use in cosmetics and health supplements. Aloe vera may have health benefits as a home remedy for gastrointestinal and other ailments. High purity polysaccharides including acetylated mannan may be beneficial to the human immune system and are believed to have other pharmacological applications. (China Medicine Guide; February 2015, volume No. 13.) We produce aloe products for four major consumer market categories: health, beauty, nutritional supplements and pharmaceutical.

On December 3, 2018, the Office of the National Leading Group for the Identification and Management of High and New Technology Enterprises issued the Notice on Promulgation the Third Batch of Proposed High and New Technology Enterprises in Henan Province in 2018, and Kaifeng Jufeel was listed among them, becoming a high-growth enterprise supported by the state, which enjoys certain benefits, including a 10% discount on tax rates, and enhancing the market value and international visibility of the company.

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Raw Materials and Cultivation

Aloe vera is a tropical plant, and grows best in tropical climates with moderate rainfall and black cotton soils (heavy soils) such as those found in Hainan Province, China. Hainan, colloquially known as “China’s Hawaii,” is an island province in the south of China across the Gulf of Tonkin from Vietnam. The aloe vera plant is native to Africa, the Mediterranean, and the Middle East, but has been grown commercially in the U.S. in the Rio Grande Valley of Texas and in California, and worldwide in similar desert climates. The plant is primarily propagated by planting suckers, or offshoots of the parent plant. Natural propagation of aloe vera by suckers is slow, and has historically been unable to meet the increasing demand of the health and cosmetic industries. Aloe plant suckers can be harvested approximately two to three years after planting.

We use both raw materials harvested from our own cultivation facilities in Hainan and materials purchased from two unrelated party cultivators in Hainan, Jinquisong Agricultural Development Co., Ltd., which is engaged in general agricultural production and has supplied us since 2013, and an individual aloe vera cultivator, Mr. Zhou Haitao, an individual aloe leaf supplier in Haikou City, who has supplied us with aloe leaves since 2010. We grow our plants on our 305-acre farm located in Hainan Province. In China, all land is owned by the state and agricultural land is generally owned by rural collectives. We lease our current aloe growing properties under leases that expire in 2025, 2031 and 2043. We are currently negotiating the lease of an additional 100 acres of land to increase our production capacity.

Production

Following harvest, the aloe vera leaves go through a state of the art production process to extract the gel and juice. Our processing and extraction facility is in Haikou City, Hainan. We are currently constructing a new building in Kaifeng, Henan Province, which will be used as our offices and production facility of our PMAS products. We expect the construction to be completed by the end of 2019. We also purchase some of our cosmetic products from a company in Guangzhou, Guangdong Province, and outsource the production of our aloe drinks to a company in Henan Province.

We use state of the art, reverse osmosis cold processing technology that enables separation, purification, concentration and disinfection to be conducted at normal room temperatures, thus preserving the bioactive properties of aloe vera. The cleanliness of our processing facility is certified by the CFDA to produce food-grade product, and we process the plants without using chemicals or additives. Harvested leaves must be refrigerated if they are not immediately processed to preserve the integrity of the active ingredients.

Our Products

We sell both raw aloe materials and a variety of branded aloe products sold under our Jufeel trademark. May of our products use a bioactive ingredient, PMAS (which is short for “Pure Materials Acemannan Source”), or “pure acetate” (phthalocyanine), which is extracted from the acetylated mannan (Acemannan) polysaccharide found in aloe leaves through our patented technology and named by our Company. Approximately 0.7 grams of PMAS can be extracted from each kilogram of aloe leaves. We believe PMAS is an advanced living cell anti-aging technology and bioimmunopolysaccharide purification technology. We have developed proprietary processing methods to produce what we believe is the purest and most efficacious PMAS products worldwide. A team led by our CEO, Prof. Rongxuan Zhang, and Dr. Wenxing Chen of Nanjing University of Traditional Chinese Medicine has been working on pure PMAS for several years. The comprehensive patent of this technical achievement was officially approved by the International Patent Cooperation Union (PCT Union) in September 2014, and obtained patent in United States, China and Hong Kong.

On September 22, 2014, after People’s Daily published a report on “JUFEEL PMAS technology to win approval by the International Patent Cooperation Union”, and subsequent reports by other media in China, PMAS technology became one of the hot topics in the international pharmaceutical industry. In December 2014, a medical research paper “Study on PMAS-like estrogen-like effects” co-authored by Prof. Rongxuan Zhang was published in the National Medical Journal, Journal of Traditional Chinese Medicine, No. B12, Vol. 0, 2014. The paper explained the use of in vitro MCF-7 cell proliferation assay and in vivo rat bilateral ovariectomy model to observe the stimulation of proliferation of MCF-7 cells by PMAS, and evaluated the estrogen-like effect of PMAS by detecting estrogen levels after intervention with PMAS.

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Our most popular products are PMAS Aloe Vera Gel Juice, PMAS aloe tablet, and PMAS aloe product series such as PMAS No. 1, No.2 and No. 3. Below is a list and brief descriptions of our key products:

S/N	Product	Description	Category
1	PMAS No. 1	Aloe Vera Oral Fast Dissolving Film. PMAS No. 1, a film-shaped product containing 15mg of PMAS, which is believed to enhance immunity.	Health Care
2	PMAS No. 2

Aloe Vera Freeze-dried Powder.

PMAS No. 2 is freeze-dried powder product containing 200mg of PMAS, which is believed to enhance immunity. In addition, we believe that it helps to improve the vision for teenagers with myopia.

Health Care
3	PMAS No. 3	Aloe Vera Freeze-dried Powder. PMAS No. 3 is freeze-dried powder product containing 2000mg of PMAS, which is believed to enhance immunity.	Health Care
4	PMAS No. 6

Nano-Aloesolution

PMAS No. 6 adopted nano technology, which made the melocular diameter reach 0.1 nanometer and enbale to enter the cells to repair. It is believed to have great effect in enhancing the immune system, as well improving vision.

Health Care
5	PMAS Aloe Vera Gel Juice	PMAS Aloe Vera Gel Juice It was also named Super ZD previously. It is believed to have great effect in enhancing the immune system and help to clean up the toxins in the liver.	Health Care
6	PMAS Aloe Vera Gel Concentrate	PMAS Aloe Vera Gel Concentrate It has similar effect as PMAS Aloe Vera Gel Juice, but more viscous and has certain regulatory effect on the stomach and intestines.	Health Care
7	Omega-3 Gel Candy	Omega-3 Gel Candy The Omega-3 Gel Candy contains Linolenic acid, and it is believed to help to reduce the lipids and pressure of the blood.	Health Care
8	Aloe Vera Tablets	Aloe Vera Tablets We believe it helps to clean up the toxins in the body, clean the lung and improve discomfort after smoking.	Health Care
9	Effervescent tablets and chewable tablets	The two products have similar functions. They are believed to enhance immunity and improve throat and stomach discomfort.	Health Care
10	Aloe Vera Gel, toothpaste, and other household products

Aloe Vera Gel, toothpaste, shampoo, hair conditioner, body lotion.

Our Aloe Vera Gel and toothpaste have included PMAS. We believe the Aloe Vera Gel has the effect of repairing the cells and has antibacterial and anti-inflammatory effect. The Toothpaste is able to clean up tartar comparing with other products.

Household chemicals
11	Aloe Vera Juice	Aloe Vera Juice The aloe vera juice is mainly being supplied for airlines passengers.	Drinks
12	Seven-piece Skin Care Set, Facial Mask	Seven-piece Skin Care Set, Facial Mask With the inclusion of PMAS and Aloe Vera concentrate, the products are believed to be more effective in moisturizing and whitening of the skin.	Beauty products

Our revenues by product are as follows:

	Year ended	Percentage	Year ended	Percentage
	12/31/2018	of Revenues	12/31/2017	of Revenues
Health care products and cosmetics	$16,545,885	93.8%	$26,367,931	94.6%
Aloe material sales	1,023,418	5.8%	1,210,167	4.3%
Related party sales of aloe material	-	-	269,002	1.0%
Related party sales of health/cosmetics	63,985	0.4%	16,872	0.1%
Total sales	$17,633,288	100.0%	$27,863,972	100.0%

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New Products

In 2018, the Company introduced its latest product, PMAS No. 6, an aloe vera gel products which is an upgraded version of aloe vera Oral Instant Membrane using nanotechnology. We believe that the introduction of new products will increase our revenue. During the six months ended June 30, 2019, sales of PMAS No.6 reached 13% of the total product sales.

Product Distribution

We are constantly monitoring the market for our products and adapting our sales techniques in an effort to maximize our sales potential. From 2017, the Company decided, rather than rely on smaller buyers of its products, to target larger customers (dealers). Under the large customers (dealers) model, distributors/dealers do not need to pay membership fees. This motivated more large customers to build business relationship with the company. We currently continue to apply this large customers (dealers) model.

Our Major Customers

We earn revenues through the sale of our products through enterprise customers who sell our products to the end users throughout China. The Company is seeking new customers such as health centers to diversify its customer base.

In 2018, we had 412 distributors, compared to 466 in 2017. One distributor, Zhengzhou Jiuxing Biotechnology Information Center, accounted for 31% of annual sales in 2018 and 20% of annual sales in 2017. Anhui Xunhe E-business Co., Ltd (and its affiliated company, Anhui Pupuying E-business Co., Ltd), has accounted for 28% of annual sales in 2018 and 15% of annual sales in 2017. Hainan Zhengshunli Biotechnology Co., Ltd has accounted for 7% of annual sales in 2018 and 11% of annual sales in 2017.

In the quarter ended June 30, 2019, we had 518 distributors. One distributor, Zhengzhou Jiuxing Biotechnology Information Center, accounted for 32% of sales for the six months ended June 30, 2019. Anhui Pupuying E-Business Co., Ltd, accounted for 71% of sales for the six months ended June 30, 2018.

Our Growth Strategy

Although China has a long tradition of herbal remedies, the aloe plant is not native to China. In the United States, according to a 2015 survey conducted by industry trade group the Council for Responsible Nutrition, over 50% of adults take herbal supplements. China has a long history of natural remedy use, but Chinese consumers are comparatively unfamiliar with the potential health uses of aloe. We believe our domestic sales will increase as Chinese consumers learn more about the potential health benefits and uses for aloe.

To help increase market penetration, we have established a sales and marketing center in Kaifeng, Henan Province. We plan to reach out to more enterprise customers and build long term relationships with them. Due to the potential health uses of aloe, our aloe products are now sold by health centers. As of June 30, 2019, we have business with 26 health centers. We plan to cooperate with more health center throughout China. In addition, currently our branded products are primarily sold in mainland China, but we plan to enter international markets in Europe, Asia, and the United States as we increase production.

Research and Development

We currently operate our research and development department located in Changzhou. As of June 30, 2019, we have 12 research and development personnel, two of which hold advanced degrees. Our research and development department is responsible for developing advanced health and beauty technologies and new pharmacological products.

We spent approximately $979,944 and $596,297 on research and development expenses during 2018 and 2017, respectively. These expenses included the costs of development new products like our new processing and extraction methods and methods to improve our current processes. We plan to continue our research and development activities in 2019 and have budgeted similar amounts for these costs.

In the past few years, we have established cooperation relationships with Zhejiang University, the School of Pharmacy of Nanjing Traditional Chinese Medicine University (one of the most well-known schools of Chinese medicine research), the School of Pharmaceutical and Life Sciences of Changzhou University (one of the most well-known schools in China in the field of food processing) and the Zhongshan Medical University of Taiwan. We have also hired scholars and academicians from the United States and Australia to help us with scientific research. We have invested $980,000 and $816,000 in 2018 and six-month period ended June 30, 2019, respectively, in the research of aloe extract technology, aloe extract on AIDS treatment, aloe extract on tumor control research.

In April 2018, Mr. Zhang won the “Gold Award” of medical health field at the 46th Science and Technology Expo in Geneva on behalf of the Company; in August 2018, the Company’s “Aloe PMAS Oral Instant Dissolution Film Development and Industrialization” was awarded the scientific and technological achievements of the Ministry of Science and Technology of China; in September 2018, the 20th STD-AIDS and Infectious disease international meeting was held in Thailand, Mr. Zhang was invited to attend this meeting. The chairman of the conference presented Mr. Zhang with a certificate of honor jointly awarded by the world’s three prestigious universities, the University of Oxford, the University of Strasbourg, France, and the University of California; in September 2018, the Company’s PMAS No. 1 product was approved by the Chinese People’s Liberation Army General Hospital (one of the most authoritative hospitals in China) to conduct a study about the impact of PMAS on women’s climacteric syndrome (MPS), and began phase II clinical trials.

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Competition

The market for aloe products in China has just emerged in recent years, but is still relatively undeveloped.

As with most other products, a competitive advantage in the market for aloe products is derived from a favorable combination of quality, price, and customer service. We believe that we are well-positioned to compete successfully in each of those areas. Our state of the art cold processing method allows us to extract a high percentage of the available bioactive compounds in the aloe leaves, thus making our products more potent and effective than our competitors’ products. We also believe our aloe strains are of the highest and most productive varieties available worldwide. We cultivate our aloe plants organically, do not use synthetic pesticides or fertilizers for the three years prior to harvest, and use only non-GMO rootstock. Thus, although not verified by the United States Department of Agriculture (“USDA”), we believe that our aloe products are 100% organic as defined by guidelines of the USDA.

In addition, we believe that our cultivation potential is higher than any of our competitors. Due to the aloe plant’s long cultivation period and the relatively higher cost of propagation by suckers compared to seed growing, commercial aloe farming requires significant cash resources. The large cash requirement acts as a barrier to market entry. To our knowledge, our 305-acre organic aloe plant farm in Haikou City in Hainan Province is the largest organic aloe planting base in China.

Finally, our distribution model enables us to provide what we believe is superior customer service as our products ship directly from our distribution center in Henan rather than through our regional distributors. This direct shipping model enables the customer to receive the product more quickly.

Due to the significant barriers to market entry including the requirement of significant startup capital, large tracts of arable land with soil conducive to the cultivation of aloe plants, and the equipment required to process the raw materials, there is relatively minimal competition in our industry. Currently, we believe there are very few other PRC companies cultivating, producing, and selling high-quality branded aloe products.

Currently, there are at least two companies engaged in large-scale commercial cultivation and processing of aloe in Hainan and Yunnan provinces, namely Yunnan Evergreen Aloe Biological Co., Ltd. and Taishan AGHG Aloe Products Co., Ltd. Additionally, there are other companies offering aloe juice beverages in their product lines including JiRay Food Co., Ltd. These competitors may have greater market recognition and substantially greater financial, technical, marketing, distribution, purchasing, manufacturing, personnel and other resources than we do.

Licenses

We are licensed as a food sales operator for sales of prepackaged food excluding chilled and frozen food. We are also licensed to conduct foreign trade, and are designated a “High and New Technology Enterprise” by Henan Provincial Science and Technology Agency where our main offices are located. We plan to obtain a license to produce designated health food, as required by the CFDA to sell products designated as such, but as of the date of this filing, we are only licensed to produce ordinary food.

Intellectual Property

Trademarks

In addition to the protection of copyrights, patents, trademarks and trade secrets under the PRC Trademark Law, adopted in 1982 and revised in 2001, and implementation rules adopted in 2002, China has also signed on to all the world’s major intellectual property conventions, including:

•	Convention establishing the World Intellectual Property Organization (WIPO Convention) (June 4, 1980);
•	Paris Convention for the Protection of Industrial Property (March 19, 1985);
•	Patent Cooperation Treaty (January 1, 1994); and
•	The Agreement on Trade-Related Aspects of Intellectual Property Rights (TRIPs) (November 11, 2001).

The Trademark Office of the State Administration of Industry and Commerce (“SAIC”) handles trademark registrations and grants trademark registrations in China for a term of ten years.

We have used the trade mark “Jufeel” and the logo and  for various products commencing at various times since 2011. The trademarks have been registered in the following 22 classes with China’s SAIC Trademark Office, as follows (registrations are valid for ten-year periods, at expiration of which each can be renewed for additional 10-year terms):

3 – Abrasives, cosmetics, beauty masks, perfume, essential oils, detergents, wrinkle creams, toothpaste, incenses

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5 – Medicines for human purposes, medicine capsules, medicinal and chemical preparations, pharmaceuticals and pharmaceutical components, medicinal aloe preparations, antioxidants, injectables, air fresheners, pest control preparations, disinfecting wipes, medical health bags, dental impression materials

9 – Computers, telephones, network communications equipment, video recorders, entertainment equipment connected to external displays, electronic chips, lifesaving equipment, alarms, glasses

10 – Medical apparatuses and instruments, dental equipment, medical x-ray equipment, hearing aids, medical pads, bottles, condoms, prostheses, orthopedic items, suture materials

11 – Lamps, electric cookers, refrigeration, air conditioning, water supply, bathroom, disinfection and heating equipment and heating installations.

12 – Luggage carts, vehicle interior decorations, antiskid devices, windshields, land vehicle power plants, wheels, automobiles, bicycles, baby carriages

16 – Printed publications, periodicals, staplers, pens

18 – Fur covers, canes and harnesses.

20 – Nonmetallic containers for storage and transport, mirrors, bamboo craft, glass steel craft, non-metallic furniture parts

21 – Porcelain ornaments, trash cans, drying racks

24 – Fabrics, tapestries, carpets, towels, quilt covers, quilts, bed sheets, bed covers, household plastic covers, flags

25 – Clothing, children’s garments, waterproof clothing, footwear, insoles, hats, socks, gloves, ties, belts

28 – Toys, sports car, chess, sports balls, body training and sports apparatuses, skids, plastic tracks, flak jackets, fishing tackle

30 – Chocolate drinks, candies, non-medical nutrition products, biscuits, pastries, starchy foods, ice cream

31 – Live animals, live poultry, live fish, trees, cereals, plants, fresh fruits, fresh vegetables, fodder and crustaceans.

35 – Import/export agency, auctions, business management, advertising, sales promotions, trade fairs, advertising, accounting

36 – Insurance, bank, capital investment, financial services, real estate agency, brokerage, surety

37 – Construction, interior remodeling, mechanical installation, maintenance and repair, painting services, disinfection

39 – Transportation, goods delivery, transport brokerage, car rental, parking services, warehouse rental, energy distribution, courier services, sightseeing.

41 – Education, training, academic seminars, television and theatrical productions, club services, amusement parks, zoos, book publishing, providing recreational facilities

42 – Engineering, technical and scientific research, R&D for others, geological surveys, packaging design, surveys, computer programming, internet search engines, website design and maintenance

43 – Catering, restaurant, bar, hotel, accommodation, camping facilities, nursing homes, daycare, animal kennels

As a registered trademark valid from 2012 until 2022, “Jufeel” is exclusively owned by Kaifeng Jufeel Biotechnology Co. Ltd. for products within the range limited by Class No. 31; any identical or similar trademark may not be used on commodities involved in Class No. 31. Jufeel Kaifeng does not currently own any trademark on “Jufeel” outside of Class No. 31. In the event of trademark infringement, the SAIC has the authority to fine the infringer and to confiscate or destroy the infringing products. In addition to actions taken by SAIC, Jufeel Kaifeng would be entitled to sue an infringer for compensation.

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We have the following issued or applied-for patents, including 12 issued patents, and 15 patents pending:

No.	Patents Issued	Application No. or Patent No.	Date of Application	Applicant
1	A method for preparing freeze-dried powder injection for promoting estrogen secretion by using aloe and notoginseng	ZL2013104489239	September 28, 2013	Kaifeng Jufeel Biological Technology Co., Ltd. (Patent for invention in China)
2	A method for preparing freeze-dried powder injection for the treatment of liver ascites tumor by using aloe and lucid ganoderma	ZL201310448919.2	September 28, 2013	Kaifeng Jufeel Biological Technology Co., Ltd. (Patent for invention in China)
3	A method of preparing freeze-dried powder injection for promoting estrogen secretion by using aloe and notoginseng	HK1190634	September 28, 2013	Kaifeng Jufeel Biological Technology Co., Ltd. (Patent for invention in Hong Kong)
4	A method for preparing freeze-dried powder injection for the treatment of liver ascites tumor by using aloe and lucid ganoderma	HK1190612	September 28, 2013	Kaifeng Jufeel Biological Technology Co., Ltd. (Patent for invention in Hong Kong)
5	Method of preparing lyophilized powder for injection using aloe and panax pseudo-ginseng	US 10,016,366 B2	January 29, 2016	Assigned to Kaifeng Jufeel Biological Technology Co., Ltd. by Rongxuan Zhang, Zhengzhou (United States Patent)
6	A method for planting high-content O-acetyl aloe	201310576251. X	November 19, 2013	Hainan Zhongchen Biologic Engineering Co., Ltd. (Patent for invention in China)
7	A processing method for high-content O-acetyl aloe raw materials aloe products	201310576104.2	November 19, 2013	Hainan Zhongchen Biologic Engineering Co., Ltd. (Patent for invention in China)
8	A kind of aloe cutting and cleaning device	ZL201620103670.0	February 2, 2016	Hainan Zhongchen Biologic Engineering Co., Ltd. (Patent for utility models)
9	A kind of aloe flesh separation canning mechanism	ZL201620112920.7	February 4, 2016	Hainan Zhongchen Biologic Engineering Co., Ltd.
10	A kind of process technology of high-content polysaccharide and O-acetyl aloe powder products	201410036579.7	January 26, 2014	Hainan Zhongchen Biologic Engineering Co., Ltd.
11	A kind of process technology of high-content polysaccharide and O-acetyl aloe condensed juice products	201410036666.2	January 26, 2014	Hainan Zhongchen Biologic Engineering Co., Ltd.
12	A kind of process technology of high-content polysaccharide and O-acetyl aloe liquid products	201410036669.6	January 26, 2014	Hainan Zhongchen Biologic Engineering Co., Ltd.
	Patents Pending
1	An Efficient Drying Equipment for Aloe Vera Raw Materials	201820342351.4	March 14, 2018	Kaifeng Jufeel Biotechnology Co., Ltd
2	Cleaning Device for Aloe Processing	201820342315.8	March 14, 2018	Kaifeng Jufeel Biotechnology Co., Ltd
3	Dicing Device for Aloe Juice Extracting	201820342339.3	March 14, 2018	Kaifeng Jufeel Biotechnology Co., Ltd
4	A Quick Cleaning Device for Aloe Vera	201820342310.5	March 14, 2018	Kaifeng Jufeel Biotechnology Co., Ltd
5	A Handy Device for Mashing and Extracting Aloe Juice	201820342317.7	March 14, 2018	Kaifeng Jufeel Biotechnology Co., Ltd
6	Cleanable Aloe Juice Extractor	201820342327.0	March 14, 2018	Kaifeng Jufeel Biotechnology Co., Ltd
7	A Rapid Crushing Device for Extracting Aloe PMAS	201820342321.3	March 14, 2018	Kaifeng Jufeel Biotechnology Co.
8	A Cleanable Device for Aloe Vera Piece Mixing and Crushing	201820342328.5	March 14, 2018	Kaifeng Jufeel Biotechnology Co.
9	Aloe Juice Extraction and Filtration Device for PMAS Extracting	201820342346.3	March 14, 2018	Kaifeng Jufeel Biotechnology Co.
10	Natural Aloe Vera Gel Two-stage Extraction Device	201820342314.3	March 14, 2018	Kaifeng Jufeel Biotechnology Co.
11	Portable Aloe Freeze-dried Powder Cold Closet	201820342326.6	March 14, 2018	Kaifeng Jufeel Biotechnology Co., Ltd
12	Application of aloe PMAS in the preparation of drugs for treating pulmonary fibrosis	201810141099.5	October 25, 2017	Kaifeng Jufeel Biological Technology Co., Ltd.
13	A kind of compound enzyme formula for PMAS regulating hyperglycemia symptom and its production technology	201711005385.0	October 17, 2017	Kaifeng Jufeel Biological Technology Co., Ltd.
14	A kind of compound enzyme formula for PMAS anti-cancer and its production technology	201710964817.4	October 17, 2017	Kaifeng Jufeel Biological Technology Co., Ltd.
15	A kind of compound enzyme formula for PMAS removing freckles and beautifying skin and its production technology	201710967225.8	September 10, 2013	Kaifeng Jufeel Biological Technology Co., Ltd.

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Business Trade Secrets

We rely on Chinese business secret laws to protect our trade secrets. All our business processes have been developed internally. We have taken several measures to maintain our formulations as a business secret under Chinese law, including signing confidentiality agreements with all of our officers and employees. Notwithstanding these measures, if we are required to sue to protect our rights in the formulations, the ultimate determination of whether the formulations constitutes a business secret protected under Chinese law will be made on the facts of the case itself. We cannot guarantee that we will be found to have a business secret or that any court will protect our rights in the formulations.

Properties

There is no private ownership of land in China. All land is owned by the PRC government on behalf of all Chinese citizens or collectively owned by farmers. Land use rights can be granted or transferred with or without consideration upon approval by the PRC State Land Administration Bureau or its authorized branches.

Our principal executive offices are located 19/F, Building 3, Yabao Oriental International Plaza, 85 Jinshui East Road, Zhengzhou, Henan Province, PRC. Our new centralized administration offices and production facilities in the Kaifeng Jufeel Biotechnology Industrial Park are under the final stage of construction and are expected to be complete by the end of 2019. We are also in the process of negotiating for the long-term lease of additional cultivation acreage in Hainan.

The following table summarizes our real property interests as of the date of this prospectus:

Facility Location	Address	Operational Purpose	Area	Ownership Status and Term
Henan	19/F and 20/F, Building 3, Yabao Oriental International Plaza, 85 Jinshui East Road, Zhengzhou	Office	2,553.56 sq. meters	Lease from a related party*
Hainan	Yingtou Village Yangfeng Township, Meilan District, Hainan Province	Cultivation	250 mu	Lease until 10/1/2025
Hainan	Yangqin Village, Fushan Township, Chengmai, Hainan Province	Cultivation	800 mu**	Lease until 2/28/2031
Hainan	Duncha Village Fushan Township, Chengmai, Hainan Province	Cultivation	800 mu***	Lease until 12/08/2043
Hainan	99 Hainan Road, Haikou City, Hainan Province	Office and processing facility	1,900 sq. meters	Lease until 9/30/2021
Henan	Longhai 3rd Road, Kaifeng, Henan Province	Principal Executive Offices and Marketing Center	58,554.58 sq. meters	Owned
Henan	North of Longhai 3rd Road, Kaifeng, Henan Province	Future office, processing and warehouse****	75,334.5 sq. meters	Land grant until 9/30/2065
Jiangsu	Room 501~507, Building 1-B, 801 ChangwuZhonglu, Changzhou city, Jiangsu Province	Office	1,928.34 sq. meters	Owned
Jiangsu	Room 601~607, Building 1-B, 801 ChangwuZhonglu, Changzhou city, Jiangsu Province	Office	1,921.76 sq. meters	Owned
Jiangsu	Room 101, Building A, Changzhou Science and Technology Building, Changzhou city, Jiangsu Province	Office	140 sq. meters	Lease until 5/24/2020
Jiangsu	509-512, 5th floor, Building D, Tianrun Science and Technology Building, Changzhou city, Jiangsu Province	Office	387 sq. meters	Lease until 6/30/2020
Jiangsu	112, 1st floor, Building D, Tianrun Science and Technology Building	Office	253 sq. meters	Lease until 9/30/2020
Shanghai	Room 01-04, 20/F, 89 Zhapu Road, Hongkou district, Shanghai	Office	1,260.1 sq. meters	Lease until 2/9/2021

___________

*

The Company leases its administrative offices, consisting of 2,554 square meters of office space on two floors of a commercial office building owned by Mr. Zhang, its President and principal shareholder, and his spouse, Mrs. Guo Li. The lease is for a term of one year, renewable annually on each September 1.

**	This land is currently not cultivated.
***	Out of the total 800 mu, 300 mu is currently cultivated with aloe, and the remaining 500 mu is not cultivated.
****	Under construction – estimated to be completed by the end of 2019.

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Employees

We have 144 full-time employees, 66 of which are based at our corporate headquarters and marketing center in Zhengzhou, Henan Province, 48 of which are based at our cultivation center and processing facility in Haikou City, Hainan Province, 26 of which are based at our subsidiary in Changzhou and 4 of which are based at Wuxi cities, Jiangsu Province. All executive officers of the Company, except our CFO, Marc P. Palker, are full time employees of the Company. The employees of at least two of the Company’s PRC operating companies, Hainan Zhongchen and Kaifeng Jufeel have signed a typical PRC employment contract containing terms concerning government mandated health insurance, social insurance, employment injury insurance, unemployment, maternity insurance provisions and monthly compensation.

The agreements entered into by the Company and its Executive Officers are summarized as follows. Except the agreement with Marc P. Palker, the CFO, all agreements are governed by the labor contract law of the PRC:

Rongxuan Zhang, President, CEO, Director: On May 6, 2018 the Company entered into an agreement with Mr. Zhang for a term three years, pursuant to which the Company agreed to pay Mr. Zhang a monthly salary of RMB 17,500, plus overtime pay and allowances.

Wenxing Fu, COO, Director: On October 1, 2016 the Company entered into an agreement with Mr. Fu for a term of three years, pursuant to which the Company agreed to pay Mr. Fu a monthly salary of RMB 5,000 plus overtime pay and allowances.

Lin Bao, Former CFO: On February 22, 2019 the Company entered into an agreement with Ms. Bao for a term of one year, pursuant to which the Company agreed to pay Ms. Bao a monthly salary of RMB 90,000. In the event the agreement is terminated by the Company, the Company shall pay Ms. Bao the equivalent of one month’s salary for each year of service starting from February 22, 2018. Ms. Bao resigned from her position as the CFO as of August 19, 2019.

Marc P. Palker, CFO: On August 8, 2019, the Company entered into an agreement with MPP Associates, Inc. (“MPP”), pursuant to which MPP agreed to provide certain accounting and financial services to the Corporation, including assigning its President, Marc P. Palker, to provide services and perform responsibilities to the Company as its CFO. The Company agreed to (i) pay MPP a service fee of $6,000 per month; (ii) reimburse travel expenses incurred by MPP; and (iii) indemnify and include MPP and Mr. Palker in a director and officer policy.

Lei Chen, CAO: On October 1, 2016 the Company entered into an agreement with Mr. Chen for a term of three years, pursuant to which the Company agreed to pay Mr. Chen a monthly salary of RMB 3,000 plus overtime pay and allowances.

Aizhen Ren, CMO, Director: On December 13, 2016 the Company entered into an agreement with Ms. Ren for a term of three years, pursuant to which the Company agreed to pay Ms. Ren a monthly salary of RMB 4,000, plus overtime pay and allowances.

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Compliance with Government Regulation

Due to its main presence and business operations in China, the Company and its subsidiaries are subject to the laws and regulations of the PRC.

Restrictions on Food and Drug Production and Labeling

In accordance with the provisions of Article 77 of China’s Food Safety Law, adopted in 2015, and the relevant provisions of the Regulations on Health Food Registration and Filing, health food can only be lawfully produced by enterprises holding a health food production license and the health food produced must be registered with the CFDA based on different raw materials used. Because we do not hold a license to produce health food, we must market, advertise, and sell our products as ordinary food.

Restrictions on Advertisement

In accordance with the provisions of Article 17 of China’s Advertising Law, only medical, pharmaceutical, and medical device products may be advertised as treatment to diseases. This law also prohibits the use of medical terms and misleading statements to advertise or market products not registered for medical or pharmaceutical use. Also, trademarks used in product advertisements should comply with the foregoing laws. Should our products be found to violate any of these laws, we could be subject to fines and legal liability in China.

Advantages of Designation as “Encouraged” Business

The principal regulation governing foreign ownership of businesses in China is the Foreign Investment Industrial Guidance Catalogue, effective December 11, 2007 (the “Catalogue”). The Catalogue classifies various industries into four categories: encouraged, permitted, restricted and prohibited. The business of the Company and its subsidiaries falls within the “Encouraged” category of the Catalogue.

Such a designation offers businesses distinct advantages. For example, businesses engaged in “encouraged” industries:

•	are not subject to restrictions on foreign investment, and, as such, foreigners can own a majority in Sino-foreign joint ventures or establish wholly-owned foreign enterprises in the PRC;

•	with total investment of less than $100 million, are subject to regional (not central) government examination and approval which are generally more efficient and less time-consuming; and

•	may import certain equipment while enjoying a tariff and import-stage value-added tax exemption.

The National Development and Reform Commission of China and the Ministry of Commerce of China periodically jointly revise the Catalogue. As such, there is a possibility that our Company’s business may fall outside the scope of the definition of an encouraged industry in the future. Should this occur, we would no longer benefit from such designation.

Taxation and Subsidies

The Chinese government provides tax incentives and subsidies to domestic companies in our industry to encourage the development of agricultural and high technology businesses in China. Since 2016, we received business tax exemptions or reductions, subsidies, and government incentives from the local tax administration, reducing our tax rate from 25% to 15%, due to being awarded numerous awards and accolades for being a High and New Technology Enterprise developing technologies with broad health and social benefit. The certificate of High and New Technology Enterprise will be reviewed by the relevant government agency every three years.

The Chinese government authorities may reduce or eliminate these high-tech industry tax incentives through new legislation or other regulatory actions at any time in the future. Should we no longer be exempt from regular taxation, our applicable tax rate would increase from 15% to up to 25%, the standard business income tax rate in China.

Regulation of Foreign Currency Exchange and Dividend Distribution

Foreign Currency Exchange. The principal regulations governing foreign currency exchange in China are the Foreign Exchange Administration Regulations (1996), as amended, and the Administration Rules of the Settlement, Sale and Payment of Foreign Exchange (1996). Under these regulations, Renminbi are freely convertible for current account items, including the distribution of dividends, interest payments, trade and service-related foreign exchange transactions, but not for most capital account items, such as direct investment, loans, repatriation of investment and investment in securities outside China, unless the prior approval of SAFE or its local counterpart is obtained. In addition, any loans to an operating subsidiary in China that is a foreign invested enterprise, cannot, in the aggregate, exceed the difference between its respective approved total investment amount and its respective approved registered capital amount. Furthermore, any foreign loan must be registered with SAFE or its local counterparts for the loan to be valid. Any increase in the amount of the total investment and registered capital must be approved by the PRC Ministry of Commerce or its local counterpart. We may not be able to obtain these government approvals or registrations on a timely basis, if at all, which could result in a delay in the process of making loans to our subsidiaries.

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Dividend Distribution. The principal regulations governing the distribution of dividends by foreign holding companies include the Foreign Investment Enterprise Law (1986), as amended, and the Administrative Rules under the Foreign Investment Enterprise Law (2001).

Under these regulations, foreign investment enterprises in China may pay dividends only out of their retained profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, foreign investment enterprises in China are required to allocate at least 10% of their respective retained profits each year, if any, to fund certain reserve funds unless these reserves have reached 50% of the registered capital of the enterprise. These reserves are not distributable as cash dividends.

Notice 75. On October 21, 2005, SAFE issued Notice 75, which became effective as of November 1, 2005. According to Notice 75, prior registration with the local SAFE branch is required for PRC residents to establish or to control an offshore company for the purposes of financing that offshore company with assets or equity interests in an enterprise located in the PRC. An amendment to registration or filing with the local SAFE branch by such PRC resident is also required for the injection of equity interests or assets of an onshore enterprise in the offshore company or overseas funds raised by such offshore company, or any other material change involving a change in the capital of the offshore company.

Under the relevant rules, failure to comply with the registration procedures set forth in Notice 75 may result in restrictions being imposed on the foreign exchange activities of the relevant onshore company, including the increase of its registered capital, the payment of dividends and other distributions to its offshore parent or affiliate and capital inflow from the offshore entity, and may also subject relevant PRC residents to penalties under PRC foreign exchange administration regulations.

Starting from March 8, 2010, PRC residents are required to register with SAFE in connection with their investments overseas. If we use our stock or other equity interest to purchase the assets or equity interest of a PRC company owned by PRC residents in the future, such PRC residents will be subject to the registration procedures described in Notice 75.

New M & A Regulations and Overseas Listings. On August 8, 2006, six PRC regulatory agencies, including the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, CSRC and SAFE, jointly issued Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the New M&A Rule, which became effective on September 8, 2006. This New M&A Rule, among other things, includes provisions that purport to require that an offshore special purpose vehicle formed for purposes of overseas listing of equity interests in PRC companies and controlled directly or indirectly by PRC companies or individuals shall obtain the approval of CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, CSRC published on its official website procedures regarding its approval of overseas listings by special purpose vehicles. The CSRC approval procedures require the filing of a number of documents with the CSRC and it would take several months to complete the approval process. The application of this new PRC regulation remains unclear with no consensus currently existing among leading PRC law firms regarding the scope or the applicability of the CSRC approval requirement.

Based on our understanding of existing PRC Laws, we believe that the Company is not required to obtain CSRC approval, because the Company does not constitute a special purpose vehicle as defined by the New M&A Rules.

Regulations on Offshore Parent Holding Companies’ Direct Investment in and Loans to Their PRC Subsidiaries. An offshore company may invest equity in a PRC company which will become the PRC subsidiary of the offshore holding company after investment. Such equity investment is subject to a series of laws and regulations generally applicable to any foreign-invested enterprise in China, which include the Wholly Foreign Owned Enterprise Law, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Contractual Joint Venture Enterprise Law, all as amended from time to time, and their respective implementing rules; the Tentative Provisions on the Foreign Exchange Registration Administration of Foreign-Invested Enterprise; and the Notice on Certain Matters Relating to the Change of Registered Capital of Foreign-Invested Enterprises.

Under the aforesaid laws and regulations, the increase of the registered capital of a foreign-invested enterprise is subject to the prior approval of the authority which approved the initial investment. In addition, the increase in registered capital and the total investment amount must both be registered with SAIC and SAFE.

Shareholder loans made by offshore parent holding companies to their PRC subsidiaries are regarded as foreign debts in China for regulatory purposes which are subject to several PRC laws and regulations, including the PRC Foreign Exchange Administration Regulations, the Interim Measures on Administration on Foreign Debts, the Tentative Provisions on the Statistics Monitoring of Foreign Debts and the Administration Rules on the Settlement, Sale and Payment of Foreign Exchange.

Under these regulations, shareholder loans made by offshore parent holding companies to their PRC subsidiaries are to be registered with SAFE. Furthermore, the total amount of foreign debts that can be incurred by such PRC subsidiaries, including any shareholder loans, shall not exceed the difference between the total investment amount and the registered capital amount of the PRC subsidiaries, both of which are subject to governmental approval.

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Stringent Environmental Regulations.

Our operations and properties are subject to extensive and increasingly stringent laws and regulations pertaining to, among other things, the discharge of materials into the environment and the handling and disposition of wastes (including solid and hazardous wastes) or otherwise relating to protection of the environment.

We have incurred, and we will continue to incur, capital and operating expenditures to comply with these laws and regulations. Upon expansion of our cultivation facilities, we would expect to spend at least that amount to continue to comply with environmental regulations.

Regulation of the Plant Growing Industry. The horticulture industry in the PRC is regulated by governmental agencies, including the Ministry of Agriculture, the Ministry of Commerce, the Ministry of Health, the General Administration of Quality Supervision, Inspection and Quarantine, and the State Environmental Protection Administration. If the relevant regulatory authorities set standards with which we are unable to comply or that increase our costs as to render our products non-competitive, our profitability and our ability to sell products in China may be impacted.

Each Chinese province requires horticulture operators to obtain and maintain a license for each farm owned and operated in that province. Currently, our cultivation facility is and is expected to remain located in Hainan Province. We need to maintain our license to operate our current facility, and will need to obtain a license for any additional property we may acquire to increase our cultivation.

MANAGEMENT

Directors and Executive Officers

The following table contains information regarding our executive officers and directors as of the date of this prospectus. Other than the address for Mr. Palker which is 200 Broadhollow Road, Suite 207, Melville, NY 11747, the address of each person below is c/o Jufeel International Group, 85 Jinshui East Road19/F, Tower 3, Yabao, Zhengzhou, Henan Province, PRC 450000.

Name and Address of Executive Officer and/or Director	Age	Position(s) Held
Rongxuan Zhang	51	President, Chief Executive Officer and Director
Wenxing Fu	40	Chief Operating Officer and Director
Marc P. Palker	67	Chief Financial Officer
Lei Chen	38	Chief Administrative Officer
Aizhen Ren	59	Chief Marketing Officer and Director
Wentao Xue	48	Director
Feng Zhou	48	Director

Rongxuan Zhang, President, Chief Executive Officer and Director

Mr. Zhang was appointed our President and to our Board of Directors in March 2017. Mr. Zhang founded the Company, having been engaged in the development of its business since founding Kaifeng Jufeel in 2011, and is regarded in China as an expert in the aloe vera industry. Mr. Zhang developed PMAS and is recognized in the industry as having brought the Curacao aloe plant to China. Mr. Zhang has also served in various business leadership positions in China including as part-time Vice Chairman of Soong Ching-ling International Foundation in Hong Kong, Vice-Chairman of China Economic Trading Promotion Agency, Executive Director of Jiangsu Chamber of Commerce in Henan province, the economic adviser of the People’s Government in Jiyuan in Henan province, and Vice Chairman of Chinese Culture Promotion Society in Henan province. Mr. Zhang received his undergraduate degree from Wuhan University and is an honorary professor in the College of Life Sciences at Changzhou University.

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Wenxing Fu, Chief Operating Officer and Director

Mr. Fu joined Kaifeng Jufeel as COO in June 2014, and was appointed to the Board of Directors and as COO of the Company in October 2017. Mr. Fu has played an important role in our growth and development over the past three years. Mr. Fu graduated from the Malaysian University of Science and Technology (IUCTT) earning a Master of Business Administration degree. Before joining the Company, Mr. Fu operated several other China-based businesses in health care, security, electrical appliances, beverages and other industries. He founded Guangzhou Onerese Biotechnology Co. Ltd. in January 2013 and was its managing director. Mr. Fu has a wealth of experience in managing large scale operations, business negotiations, long term market planning, developing sales networks, and strategic positioning through media.

Marc P. Palker, Chief Financial Officer (CFO)

Mr. Palker was appointed as our CFO in August 2019. He is a Certified Management Accountant (US) and is certified in Strategy and Competitive Analysis (CSCA). He is also a Registered Tax Return Preparer as prescribed by the Internal Revenue Service of the United States of America. Mr. Palker has over 40 years of experience in accounting and financial management. From January 2012 to December 2014, he was the Chief Financial Officer of Dataram Corporation in Princeton, New Jersey. Since then Mr. Palker continues to be the President of MPP Associates Inc., a boutique consulting firm specializing in CFO services to public, private and family owned businesses. From July 2016 to June 2017, Mr. Palker served as the Global Chairman of the Board of the Institute of Management Accountants (IMA). He also served IMA in many other volunteer roles and has been a member of IMA for over 44 years. Mr. Palker also serves as the Treasurer of the Bob Feller Act of Valor Award Foundation. He holds a BS degree in accounting from Rider University and an MBA in finance from St. John’s University.

Lei Chen, Chief Administrative Officer (CAO)

Mr. Chen joined the Company at its inception 2011, as Vice President of Administrative, and was appointed to Chief Administrative Officer in January 2018. He graduated from Zhengzhou University Department of Chinese literature with a bachelor’s degree in Tourism Management. In April 2006, he worked in Germany BMW (China) Automotive Trade Co., Ltd. Central China Henan Province as Region Manager. In March 2001, he served as Executive Director of Henan Province China in France Accor (China) International Hotel Group. He has many years of management work experience in foreign companies, is proficient in administrative management.

Aizhen Ren, Chief Marketing Officer and Director

Ms. Ren joined the Company at its inception in 2011, as Vice President of Marketing, and was appointed to our Board of Directors in October 2017 and Chief Marketing Officer in January 2018. She graduated from Shandong University with a bachelor’s degree in economics and management. Ms. Ren has particular experience in logistics management of colleges and universities run by enterprises, and has significant experience in marketing.

Wentao Xue, Director

Mr. Xue was appointed to our Board of Directors in October 2017. Since 2009, Mr. Xue has been the Managing Director of China Tech-Finance (Beijing) Asset Management Co., Ltd., engaged in investment banking. Mr. Xue has 22 years of capital market experience. An as investment banker, he has participated in or directed the listing of seven Chinese companies on the Shanghai Exchange. He also participated in the NASDAQ uplisting of two Chinese companies: China Yida Holding, Co. (NASDAQ: CNYD) and China XD Plastics Company Limited (NASDAQ: CXDC). Mr. Xue assisted in funding several other successful Chinese listed companies including Jiangsu Huagong Venture Capital Co., Ltd., Hubei Forbon Technology Co. Ltd. (China stock symbol: 300387), one of China’s largest fertilizer producers; Shanghai Kexin Biotech Co., Ltd. (China stock symbol: 430175), bio-pharmaceutical and reagent manufacturers; and Shaanxi J&R Optimum Energy Co. Ltd. (China stock symbol: 300116). Mr. Xue holds a post graduate degree from the Ministry of Finance Science Research Institute, and is currently the Managing Director of (Beijing) Asset Management Co., Ltd. He also serves as a director of Jiangsu Huagong Venture Capital Co., Ltd., and as Deputy Secretary General of the China Science and Technology Promotion Association Venture Capital Professional Committee.

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Feng Zhou-Director

Feng Zhou was appointed a Director of the Company on April 22, 2019. From 1988 to 1992, Mr. Zhou attended Shanghai pharmaceutical university. From 1992 to 1997, Mr. Zhou attended Shanghai pharmaceutical university pharmacy. From 1997 to 2007, Mr. Zhou worked at SciClone Pharmaceuticals International Ltd. (SPIL) as Shanghai Sales Supervisor, Shanghai Office Manager, Marketing Support Manager and National Commercial Director. From 2007 to 2010, Mr. Zhou worked at Jiangxi Putian Medicines LTD as general manager. In 2010, he co-founded Medtour Group, focusing on medical recovering business.

Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers were not involved in any legal proceedings as described in Item 401(f) of Regulation S-K in the past ten (10) years.

On December 17, 2014, Dataram Corporation (“Dataram”) terminated its agreement with MPP Associates, Inc. (“MPP”), pursuant to which Marc Palker had been providing CFO services to Dataram. On April 8, 2015, MPP and Mr. Palker filed a complaint against Dataram and its directors in the Superior Court of the State of New Jersey, Essex County, claiming, among other things, a breach of contract by Dataram and its directors (Docket No. ESX-L-002413-15). On April 10, 2015, Dataram filed a counter action against Mr. Palker, MPP and another former officer of Dataram in the Superior Court of the State of New Jersey, Mercer County (Docket No. L-886-15). In addition, Mr. Palker and Dataram were parties to a proceeding before the United States Department of Labor, Occupational Safety and Health Administration (the “OSHA Claim”, and together with the two actions aforementioned, collectively, the “Actions”), in connection with a complaint filed by Mr. Palker alleging violations of the employee protection provisions of the Sarbanes-Oxley Act of 2002. In May 2017, the parties entered into a settlement agreement, pursuant to which the parties have agreed to settle all the Actions on terms satisfactory to them.

APPOINTMENT OF EXECUTIVE OFFICERS

Our executive officers are elected by, and serve at the discretion of, our board of directors. There are no familial relationships among our directors and executive officers.

BOARD OF DIRECTORS

Under our Bylaws, our board of directors can set the authorized number of directors, provided the number of directors may not be less than one. We currently have five directors. None of our directors qualify as independent directors.

Since the Company’s Common Stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The Nasdaq Capital Market to make this determination. Under Nasdaq Listing Rule 5605(a)(2), an “independent director” is a “person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.”

TERM OF OFFICE AND BOARD COMMITTEES

Our board members serve until the next annual meeting of shareholders, or until that member’s successor has been elected. An election of directors by our shareholders will be determined by a plurality of the votes cast.

Currently, our Board of Directors does not have a standing audit, compensation, or nominating/corporate governance committees.

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EXECUTIVE COMPENSATION

For the years ended 2018 and 2017, we did not set aside or accrue any amounts to provide pension, retirement or similar benefits for our executive officers and directors.

The following table sets forth the compensation of our executive officers as of the date of this Prospectus and for the years ended December 31, 2019, 2018 and 2017. The amounts in this table do not include normal and customary fringe benefits such as company car or similar expenses.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
Rongxuan Zhang,	2018	38,736	0	0	0	0	0	0	38,736
CEO, former CFO(1)	2017	19,974	0	0	0	0	0	0	19,974

Lin Bao, former CFO(1)	2018	137,705	0	0	0	0	0	0	137,705

Marc P. Palker (2)	2019	12,000	0	0	0	0	0	0	12,000

Wenxing Fu,	2018	30,640	0	0	0	0	0	0	30,640
COO	2017	15,151	0	0	0	0	0	81,243	96,394

Aizhen Ren, CMO(3)	2018	29,074	0	0	0	0	0	0	29,074

Lei Chen, CAO(3)	2018	25,123	0	0	0	0	0	0	25,123

Jinman Yan,	2018	0	0	0	0	0	0	0	0
former CFO(4)	2017	12,699	0	0	0	0	0	488	13,187

__________

(1)

Mr. Zhang resigned as CFO in February 2018. Ms. Bao was appointed as CFO in February 2018 and resigned from such position in August 2019. Ms. Bao did not receive compensation from the Company during 2017.

(2)	Mr. Palker was appointed as CFO of the Company in August 2019. Mr. Palker’s salary included in this table includes two months of service fees since his appointment.
(3)	Mr. Chen and Ms. Ren were appointed as executives of the Company in January 2018. They did not receive compensation from the Company as executive management during 2017.
(4)	Ms. Yan resigned as CFO in December 2017.
(5)

Other compensation represents the fair value of the share contribution made by Mr. Zhang, the controlling shareholder, to these people for their services to the Company. The service periods were from September 2016 to September 2017.

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Compensation of Directors

The following table sets forth the compensation paid to directors (other than executive officers who are also directors and whose compensation is included in the table immediately preceding) for the fiscal year ended December 31, 2018 and 2017.

Name	Year	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)(2)	Total ($)
Rongxuan Zhang	2018	0	0	0	0	0	0	0
	2017	0	0	0	0	0	0	0

WentaoXue	2018	0	0	0	0	0	0	0
	2017	0	0	0	0	0	1,871	1,871

Rong Rao (1)	2018	0	0	0	0	0	0	0
	2017	0	0	0	0	0	0	0

Wenxing Fu	2018	0	0	0	0	0	0	0
	2017	0	0	0	0	0	0	0

Aizhen Ren	2018	0	0	0	0	0	0	0
	2017	0	0	0	0	0	7,656	7,656

_______________

(1)	Rong Rao resigned from the Board of Directors on April 22, 2019. On the same day, Feng Zhou was appointed as a director.
(2)

Other compensation represents the fair value of the share contribution made by Mr. Zhang, the controlling shareholder, to these people for their services to the Company. The service periods were from September 2016 to September 2017.

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PRINCIPAL STOCKHOLDERS

Based solely upon information made available to us, the following table sets forth information as of October 22, 2019 regarding the beneficial ownership of our Common Stock by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock;

●	each of our named executive officers and directors; and

●	all our executive officers and directors as a group.

The percentage ownership information shown in the table is based upon 28,030,010 shares of Common Stock outstanding as of October 22, 2019.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise indicated, each person or entity named in the table has sole voting and investment power with respect to all shares of our capital shown as beneficially owned, subject to applicable community property laws.

In computing the number and percentage of shares beneficially owned by a person as of a particular date, shares that may be acquired by such person (for example, upon the exercise of options or warrants) within 60 days of such date are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person.

Name of Officer, Director, or Beneficial Owner	Address	Number of Shares Beneficially Owned	Percentage of Class
Rongxuan Zhang, President, CEO, and Director (1)	19/F, Tower 3, Yabao, 85 East Jinshui Road, Henan, Zhengzhou, PRC	18,892,943	67.4%
Wenxing Fu, COO and Director	Room No. A-402 Baoshan Training Center, Part 23 Xin An District, Guangdong, Shenzhen, PRC	269,730	0.96%
Marc P. Palker, CFO	200 Broadhollow Road, Suite 207, Melville, NY 11747	0	0.00%
Lei Chen, CAO	19/F, Tower 3, Yabao, 85 East Jinshui Road, Henan, Zhengzhou, PRC	3,420	0.00%
AiZhen Ren, CMO and Director	19/F, Tower 3, Yabao, 85 East Jinshui Road, Henan, Zhengzhou, PRC	41,504	0.15%
Wentao Xue, Director	504, Building 1, Ban Bu Qiao, No. 13 Beijing Xicheng District, Beijing, PRC	346,000	1.23%
Feng Zhou, Director	19/F, Tower 3, Yabao, 85 East Jinshui Road, Henan, Zhengzhou, PRC	30,000	0.11%
All Officers, Directors and Beneficial Owners as a group		19,583,597	69.87%

______________

(1)

Includes 14,672,630 shares held individually by Mr. Zhang, 1,861,093 shares held by Sheng Ding Equity Investment Fund (Beijing) Co., Ltd. (“Sheng Ding”), and 2,359,220 shares of Common Stock held by Beijing Zi Xuan Investment Management Co., Ltd., for which entities Mr. Zhang has sole investment and voting control. Out of the total of 3,322,132 shares issued to Sheng Ding, 1,461,039 of such shares, the ownership of which are disclaimed by Mr. Zhang, are held on behalf of certain distributors, service providers and employees (collectively, “Service Providers”) of the Company for services rendered to Kaifeng Jufeel or its subsidiaries. Pursuant to their respective agreements with Kaifeng Jufeel, the Service Providers would receive certain shares of Common Stock of the Company, to be held in escrow by an entity controlled by Mr. Zhang, subject to certain performance thresholds set by Kaifeng Jufeel. As of October 2017, all performance requirements under the agreements have been fulfilled. The Company has approved the issuance of these shares to the Service Providers. However, as of the date hereof, the Company has not yet entered into share purchase agreements directly with any of such Service Providers. None of such Service Providers has the right to vote or require Sheng Ding and/or Mr. Zhang to sell, transfer or dispose of such shares. Notwithstanding that Mr. Zhang has the right to vote the shares held for the Service Providers and exercise the rights as a shareholder of these shares on behalf of the Service Providers, Mr. Zhang disclaims beneficial ownership of such shares.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

As at December 31, 2018 and 2017, the Company had balances due to Henan Jufeel Technology Co., Ltd. and Jufeel Technology of $1,593,931 and $514,145, respectively. These payables are due on demand, are non-interest bearing, and have no maturity date.

The Company leases 2,554 square meters of office space in a modern high-rise office building in Zhengzhou, Henan Province from Mr. Zhang, the President and controlling shareholder, and his spouse, Mrs. Guo Li. Mr. Zhang and Mrs. Li own the ground lease for this space. The lease is for calendar year terms, renewable on each September 1, with an annual 10% increase. For 2018, the annual lease payment was RMB 1,801,189, or approximately $272,189 at the average exchange rate of 6.6174, or RMB 59 per square meter per month. For 2017, the annual lease payment was RMB 1,637,445, or approximately $242,519 at the average exchange rate of 6.7518 during 2017, or RMB 53 per square meter per month. The lease terms are believed to be on comparable terms to those which could be obtained from third parties.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our Articles of Incorporation, bylaws and the Wyoming corporations law are summaries and are qualified in their entirety by reference to our Articles of Incorporation and our bylaws. We have filed copies of these documents with the SEC as exhibits to the Registration Statement of which this prospectus forms a part.

Common Stock

Our Articles of Incorporation authorize the issuance of an unlimited number of shares of Common Stock, no par value per share, of which 28,030,010 shares were outstanding as of the date of this prospectus. Holders of shares of Common Stock are entitled to one vote for each share on all matters entitled to a shareholder vote. Holders of Common Stock have no cumulative voting rights. Holders of shares of Common Stock are entitled to share pro rata in dividends, if any are declared. Our Board of Directors has discretion to declare dividends from time to time from any funds legally available. In a liquidation, dissolution, or winding up of the Company’s affairs, the holders of shares of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the liquidation preference to holders of preferred stock. Holders of Common Stock have no preemptive rights to purchase our Common Stock. There are no conversion rights or redemption or sinking fund provisions with respect to the Common Stock.

Any action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting, and without prior notice, if written consent of not less than the minimum number of votes that would be required to authorize or take such action at a meeting at which all shares entitled to vote were present and voted.

Preferred Stock

Our Articles of Incorporation authorize the issuance of an unlimited number of shares of preferred stock, no par value, of which no shares are outstanding as of the date of this prospectus.

The holders of preferred stock shall have such preferences, limitations and relative rights as may be determined, prior to the issuance of such preferred stock, by the Board of Directors. We desire to have preferred stock available to provide flexibility in structuring possible future acquisitions and financings and to address corporate needs that may arise. If opportunities arise that would make desirable the issuance of preferred stock through either a public offering or private placements, the flexible preferred stock provisions in our Articles of Incorporation allow the Company to avoid the possible delay and expense of holding a shareholder meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the Common Stock that would dilute the income per share and net book value of the Common Stock. Issuance of additional Common Stock pursuant to any conversion right that may be included in the terms of any series of preferred stock may also dilute the net income per share and the net book value of the Common Stock. The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance. Therefore, it is not possible now to determine how a particular series of preferred stock would affect our Common Stock or any other series of preferred stock that we may issue. Our Board of Directors may issue additional preferred stock in future financings, but has no current plans to do so.

The issuance of preferred stock could make it more difficult for a third party to acquire a majority of our outstanding voting stock.

Securities Authorized for Issuance under Equity Compensation Plans

We have not adopted any compensatory or benefit plans for future issuances of our securities.

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Market for Common Equity and Related Stockholder Matters

Our Common Stock is presently quoted on the OTC Pink Market under the symbol “CNJG”. Although there is currently a bid and offer quotation for the Common Stock, such bid and offer are for limited and insignificant number of shares. The last sale price recorded was $130 per share on January 18, 2017.

On February 24, 2017, the Company changed its trading symbol, previously “BSHG”, to “CNJG” and effected a 1- for -500 reverse stock split. From the initial quotation of the Company’s Common Stock on June 13, 2014, only 72 shares traded. Because trading has been sporadic and irregular, there is no established public trading market for our Common Stock.

We plan to apply to list our Common Stock on the OTCQX as soon as practical. No assurance can be given that our application will be approved by the OTCQX. If our Common Stock is listed on the OTCQX, we will be subject to continued listing requirements and corporate governance standards of OTCQX. We expect the compliance with these new rules and regulations to significantly increase our legal, accounting and financial compliance costs.

As of the date of this prospectus, there are approximately 177 holders of record of our Common Stock.

Transfer Agent and Registrar

Our independent stock transfer agent is Globex Stock Transfer, LLC, located at 780 Deltona Blvd., Suite 202, Deltona, FL 32725. Their phone number is (813) 344-4490.

UNDERWRITING

Eastgate Securities, LLC has agreed, subject to the terms and conditions contained in a written underwriting agreement dated [ ], 2019 with us, to act as the exclusive underwriter of this offering and to sell, on a best effort basis, the shares of our common stock offered by this prospectus. Eastgate Securities has the right, in its sole discretion, to engage one or more other qualified broker-dealers to act as underwriters of this offering.

Because the offering is being conducted on a best effort basis, Eastgate Securities is not obligated to sell any specific number or dollar amount of shares and it is not required to purchase any shares that are not sold to the public in the offering. Completion of the offering is not contingent upon the sale of a minimum number of shares or the occurrence of any other event.

We have agreed to pay a cash commission equal to 10% and a non-accountable expense allowance equal to 3% of gross proceeds raised from investors in the Offering. In addition, we have also agreed to pay all reasonable expenses and fees incurred by Eastgate Securities in connection with the offering. We estimate the underwriting expenses of this offering payable by us, not including underwriting commissions and the non-accountable expense, will be approximately $28,000.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect thereof.

Right of First Refusal

We have agreed to provide Eastgate Securities a right of first refusal for two years from the final closing of the Offering to act as financial advisor and/or as placement agent in all subsequent offerings of securities of any type or kind on the same terms as offered by another qualified firm in a bona fide, arms-length negotiation. Eastgate Securities has 30 days from receipt of the notice to exercise this right.

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Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members. Eastgate Securities may agree to allocate a number of securities to underwriters and selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Other Relationships

Certain of the underwriters and their affiliates have in the past and may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

EXPERTS

The consolidated financial statements as of December 31, 2018 and 2017 and for each of the two years in the period ended December 31, 2018 included in this prospectus and elsewhere in the registration statement have been included in reliance upon the reports of Marcum Bernstein & Pinchuk LLP (“Marcum BP”), independent registered public accountants of the Company until May 1, 2019, upon the authority of said firm as experts in accounting and auditing.

Effective as of May 1, 2019, the Company engaged Yu Certified Public Accountant, situated at 99 Madison Avenue, Floor 6, New York, NY 10016, as its new registered independent public accountant.

60

LEGAL MATTERS

Robinson & Cole, LLP, 1055 Washington Boulevard, Stamford, CT 06901 has acted as our counsel in connection with the preparation of this prospectus. The law firm of [ ] has acted as our special counsel in connection with the issuance of an opinion relating to the validity of the securities offered in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our Common Stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our Common Stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document is not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are subject to the information and reporting requirements of the Securities Exchange Act, and, in accordance with this law, file periodic reports and other information with the SEC. These periodic reports and other information are available on the website of the SEC referred to above.

61

 INDEX TO

JUFEEL INTERNATIONAL GROUP AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS

F-1

Jufeel International Group and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in US$)

	June 30,	December 31,
	2019	2018
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$10,346,093	$4,914,748
Accounts receivable, net	1,216,625	3,606,660
Loans to third parties	-	823,231
Other receivables, net	56,084	166,307
Prepayments	932,420	1,048,188
Inventories	3,473,727	2,109,088
Deferred inventory costs	265,367	1,391,066
Total current assets	16,290,316	14,059,288
Non-current assets
Property, plant and equipment, net	31,288,762	26,710,049
Land use right, net	2,224,093	2,252,211
Equipment related prepayment	980,945	376,938
Long term prepayments and other non-current assets	6,465,969	2,171,508
Total non-current assets	40,959,769	31,510,706
Total assets	$57,250,085	$45,569,994

Liabilities and Equity
Current Liabilities
Income tax payable	$2,061,106	$2,096,155
Accounts payable	1,579,218	1,557,386
Advanced payments from customers	9,373,930	2,764,860
Deferred revenue	1,177,191	3,546,584
Amount due to related parties	6,382,951	1,751,914
Liability under credit facility	872,765	874,228
Other taxes payables	2,833,208	2,231,903
Accrued expenses and other liabilities	1,445,208	1,508,819
Total current liabilities	25,725,577	16,331,849
Total non-current liabilities	-	-
Total liabilities	25,725,577	16,331,849

Shareholders’ Equity
Common stock (No par value, Unlimited number authorized, 28,030,010 shares issued and outstanding as of June 30, 2019 and December 31, 2018)	-	-
Additional paid in capital	7,057,676	7,057,676
Statutory reserve	1,811,576	1,811,576
Retained earnings	23,172,074	20,787,143
Accumulated other comprehensive loss	(918,194)	(836,958)
Total Jufeel International Group’s shareholders’ equity	31,123,132	28,819,437
Non-controlling interests	401,376	418,708
Total Shareholders’ Equity	31,524,508	29,238,145
Total liabilities and shareholders’ equity	$57,250,085	$45,569,994

See accompanying notes to the condensed consolidated financial statements.

F-2

Jufeel International Group and Subsidiaries

Condensed Consolidated Statements of Income and Comprehensive Income

(Unaudited)

(Amounts in US$)

	Six Months Ended	Six Months Ended
	June 30,	June 30,
	2019	2018
Net revenue
Product sales to third parties	$6,936,519	$6,547,053
Product sales to related parties	-	17,735
Service revenue with third parties	2,295,604	-
Total net revenue	9,232,123	6,564,788

Cost of revenue
Cost of product sales – third parties	2,712,408	1,913,910
Cost of product sales – related parties	-	4,990
Total cost of revenue	2,712,408	1,918,900
Gross profit	6,519,715	4,645,888

Operating expenses:
Selling and marketing expenses	571,377	129,702
General and administrative expenses	2,158,983	2,838,872
Research and development expenses	815,811	417,738
Total operating expenses	3,546,171	3,386,312

Income from Operations	2,973,544	1,259,576

Other (expense) income	(40,175)	32,776

Income before income taxes	2,933,369	1,292,352
Income tax expense	565,300	315,092
Net income	2,368,069	977,260
Net loss attributable to non-controlling interests	16,862	54,467
Net income attributable to Jufeel International Group.	$2,384,931	$1,031,727

Net income	$2,368,069	$977,260
Other comprehensive income
Foreign currency translation loss, net of nil income taxes	(81,236)	(360,006)
Comprehensive income	$2,286,833	$617,254
Comprehensive loss attributable to non-controlling interests	17,332	58,739
Comprehensive income attributable to Jufeel International Group	$2,304,165	$675,993

Earnings per share-basic and diluted
	$0.09	$0.04
Weighted average number of common stock outstanding-basic and diluted
Basic and diluted	28,030,010	28,030,010

See accompanying notes to the condensed consolidated financial statements.

F-3

Jufeel International Group and Subsidiaries

Unaudited Condensed Consolidated Statements of Changes in Shareholders’ Equity

(Amounts in US$)

Six months ended June 30, 2019

		Attributable to Jufeel International Group’s Shareholders’ Equity
	Common Stock	Additional paid in capital	Statutory reserves	Retained earnings	Accumulated other comprehensive income (loss)	Non-controlling Interests	Total Equity
Balance, January 1, 2019	28,030,010	$7,057,676	$1,811,576	$20,787,143	$(836,958)	$418,708	$29,238,145
Net income (loss)	-	-	-	2,384,931	-	(16,862)	2,368,069
Foreign currency translation adjustment	-	-	-	-	(81,236)	(470)	(81,706)
Balance, June 30, 2019	28,030,010	$7,057,676	$1,811,576	$23,172,074	$(918,194)	$401,376	$31,524,508

Six months ended June 30, 2018

		Attributable to Jufeel International Group’s Shareholders’ Equity
	Common Stock	Additional paid in capital	Statutory reserves	Retained earnings	Accumulated other comprehensive income	Non-controlling Interests	Total Equity
Balance, January 1, 2018	28,030,010	$7,057,676	$1,779,412	$15,634,756	$558,264	$505,295	$25,535,403
Net income (loss)	-	-	-	1,031,727	-	(54,467)	977,260
Foreign currency translation adjustment	-	-	-	-	(360,006)	(4,272)	(364,278)
Balance, June 30, 2018	28,030,010	$7,057,676	$1,779,412	$16,666,483	$198,258	$446,556	$26,148,385

See accompanying notes to the condensed consolidated financial statements.

F-4

Jufeel International Group and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended	Six Months Ended
	June 30,	June 30,
	2019	2018
Cash Flows From Operating Activities
Net income	$2,368,069	$977,260
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	313,324	153,800
Amortization expense	87,842	93,120
Deferred income tax	-	(7,880)
Loss on disposal of property and equipment	3,993	-
Changes in operating assets and liabilities:
Accounts receivable	2,417,014	2,779,625
Other receivables	111,467	166,789
Prepayments	115,593	334,378
Amount due from related parties	-	(1,122,239)
Inventories	(1,387,112)	(726,005)
Deferred inventory costs	1,138,929	562,870
Accounts payable	24,776	(425)
Income taxes payable	(31,979)	(1,537,858)
Deferred revenue	(2,396,189)	(2,926,692)
Advanced payments from customers	6,705,278	(1,397,540)
Amount due to related parties	273,424	715,687
Other taxes payable	613,417	(1,551,449)
Accrued expenses and other current liabilities	(10,891)	(115,020)
Net cash provided by (used in) operating activities	10,346,955	(3,601,579)

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(5,665,300)	(5,945,140)
Payment of investment deposit	(4,424,255)	-
Loan to a third party	-	(5,438,617)
Repayment of loans from third parties	833,235	-
Net cash used in investing activities	(9,256,320)	(11,383,757)

Cash Flows From Financing Activities
Borrowing from a related party	4,424,255	-
Net cash provided by financing activities	4,424,255	-

Effect of exchange rate fluctuation on cash and cash equivalents	(83,545)	351,018

Net increase (decrease) in cash and cash equivalents	5,431,345	(14,634,318)
Cash and cash equivalents, beginning of period	4,914,748	16,391,266
Cash and cash equivalents, end of period	$10,346,093	$1,756,948

Supplemental disclosure information:
Cash paid for income tax expense	$597,278	$1,860,831
Cash paid for interest expense	$26,546	$-
Supplemental disclosure of non-cash investing and financing activities:
Purchase of property and equipment financed by other payables	$281,389	$197,006

See accompanying notes to the condensed consolidated financial statements.

F-5

Jufeel International Group and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

(Amounts in US$ unless otherwise noted)

NOTE 1. DESCRIPTION OF BUSINESS AND ORGANIZATION

Organization and description of business

Jufeel International Group (the “Company” or “Jufeel Wyoming”) was incorporated on July 27, 2017 under the laws of the state of Wyoming, United States of America. Through the reorganization as described below, Jufeel Wyoming ultimately merged with Jufeel International Group Nevada (“Jufeel Nevada”) (formerly Bros Holding Company). The shareholders of Jufeel Nevada became the shareholders of Jufeel Wyoming on a one-for-one basis and Jufeel Wyoming became the ultimate holding company of Jufeel Holdings Co., Ltd. (“Jufeel Holdings”), Ivan International Biology Limited. (“Ivan International”), and Kaifeng Ivan King Biotechnology Co., Ltd. (“Ivan King” or “WFOE”).

Jufeel Holdings was established in the British Virgin Islands (“BVI”) on May 10, 2017 by a third party on behalf of Mr. Rongxuan Zhang, the founder, president, chairman and the controlling shareholder of the Company (“Mr. Zhang”). On May 16, 2017, the third party transferred all the shares to Mr. Zhang for no consideration. On August 22, 2017, Mr. Zhang transferred all the shares to Jufeel Wyoming.

Ivan International was established as an investment holding company by a third party in Hong Kong Special Administrative Region of the People’s Republic of China (the “PRC”) on April 23, 2015. On June 7, 2017, the shares of Ivan International were transferred to Mr. Zhang for $1,200. On the same day, Jufeel Holdings signed a shareholding entrustment agreement with Mr. Zhang to state that Mr. Zhang holds the equity interest in Ivan International on behalf of Jufeel Holding. As a result, Jufeel Holdings holds 100% equity interest in Ivan International. On October 27, 2017 the official transfer of shares of Ivan International to Jufeel Holdings was completed.

Ivan King was established as a wholly foreign owned enterprise on August 9, 2017 in Kaifeng, the PRC by Ivan International. Ivan King is principally engaged in providing related technical supports and business consulting services to Kaifeng Jufeel Biotech Co, Ltd. (“Kaifeng Jufeel”).

Kaifeng Jufeel was incorporated on August 5, 2011 and registered in Kaifeng, Henan Province, under the laws of the PRC with a principal office in Zhengzhou, Henan. Kaifeng Jufeel was 49% owned by Mr. Zhang and 51% owned by Henan Jufeel Technology Group Co., Ltd. (“Henan Jufeel”), an entity owned by Mr. Zhang, before September 23, 2016. From September 23, 2016 to October 24, 2017, Mr. Zhang contributed 32.5% of the equity interests of Kaifeng Jufeel to certain shareholders (see Note 17 for details). After the contribution, Mr. Zhang owns 67.5% of the equity interests of Kaifeng Jufeel.

Hainan Zhongchen Biological Engineering Co, Ltd. (“Hainan Zhongchen”), was incorporated on July 3, 2001 in Haikou, Hainan Province, under the laws of the PRC by former independent third parties. In 2012, the 70% ownership interest of Hainan Zhongchen was sold to Jufeel Technology and Trading Co., Ltd., a company which was controlled by Mr. Zhang, for $3,103,133 and Mr. Zhang became the ultimate controlling shareholder of Hainan Zhongchen. In October 2016, the 70% ownership interest of Hainan Zhongchen owned by Jufeel Technology and Trading Co., Ltd. was transferred to Kaifeng Jufeel. As a result, the transfer of the 70% ownership interest was accounted as business combination under common control.

F-6

Suzhou Yihuotong E-business Co, Ltd (“Suzhou Yihuotong”) was incorporated on August 10, 2016 registered in Suzhou, Jiangsu Province, under the laws of the PRC, a wholly owned subsidiary of Kaifeng Jufeel.

Wuxi Jufeel PMAS Life Technology Co, Ltd (“Wuxi Jufeel”) was incorporated on October 11, 2016 registered in Suzhou, Jiangsu Province, under the laws of the PRC. The shareholders Mrs. Zhang Yi, Henan Jufeel and Mr. Lu Dajie hold 70%, 10% and 20% of Wuxi Jufeel’s ownership interest, respectively. On the same day, Mrs. Zhang Yi and Henan Jufeel signed a share entrustment agreement with Kaifeng Jufeel to state that they hold the equity interest in Wuxi Jufeel on behalf of Kaifeng Jufeel. In this regard, Kaifeng Jufeel owns 80% equity interest in Wuxi Jufeel. As a result, Kaifeng Jufeel consolidates Wuxi Jufeel and there is a 20% non-controlling interests in Wuxi Jufeel.

Changzhou Jufeel PMAS Aloe Biotechnology Co, Ltd. (“Changzhou Jufeel”) was incorporated on May 23, 2017 registered in Changzhou, Jiangsu Province, under the laws of the PRC, Kaifeng Jufeel owns 70%, and Wuxi Jufeel owns 30% of its equity interests.

Reorganization

On January 14, 2017, Jufeel Nevada was purchased by a third party on behalf of Mr. Zhang for $120,000 and then transferred to Mr. Zhang on February 27, 2017 for no consideration. In February 2017, Jufeel Nevada effected a 1-for-500 reverse split of its common stock. As a result of the reverse split, there were 200,010 common shares issued and outstanding, of which 170,000 were beneficially owned by Mr. Zhang and 30,010 shares were owned by the former shareholders. The 30,010 shares owned by the former shareholders have been presented as outstanding as of the beginning of the earliest period presented. In July 2017, Jufeel Nevada reorganized as a holding company, incorporating three tiers of Oklahoma subsidiaries (Jufeel Interim Corporation (“Jufeel Interim”), Jufeel International Group, Inc. (“Jufeel Oklahoma”), Bros Holding Company and Jufeel Wyoming). In August 2017, Jufeel Nevada merged into Jufeel Interim, and then merged into Bros Holding Company, with Bros Holding Company as the surviving entity. Bros Holding Company was sold to a non-affiliated third party, and later dissolved on November 3, 2017. On August 22, 2017, Jufeel Oklahoma merged into Jufeel Wyoming in order to change its domicile to Wyoming, with Jufeel Wyoming as the surviving entity.

Effective on August 22, 2017, shareholders of Kaifeng Jufeel and Ivan King or WOFE entered into a series of contractual agreements (“VIE Agreements” which are described below). As a result, the Company, through its wholly owned subsidiaries Ivan King, identify Kaifeng Jufeel as a variable interest entity (or “VIE”) and has been determined to be the primary beneficiary of Kaifeng Jufeel. Accordingly, the Company consolidates Kaifeng Jufeel’s operations, assets and liabilities.

As a part of the holding company reorganization, on September 15, 2017 and October 24, 2017, Jufeel Wyoming issued 27,830,000 additional shares to Mr. Zhang and employees, service providers and cooperation partners of the Company. The issuance of these shares represented interests for each holders in Kaifeng Jufeel prior to the reorganization. Following the issuances, Mr. Zhang owns, either directly or through entities controlled by him, approximately 18,892,943 shares, or 67.4% of the Company’s common stock. On October 25, 2017, the reorganization was completed.

Immediately before and after the Reorganization, the ultimate owners’ equity interests of Kaifeng Jufeel were almost identical of those of the Company. Accordingly, the Reorganization is accounted for as a legal reorganization of the entities under common control in a manner akin to a pooling of interest as if the Company, through its wholly owned subsidiaries, had been in existence and been the primary beneficiary of the VIE throughout the periods presented in the consolidated financial statements.

F-7

The VIE arrangements:

On August 22, 2017, Ivan King, Kaifeng Jufeel, and the shareholders of Kaifeng Jufeel have entered into a series of contractual agreements in order to enable the Company to (1) have power to direct the activities that most significantly affects the economic performance of Kaifeng Jufeel, and (2) receive the economic benefits of Kaifeng Jufeel that could be significant to Kaifeng Jufeel. The Company is fully and exclusively responsible for the management of Kaifeng Jufeel, assumes all of risk of losses of Kaifeng Jufeel and has the exclusive right to exercise all voting rights of Kaifeng Jufeel’s shareholders. Therefore, the Company is considered the primary beneficiary of Kaifeng Jufeel and has consolidated Kaifeng Jufeel’s assets, liabilities, results of operations, and cash flows in the accompanying consolidated financial statements.

•	Agreements that transfer economic benefits to Ivan King

Business Operations Agreement. Pursuant to the terms of a business operations agreement dated August 22, 2017, between Ivan King and the shareholders of Kaifeng Jufeel (the “Business Operations Agreement”), Kaifeng Jufeel and their shareholders agreed to entrust the operations and management of its business to Ivan King. According to the Business Operations Agreement, Ivan King possesses the full and exclusive right to manage Kaifeng Jufeel’s operations, assets and personnel, and Kaifeng Jufeel shall pledge to Ivan King all of its assets, including accounts receivable, and the latter has the obligation to guarantee all of the obligations of the former. The Business Operations Agreement has a ten year term but may be terminated earlier if (i) the parties mutually agree to terminate the agreement; (ii) the dissolution of Kaifeng Jufeel; or (iii) Ivan King acquires all of the assets or equity of Kaifeng Jufeel (as more fully described below under “Exclusive Option Agreement”).

Exclusive Consulting and Service Agreement. Pursuant to the terms of an exclusive consulting and service agreement dated August 22, 2017, between Ivan King and Kaifeng Jufeel (the “Service Agreement”), Ivan King is the exclusive technology consulting service provider to Kaifeng Jufeel. Kaifeng Jufeel agreed to pay Ivan King all fees payable for technology which may be developed or owned by Ivan King. The Service Agreement shall remain in effect for ten years or until (i) the parties mutually agree to terminate the agreement; (ii) the dissolution of Kaifeng Jufeel; or (iii) Ivan King acquires Kaifeng Jufeel (as more fully described below under “Exclusive Option Agreement”).

•	Agreements that provide Ivan King effective control over Kaifeng Jufeel

Shareholder’s Voting Proxy Agreement. Pursuant to the terms of certain shareholder’s voting proxy agreements dated August 22, 2017, between Ivan King and each of the shareholders of Kaifeng Jufeel (the “Shareholder’s Voting Proxy Agreement”), the shareholders of Kaifeng Jufeel irrevocably appointed Ivan King as their proxy to exercise on such shareholders’ behalf all of their voting rights as shareholders pursuant to PRC law and the Articles of Association of Kaifeng Jufeel, including the appointment and election of directors of Kaifeng Jufeel. The Shareholder’s Voting Proxy Agreement has a term of 10 years and will be mutually extended on each 10-year anniversary; provided, that in the event of the termination of the Business Operations Agreement, the Shareholder’s Voting Proxy Agreements will automatically terminate.

Exclusive Equity Option Agreement. Pursuant to the terms of an exclusive option agreement dated August 22, 2017, between Ivan King, Kaifeng Jufeel, and the shareholders of Kaifeng Jufeel (the “Exclusive Option Agreement”), the shareholders of Kaifeng Jufeel granted Ivan King (or its designee) an irrevocable and exclusive purchase option (the “Option”) to acquire Kaifeng Jufeel’s equity interests and/or remaining assets, but only to the extent that the acquisition does not violate limitations imposed by PRC law on such transactions. The Option is exercisable at any time at Ivan King’s discretion so long as such exercise and subsequent acquisition of Kaifeng Jufeel does not violate PRC law. The consideration for the exercise of the Option shall be the registered capital of Kaifeng Jufeel. Ivan King may transfer all rights and obligations under the Exclusive Option Agreements to a third party. The Exclusive Option Agreement may be terminated by Ivan International if its exercise becomes prohibited by law.

F-8

Equity Interest Pledge Agreement. Pursuant to the terms of an equity interest pledge agreement dated August 22, 2017, between Ivan King and the shareholders of Kaifeng Jufeel (the “Pledge Agreement”), the shareholders of Kaifeng Jufeel pledged all of their equity interests in Kaifeng Jufeel to Ivan King including the proceeds thereof, to guarantee all of Ivan King’s rights and benefits under the Business Operations Agreement, the Exclusive Option Agreements, and the Shareholder’ Voting Proxy Agreements. Prior to termination of the Pledge Agreement, the pledged equity interests cannot be transferred without Ivan King’s prior written consent. The Pledge Agreements may be terminated only upon the written agreement of the parties, and expire two years after the last to terminate of any of the other named agreements.

Risks in relation to the VIE structure

The Company believes that the contractual arrangements with its VIE and their respective shareholders are in compliance with PRC laws and regulations and are legally enforceable. However, uncertainties in the PRC legal system could limit the Company’s ability to enforce the contractual arrangements. If the legal structure and contractual arrangements were found to be in violation of PRC laws and regulations, the PRC government could:

•	revoke the business and operating licenses of the Company’s PRC subsidiary and VIE;

•	discontinue or restrict the operations of any related-party transactions between the Company’s PRC subsidiary and VIE;

•	limit the Group’s business expansion in China by way of entering into contractual arrangements;

•	impose fines or other requirements with which the Company’s PRC subsidiary and VIE may not be able to comply;

•	require the Company or the Company’s PRC subsidiary and VIE to restructure the relevant ownership structure or operations; or

•	restrict or prohibit the Company’s use of the proceeds of the additional public offering to finance the Group’s business and operations in China.

The Company’s ability to conduct its business may be negatively affected if the PRC government were to carry out of any of the aforementioned actions. As a result, the Company may not be able to consolidate its VIE in its consolidated financial statements as it may lose the ability to exert effective control over the VIE and their respective shareholders and it may lose the ability to receive economic benefits from the VIE. The Company, however, does not believe such actions would result in the liquidation or dissolution of the Company, its PRC subsidiary or its VIE.

The interests of the shareholders of the VIE may diverge from that of the Company and that may potentially increase the risk that they would seek to act contrary to the contractual terms, for example by influencing the VIE not to pay the service fees when required to do so. The Company cannot assure that when conflicts of interest arise, shareholders of the VIE will act in the best interests of the Company or that conflicts of interests will be resolved in the Company’s favor. Currently, the Company does not have existing arrangements to address potential conflicts of interest the shareholders of the VIE may encounter in its capacity as beneficial owners and directors of the VIE, on the one hand, and as beneficial owners and directors of the Company, on the other hand. The Company believes the shareholders of the VIE will not act contrary to any of the contractual arrangements and the exclusive option agreements provide the Company with a mechanism to remove the current shareholders of the VIE should they act to the detriment of the Company. The Company relies on certain current shareholders of the VIE to fulfill their fiduciary duties and abide by laws of the PRC and act in the best interest of the Company. If the Company cannot resolve any conflicts of interest or disputes between the Company and the shareholders of the VIE, the Company would have to rely on legal proceedings, which could result in disruption of its business, and there is substantial uncertainty as to the outcome of any such legal proceedings.

F-9

Total assets and liabilities presented on the Company’s consolidated balance sheets and revenue, expense and net income presented on consolidated statements of income and comprehensive income as well as the cash flow from operating, investing and financing activities presented on the consolidated statements of cash flows are substantially the financial position, operation and cash flow of the Company’s VIE and its subsidiaries. The Company has not provided any financial support to Kaifeng Jufeel for the six months ended June 30, 2019 and year ended December 31, 2018. The assets and liabilities of the consolidated VIE as of June 30, 2019 and December 31, 2018 are listed below:

	June 30,	December 31,
	2019	2018
	(unaudited)
Current assets	$15,437,274	$13,250,570
Non-current assets	40,959,769	31,510,706
Total assets	$56,397,043	$44,761,276
Current liabilities	$24,693,667	$16,061,399
Non-current liabilities	-	-
Total liabilities	$24,693,667	$16,061,399

Details of the subsidiaries and VIE of the Company are set out below:

	Date of incorporation	Place of incorporation	Percentage of ownership	Principal activities
Wholly owned subsidiaries
Jufeel Holdings	May 10, 2017	British Virgin Islands	100%	Investment holding
Ivan International	April 23, 2015	Hong Kong	100%	Investment holding
Ivan King	August 09, 2017	PRC	100%	Consultancy service
Variable Interest Entity (“VIE”)
Kaifeng Jufeel	August 05, 2011	PRC	VIE	Aloe product and distributorship sales
VIE’s subsidiaries
Hainan Zhongchen	July 03, 2001	PRC	70% owned by Kaifeng Jufeel	Aloe material production and sales
Suzhou Yihuotong	August 10, 2016	PRC	100% owned by Kaifeng Jufeel	Aloe product sales
Wuxi Jufeel	October 11, 2016	PRC	80% owned by Kaifeng Jufeel	Aloe product production and sales
Changzhou Jufeel	May 23, 2017	PRC	70% owned by Kaifeng Jufeel and 30% owned by Wuxi Jufeel	Aloe product production and sales

F-10

NOTE 2. SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of preparation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and have been consistently applied.

b.	Principles of consolidation

The consolidated financial statements include the financial statements of the Company, its subsidiaries and its VIE. All inter-company transactions and balances have been eliminated upon consolidation.

Non-controlling interests represent the equity interests in the subsidiaries of the VIE that are not attributable, either directly or indirectly, to the Company.

c.	Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ from those estimates. Significant items subject to such estimates and assumptions include allowance for doubtful accounts, valuation of inventory and fair value of equity interests contribution from shareholders, valuation allowance for deferred tax assets and recoverability of carrying amount and the estimated useful lives of long-lived assets.

d.	Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, cash in bank with no restrictions, as well as highly liquid investments which are unrestricted as to withdrawal or use, and which have remaining maturities of three months or less when initially purchased.

e.	Allowance for doubtful accounts

The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing receivables. The Company determines the allowance based on aging data, historical collection experience, customer specific facts and economic conditions. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

The Company usually receives customer payments in advance and only gives one month credit terms to several customers with a long history of cooperation. The allowance for doubtful accounts as of June 30, 2019 and December 31, 2018 was $74,021 and $74,145, respectively.

f.	Inventory

The Company values its inventories at the lower of cost or net realizable value.

Where there is evidence that the utility of inventories, in their disposal in the ordinary course of business, will be less than cost, whether due to physical deterioration, obsolescence, changes in price levels, or other causes, the inventories are written down to net realizable value. Any idle facility costs or excessive spoilage are recorded as current period charges.

F-11

Hainan Zhongchen uses weighted average method for its finished goods and first in first out method for other inventories. Wuxi Jufeel and Changzhou Jufeel uses weighted average for inventories. Kaifeng Jufeel uses first in first out method for inventories.

g.	Deferred inventory costs

The Company has not recognized revenue for the part of the inventory delivered where the collectability was not reasonably assured for the six months ended June 30, 2019 and year ended December 31, 2018 and recognized deferred inventory costs for the delivered inventories as the costs related directly to contracts. The costs are expected to be recovered when the Company collects from its customers. The deferred inventory costs will be charged to the cost of revenue when collections are made from its customers and revenue is recognized.

h.	Property, plant and equipment

Property and equipment are recorded at cost less accumulated depreciation with no residual value. Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets:

Buildings	20 years
Machinery and equipment	3-11 years
Furniture and office equipment	3-10 years
Motor vehicles	4-8 years
Leasehold improvements	Shorter of estimated useful life (10 to 20 years) or remaining lease terms

When office equipment and electronic devices are retired or otherwise disposed of, resulting gain or loss is included in net income or loss in the year of disposition for the difference between the net book value and proceeds received thereon. Maintenance and repairs which do not improve or extend the expected useful lives of the assets are charged to expenses as incurred.

Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful life of the asset or the remaining lease term. Construction in progress is related to the construction or development of property (including land) and equipment that have not yet been placed in service for our intended use. Depreciation for equipment commences once it is placed in service and depreciation for buildings and amortization of leasehold improvements commences once they are ready for our intended use. Construction in progress represents capital expenditures for direct costs of construction or acquisition and design fees incurred, and the interest expenses directly related to the construction. Capitalization of these costs ceases and the construction in progress is transferred to the appropriate category of property, plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. Construction in progress is not depreciated.

i.	Revenue recognition

On January 1, 2019, the Company adopted ASC Topic 606, “Revenue from Contracts with Customers”, applying the modified retrospective method. The adoption didn’t result in a material adjustment to the retained earnings as of January 1, 2019.

In accordance with ASC Topic 606, revenues are recognized when control of the promised goods or services is transferred to the Company’s customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. In determining when and how much revenue is recognized from contracts with customers, the Company performs the following five-step analysis: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; (5) recognize revenue when (or as) the entity satisfies a performance obligation.

The Company’s contract with customers does not include significant financing component and any variable consideration.

F-12

The Company does not believe that significant management judgements are involved in revenue recognition, but the amount and timing of the Company’s revenues could be different for any period if management made different judgments or utilized different estimates. Generally, the Company recognizes revenue under ASC Topic 606 for each type of its performance obligation at a point in time as follows:

The sales of aloe products are derived principally from providing aloe products to customers, including both distributors/agents and enterprise customers.

(a) Distributors/Agents: The Company recognizes revenue upon the delivery of products to distributors/agents, which is when the goods delivered to the users or the designated address and it is probable that the Company will collect the payments. When it is not probable that the Company will collect the payments, the revenue will not be recognized until payments are collected. Discounts provided were recorded as deduction of net sales.

(b) Enterprise customers: For enterprise customers, the Company recognized revenue when the goods delivered to the user or the designated address agreed by both parties with collection of the payments from these customers. When the Company cannot conclude it is probable that it will collect substantially all of the consideration to which it will be entitled in exchange for goods, the Company does not expect to accept a lower amount of the consideration that the customers are obligated to pay. Thus, no contract identified. All collections received after the costs are fully recovered are reflected as income. The Company deferred the recognition of revenue with deferred inventory cost of $265,367 and $1,391,066 as of June 30, 2019 and December 31, 2018, respectively, for the related cost of inventory already delivered where the collections of payment from the enterprise customers are not reasonably assured. The Company recorded accounts receivable of $1,177,191 and $3,546,584 as the Company had the legal right to claim on the proceeds from the enterprise customers and with credit to deferred revenue in the same amount as of June 30, 2019 and December 31, 2018, respectively.

The service revenue are derived from providing brand services to the health centers including but not limited to providing trainings, brand promotion, health related education seminars, etc. Also the Company will sell the Company’s branded products to the health centers at premium price. Revenue is recognized ratably over the period the service is provided and, as such, the Company considers the services to have been delivered.

Taxes that have been assessed by governmental authorities and that are directly imposed on revenue-producing transactions between the Company and its customers, including value-added, and tax surcharge, are presented on a net basis (excluded from net sales).

j.	Income taxes

The provision for income taxes is determined using the asset and liability approach of accounting for income taxes. Under this approach, the provision for income taxes represents income taxes paid or payable (or received or receivable) for the current year plus the change in deferred taxes during the year. Deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid, and result from differences between the financial and tax bases of the Company’s assets and liabilities and are adjusted for changes in tax rates and tax laws when enacted.

Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. In evaluating the need for a valuation allowance, management considers all potential sources of taxable income, including income available in carryback periods, future reversals of taxable temporary differences, projections of taxable income, and income from tax planning strategies, as well as all available positive and negative evidence. Positive evidence includes factors such as a history of profitable operations, projections of future profitability within the carryforward period, including from tax planning strategies, and the Company’s experience with similar operations. Existing favorable contracts and the ability to sell products into established markets are additional positive evidence. Negative evidence includes items such as cumulative losses, projections of future losses, or carryforward periods that are not long enough to allow for the utilization of a deferred tax asset based on existing projections of income. Deferred tax assets for which no valuation allowance is recorded may not be realized upon changes in facts and circumstances, resulting in a future charge to establish a valuation allowance.

F-13

Tax benefits related to uncertain tax positions taken or expected to be taken on a tax return are recorded when such benefits meet a more likely than not threshold. Otherwise, these tax benefits are recorded when a tax position has been effectively settled, which means that the statute of limitation has expired or the appropriate taxing authority has completed their examination even though the statute of limitations remains open. Interest and penalties related to uncertain tax positions are recognized as part of the provision for income taxes and are accrued beginning in the period that such interest and penalties would be applicable under relevant tax law until such time that the related tax benefits are recognized.

k.	Value added taxes (“VAT”)

The Company was subject to VAT at the rate of 17% on sales of its products (before May 1, 2018), and 11% on sales of the agricultural products (before May 1, 2018) and at the rate of 6% of its membership revenue. The PRC government has announced VAT reduction, which was effected in May 2018. Therefore, on and after May 1, 2018, the Company is subject to VAT at the rate of 16% on sales of its products, and 10% on sales of the agricultural products and at the rate of 6% of its membership revenue. In 2019, the PRC government announced another round of VAT reduction, which was effected from April 2019. Therefore, on and after April 1, 2019, the Company is subject to VAT at the rate of 13% on sales of its products, and 10% on sales of the agricultural products and at the rate of 6% of its service revenue, which the Company issued service fee VAT invoices though service fees are recognized. The Company is also subject to surcharges, which includes urban maintenance and construction taxes and additional education fees on VAT payable in accordance with PRC law. The surcharges are at the rate of 12% of the VAT payable, depending on which tax jurisdiction the Company’s PRC operating subsidiaries and the VIE operate in.

l.	Related parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

m.	Earnings per share

Companies are required to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common stock outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common stock (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common stock that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

F-14

The following table sets forth the computation of basic and diluted earnings per share for the six months ended June 30, 2019 and 2018:

	Six months ended June 30,
	2019	2018
	(Unaudited)	(Unaudited)
Numerator:
Net income attributable to Jufeel International Group	$2,384,931	$1,031,727
Denominator:
Weighted-average shares outstanding basic and diluted: -Common stock issued and outstanding	28,030,010	28,030,010
Basic and diluted earnings per share	$0.09	$0.04

n.	Fair Value Measurements

As of June 30, 2019 and December 31, 2018, none of the Company’s nonfinancial assets or liabilities was measured at fair value on a nonrecurring basis.

The carrying values of the Company’s financial assets and liabilities, including cash and cash equivalents, accounts receivables and accounts payable, are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their stated interest rate approximates current rates available.

o.	Recently issued accounting standards

In February 2018, the FASB issued guidance to address the income tax accounting treatment of the tax effects within other comprehensive income due to the enactment of the Tax Cuts and Jobs Act (the “Act”). This guidance allows entities to elect to reclassify the tax effects of the change in the income tax rates from other comprehensive income to retained earnings. The guidance is effective for periods beginning after December 15, 2018 although early adoption is permitted. The Company has evaluated and concluded that there was no impact on its consolidated financial position and results of operations.

In March 2018, the FASB issued ASU 2018-05: “Income Taxes (Topic 740)-Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118”. The amendments in this ASU add various SEC paragraphs pursuant to the issuance of SEC Staff Accounting Bulletin No. 118, which expresses the view of the staff regarding application of Topic 740, Income Taxes, in the reporting period that includes December 22, 2017 – the date on which the Tax Cuts and Jobs Act was signed into law. The Company has evaluated and concluded that there was no impact on its consolidated financial position and results of operations.

In June 2018, the FASB issued ASU 2018-07: “Compensation – Stock Compensation (Topic 718) – Improvements to Nonemployee Share-Based Payment Accounting”. This ASU expands the scope of Topic 718, Compensation—Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned. This ASU supersedes Subtopic 505-50, Equity—Equity-Based Payments to Nonemployees. The amendments in this ASU are effective for public companies for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. For all other companies, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than a company’s adoption date of Topic 606, Revenue from Contracts with Customers. The Company does not currently expect the adoption of the amendment to have a material impact on its consolidated financial position and results of operations.

F-15

In July 2018, the FASB issued ASU 2018-09: “Codification improvements”. The amendments represent changes to clarify, correct errors in, or make minor improvements to the Codification, eliminating inconsistencies and providing clarifications in current guidance. The amendments in this ASU include those made to: Income Statement-Reporting Comprehensive Income-Overall; Debt-Modifications and Extinguishments; Distinguishing Liabilities from Equity-Overall; Compensation-Stock Compensation-Income Taxes; Business Combinations-Income Taxes; Derivatives and Hedging-Overall; Fair Value Measurement-Overall; Financial Services-Brokers and Dealers-Liabilities; and Plan Accounting-Defined Contribution Pension Plans-Investments-Other. The amendments are effective for all entities for annual periods beginning after December 15, 2018. The effectiveness of this update is not expected to have a significant effect on the Company’s consolidated financial position or results of operations.

In February 25, 2016, the Financial Accounting Standard Board (“FASB”) issued Accounting Standards Update (ASU) 2016-02, Leases (Topic 842). It requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. Public business entities should apply the amendments in ASU 2016-02 for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years (i.e., January 1, 2019, for a calendar year entity). Early application is permitted for all public business entities and all nonpublic business entities upon issuance. The Company (as an EGC) that is taking advantage of the extended transition period offered to private entities would apply this for fiscal years beginning after December 15, 2019. The Company is currently evaluating the impact of adopting ASU 2016-02 on its consolidated financial statements.

In July 2018, the FSAB issued ASU 2018-10 ASC Topic 842: “Codification Improvements to Leases” The amendments are to address stakeholders’ questions about how to apply certain aspects of the new guidance in Accounting Standards Codification (ASC) 842, Leases. The clarifications address the rate implicit in the lease, impairment of the net investment in the lease, lessee reassessment of lease classification, lessor reassessment of lease term and purchase options, variable payments that depend on an index or rate and certain transition adjustments. The amendments in ASC Topic 842 are effective for EGC for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. While early application is permitted, including adoption in an interim period, the Company has not elected to early adopt. The Company is currently evaluating the impact of this accounting standard update on its consolidated financial statements.

In July 2018, the FASB issued ASU 2018-11, Leases (Topic 842). This update provides entities with an additional (and optional) transition method to adopt the new leases standard. Under this method, an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. Consequently, the prior comparative period’s financials will remain the same as those previously presented. Entities that elect this optional transition method must provide the disclosures that were previously required. The Company is evaluating the effect this new guidance will have on our consolidated financial statements and related disclosures.

In March 2019, the FASB issued ASU 2019-01: “Leases (Topic 842)-Codification Improvements”. The amendments in this ASU (1) reinstate the exception in Topic 842 for lessors that are not manufacturers or dealers, specifically, those lessors will use their cost, reflecting any volume or trade discounts that may apply, as the fair value of the underlying asset. However, if significant time lapses between the acquisition of the underlying asset and lease commencement, those lessors will be required to apply the definition of fair value (exit price) in Topic 820; (2) address the concerns of lessors within the scope of Topic 942 about where “principal payments received under leases” should be presented, specifically, lessors that are depository and lending institutions within the scope of Topic 942 will present all “principal payments received under leases” within investing activities; and (3) clarify the Board’s original intent by explicitly providing an exception to the paragraph 250-10-50-3 interim disclosure requirements in the Topic 842 transition disclosure requirements. The effective date of the amendments in this ASU is for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years for any of the following: 1. A public business entity; 2. A not-for-profit entity that has issued, or is a conduit bond obligor for, securities that are traded, listed, or quoted on an exchange or an over-the-counter market; and 3. An employee benefit plan that files financial statements with the U.S. Securities and Exchange Commission (SEC). For all other entities, the effective date is for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early application is permitted. An entity should early apply the amendments as of the date that it first applied Topic 842, using the same transition methodology in accordance with paragraph 842-10-65-1(c). The Company is evaluating the effect this new guidance will have on its consolidated financial statements and related disclosures.

No other recently issued accounting standards are expected to have a material effect on the financial position, results of operations or cash flows of the Company.

F-16

NOTE 3. SIGNIFICANT RISKS

Foreign currency risk

The Company’s operations are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment, and foreign currency exchange. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC, and by changes in governmental policies or interpretations with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

Credit risk

Credit risk is one of the most significant risks for the Company’s business. Credit risk exposures arise principally in lending activities which are off-balance sheet financial instruments.

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivables. The Company places its cash and cash equivalents with financial institutions, which management believes are of high-credit ratings and quality.

The Company conducts credit evaluations of customers and generally does not require collateral or other security from its customers.

Concentration risk

Under PRC regulations, each bank account is insured by People’s Bank of China with the maximum amount of RMB 500,000 (approximately US$72,852). The cash and cash equivalents balance held in the PRC bank accounts was $10,346,093 and $4,907,519 as of June 30, 2019 and December 31, 2018, respectively.

For the six months ended June 30, 2019 and 2018, most of the Company’s assets were located in the PRC and all of the Company’s revenues were derived from the PRC.

One third party customer accounted for 32% of the sales for the six months ended June 30, 2019. Another third party customer accounted for 71% of sales for the six months ended June 30, 2018. As of June 30, 2019, four customers accounted for 18%, 13%, 11% and 10% of the Company’s accounts receivable, respectively.

F-17

NOTE 4. LOANS TO THIRD PARTIES

	June 30,	December 31,
	2019	2018
	(unaudited)
Loan to third party A	$-	$648,386
Loan to third party B	-	174,845
Loans to third parties	$-	$823,231

As of December 31, 2018, loans to third parties represented operating loans to cooperation partners. Loans to third parties had been collected in February 2019.

NOTE 5. OTHER RECEIVABLES, NET

	June 30,	December 31,
	2019	2018
	(unaudited)
Staff advance	$12,847	$135,258
Others	46,331	34,148
Other receivables	59,178	169,406
Allowance	(3,094)	(3,099)
Other receivables, net	$56,084	$166,307

NOTE 6. PREPAYMENTS

	June 30,	December 31,
	2019	2018
	(unaudited)
Prepayments for inventory purchase	$814,476	$1,027,544
Prepaid service fee and others	117,944	20,644
Prepayment	$932,420	$1,048,188

NOTE 7. INVENTORIES

	June 30,	December 31,
	2019	2018
	(unaudited)
Raw materials	$263,715	$119,222
Packaging materials	267,470	297,995
Finished goods	2,616,786	1,419,121
Work in progress	325,756	272,750
Inventories	$3,473,727	$2,109,088

As of June 30, 2019, the balance of finished goods mainly represent a major product and other three new products launched in 2018 and 2019.

F-18

NOTE 8. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consists of the following:

	June 30,	December 31,
	2019	2018
	(unaudited)
Buildings	$2,728,670	$2,733,242
Machinery and equipment	2,402,789	2,458,479
Furniture and office Equipment	569,603	538,281
Motor vehicles	392,596	393,254
Leasehold improvements	710,525	711,716
	6,804,183	6,834,972
Less: accumulated depreciation	(2,282,299)	(2,042,794)
	4,521,884	4,792,178
Add: construction in process	26,766,878	21,917,871
Property, plant and equipment, net	$31,288,762	$26,710,049

Depreciation expense for the six months ended June 30, 2019 and 2018 was $313,324 and $153,800 respectively.

Construction in progress represented the Company’s new factory and office building in Kaifeng, Henan Province and building improvement in Changzhou, Jiangsu Province. The main construction work of factory and office building in Kaifeng were completed in the second quarter of 2018 and it is expected to be placed in service in the third quarter of 2019 when the work on the interior of the building are completed.

The Company has not obtained all required construction permits in accordance with Article 64 of the Urban and Rural Planning Law in China, however, the Company has received a waiver letter from local government that the Company would be not subject to any penalty for the construction.

As of June 30, 2019, one floor of the office in Changzhou Jufeel, which was recorded in buildings with the carrying value of $1,404,840 was pledged against a credit facility from Jiangnan Rural Commercial Bank (see Note 12).

NOTE 9. EQUIPMENT RELATED PREPAYMENTS

As of June 30, 2019, equipment related prepayment represented prepayments related to the equipment purchase in Kaifeng Jufeel and Hainan Zhongchen.

NOTE 10. LONG TERM PREPAYMENTS AND OTHER NON-CURRENT ASSETS

Long term prepayments and other non-current assets mainly consist of prepaid farmland lease of the Company.

	June 30, 2019	December 31, 2018
	(unaudited)

Prepaid farmland lease	$1,897,005	$1,962,580
Deferred tax assets (see Note 14)	-	-
Investment deposit	4,363,827	-
Others	205,137	208,928
Long term prepayments and other non-current assets	$6,465,969	$2,171,508

F-19

Amortization expense for prepaid farmland lease for the six months ended June 30, 2019 and 2018 was $63,155 and $67,216, respectively.

The Company invested in a private equity fund as a limited partner with insignificant equity interest (less than 1%). As of June 30, 2019, the agreement has not been singed and the Company recorded it as an investment deposit.

As of June 30, 2019 and December 31, 2018, others mainly consisted of long-term deposit for office lease.

NOTE 11. OTHER CURRENT LIABILITIES

	June 30,	December 31,
	2019	2018
	(unaudited)
Employee reimbursement payables	$114,825	$95,764
Rental payables	81,565	122,256
Construction related payables	277,545	328,441
Farmland lease payable	761,459	762,735
Others	209,814	199,623
Accrued expenses and other liabilities	$1,445,208	$1,508,819
Other taxes payables	$2,833,208	$2,231,903

Other taxes payables are mainly consisted of VAT payable (see Note 2(k)).

NOTE 12. LIABILITY UNDER LINE OF CREDIT

In September 2018, the general manager of Changzhou Jufeel, signed a credit facility agreement on behalf of the Company in the amount of RMB12,052,100 (or $1,756,047) with Jiangnan Rural Commercial Bank with a three-year term from September 2018 to September 2021. He entered a written agreement with Changzhou Jufeel that the loan will be used for the Company’s operation needs. The credit facility was guaranteed by Changzhou Jufeel and the general manager’s spouse (sister of the Company’s CEO). In addition, one floor of the office in Changzhou Jufeel with the carrying value of $1,404,840 was pledged against the credit facility (see Note 16). At the end of September 2018, a loan with the principal amount of RMB6,000,000 (or $874,228) with and annual interest rate of 6% was borrowed by the general manager of Changzhou Jufeel from Jiangnan Rural Commercial Bank under this credit facility. The loan period was from September 2018 to September 2019. The proceeds from the loan was used to pay to a vendor of Changzhou Jufeel on its behalf in October 2018. In December 2018, due to the Company not being satisfied with the quality of the aloe powder, the purchase agreement was cancelled, and the vendor returned the RMB6,000,000 (or $874,228) to Changzhou Jufeel. The interest related to the loan has been paid by the general manager from October 2018 to June 2019 and accrued by the Company. Changzhou Jufeel will repay him all interest of the loan from the inception of the loan and Changzhou Jufeel shall return RMB 6,000,000 principal to him for payment to the bank at the expiration date of his loan with Jiangnan Rural Commercial Bank.

F-20

NOTE 13. RELATED PARTY BALANCE AND TRANSACTIONS

a. Balances

Amount due to related parties:

	June 30,	December 31,
	2019	2018
	(unaudited)
Henan Jufeel Technology Investment Co., Ltd. (i) (a)	$6,216,547	$1,593,931
Mr. Zhang (b)	157,354	157,617
General manager of Wuxi Jufeel (holds 20% ownership interest of Wuxi Jufeel (b))	9,050	366
Amount due to related parties	$6,382,951	$1,751,914

(a) The balance due to Henan Jufeel Technology Investment Co., Ltd. mainly consisted of an advance received by Hainan Zhongchen for aloe products purchase net of its payments made on behalf of Kaifeng Jufeel and Jufeel Wyoming.

(b) These balances were mainly advance to the Company for operating capital.

(i) This Company is under common control of Mr. Zhang.

b. Transactions

	Six months ended June 30,
	2019	2018
	(unaudited)	(unaudited)
Related parties advance to the Company for operation (1)	$71,783	$590,126
Lease from related parties (2)	$193,292	$192,156
Borrowings from a related party (3)	$4,424,255	$-
Payment on behalf of a related party in daily operation (4)	-	$1,122,239
Sales to related parties (5)	-	$17,735

1. Related parties advance to the Company for operation

During six months ended June 30, 2019 and 2018, the related parties advance to the Company for operation in the amount of $71,783 and $393,397, respectively.

2. Lease from related parties

Starting from 2015, the Company leased two floors of an office building from Mr. Zhang and Mrs. Guo Li. The contract periods were from September 2015 with annual rental of approximately $280,419 and renewed in September 2018. The lease agreement is expected to be renewed annually.

F-21

Starting from the year ended December 31, 2015, the Company leased four vehicles from Mr. Zhang. The contract term was from January 1, 2015 to December 31, 2016 with the annual rental of approximately $106,166 and renewed in January 2019. The lease agreement is expected to be renewed when expire.

Expense recorded under these leases during the six months ended June 30, 2019 and 2018 were $193,292 and $192,156 respectively.

3. Borrowings from a related party

During six months ended June 30, 2019 and 2018, the Company borrowed from a related party in the amount of $4,424,255 and $nil, respectively.

4. Payment on behalf of a related party in daily operation

During the six months ended June 30, 2019 and 2018, Ivan King paid on behalf of a related party for daily operating expenses the amount of $nil and $1,122,239, respectively..

5. Sales to related parties

During the six months ended June 30, 2019 and 2018, the Company product sales to Henan Jufeel Technology Investment Co., Ltd and other related parties totaled $nil and $17,735, respectively.

6. Guarantee provided to a related party

As of June 30, 2019, one floor of the office in Changzhou Jufeel with the carrying value of $1,404,840 was pledged against the credit facility borrowed by the general manager of Changzhou Jufeel from Jiangnan Rural Commercial Bank. The credit facility was guaranteed by Changzhou Jufeel (see note 12).

NOTE 14. TAXATION

Income Tax

The Company was incorporated in Wyoming, United States of America and it is a holding company and does not conduct any substantial operation on its own.

On December 22, 2017, the U.S. enacted the Tax Cuts and Jobs Act (“TCJA” or the “Act”) (which is commonly referred to as “U.S. tax reform”). The Act significantly changes U.S. corporate income tax laws including but not limited to reducing the U.S. corporate income tax rate to 21% beginning in 2018 and imposing a one-time mandatory tax on previously deferred foreign earnings and a new tax on global intangible low-taxed income (“GILTI”) effective for tax years of non-U.S. corporations beginning after December 31, 2017.

As a result of tax reform, the Company determined that a portion of its current undistributed foreign earnings is no longer deemed reinvested indefinitely by its non-U.S. subsidiaries. The Company did not record a provisional tax charge related to the one-time transition tax as there were no cumulative positive earnings and profits from its foreign subsidiaries.

F-22

Effective January 1, 2018, the Company is subject to the new GILTI tax rules. The GILTI provisions impose a tax on foreign income in excess of a deemed return on tangible assets of controlled foreign corporations (“CFCs”), subject to the possible use of foreign tax credits and a deduction equal to 50 percent to offset the income tax liability, subject to some limitations. Under U.S. GAAP, the Company is allowed to make an accounting policy choice of either treating taxes due on future U.S. inclusions in taxable income related to GILTI as a current period expense when incurred (the “period cost method”) or factoring such amounts into the Company’s measurement of its deferred taxes (the “deferred method”). The Company has evaluated whether it has additional provision amount resulted by the GILTI inclusion on current earnings and profits of its CFCs. The Company has made an accounting policy choice of treating taxes due on future U.S. inclusions in taxable amount related to GILTI as a current period expense when incurred.

On December 22, 2017, the Securities and Exchange Commission staff issued Staff Accounting Bulletin No. 118 (“SAB 118”), which provides guidance on accounting for the tax effects of the Tax Act. SAB 118 provides a measurement period that should not extend beyond one year from the Tax Act enactment date for companies to complete the accounting under ASC 740, Income Taxes. In accordance with SAB 118, a company must reflect the income tax effects of those aspects of the Tax Act for which the accounting under ASC 740 is complete. The Company completed the assessment of the income tax effect of the Tax Act and there were no adjustments recorded to the provisional amounts.

The Company has evaluated and concluded that there was no impact on its consolidated financial position and results of operations. The Company’s U.S. deferred tax assets have been remeasured using the new statutory rate of 21%.

Jufeel Holdings Co., Ltd. was incorporated in the British Virgin Islands (“BVI”). Under the current law of the BVI, Jufeel Holdings Co., Ltd is not subject to tax on income or capital gains. Additionally, upon payments of dividends by Jufeel Holdings Co., Ltd to its shareholders, no BVI withholding tax will be imposed.

Ivan International Biology Limited was incorporated in Hong Kong and does not conduct any substantial operations on its own. No provision for Hong Kong profits tax has been made in the financial statements as Ivan International Biology Limited has no assessable profits. Additionally, upon payments of dividends by Ivan International Biology Limited to its shareholders, no Hong Kong withholding tax will be imposed.

The Company’s PRC operating subsidiaries and VIE, being incorporated in the PRC, are governed by the income tax law of the PRC and is subject to PRC enterprise income tax (“EIT”). The EIT rate of PRC is 25%, which applies to both domestic and foreign invested enterprises.

In August 2015, Kaifeng Jufeel was approved by the related PRC governmental authorities as a High and New Technology Enterprise, which enabled the entity, as approved by the local tax authorities of Kaifeng, Henan province, the PRC, to enjoying the favorable statutory tax rate of 15% in years ended December 31, 2015, 2016 and 2017. Kaifeng Jufeel has renewed the High and New Technology Enterprise qualification and has been approved by the local tax authorities in December 2018 and still enjoy the 15% favorable tax rate for the years ending December 31, 2018, 2019 and 2020. Therefore, for the six months ended June 30, 2019 and 2018, the applicable income tax rate of Kaifeng Jufeel Biotech Co, Ltd. was 15%.

In accordance with PRC Tax Administration Law on the Levying and Collection of Taxes, the PRC tax authorities generally have up to five years to assess underpaid taxes plus penalties and interest for PRC entities’ tax filings. In the case of tax evasion, which is not clearly defined in the law, there is no limitation on the tax years open for investigation. Accordingly, the PRC entities remain subject to examination by the tax authorities based on the above.

For the six months ended June 30, 2019 and 2018, the Company’s income tax expense (benefit) consisted of:

	Six months ended	Six months ended
	June 30, 2019	June 30, 2018
	(unaudited)	(unaudited)

Current income tax	$565,300	$322,972
Deferred income tax	-	(7,880)
	$565,300	$315,092

F-23

A reconciliation of the income tax expenses determined at the PRC statutory corporate income tax rate to the Company’s effective income tax expenses is as follows:

	Six months ended June 30, 2019	Six months ended June 30, 2018
	(unaudited)	(unaudited)

Income before income taxes	$2,933,369	$1,292,352
PRC statutory tax rate	25%	25%
Income tax expense computed at PRC tax rate	733,342	323,088
Reconciling items:
Effect of preferential tax rate	(251,798)	(208,742)
Non-deductible expenses	602	69,158
Changes in valuation allowance	83,154	131,588
Effective income tax expense	$565,300	$315,092

Deferred Tax

The Company’s deferred tax assets were as follows:

	June 30, 2019	December 31, 2018
	(unaudited)
Tax effect of net operating losses carried forward	$491,432	$410,004
Allowance for doubtful accounts and inventory impairment	16,525	16,554
Valuation allowance	(507,957)	(426,558)
Deferred tax assets, net	$-	$-

Movement of valuation allowance:

	June 30, 2019	December 31, 2018
	(unaudited)
Balance at beginning of the period	$426,558	$431,503
Current period movement	83,154	38,315
Foreign currency translation adjustments	(1,755)	(43,260)
Balance at end of the period	$507,957	$426,558

There were no uncertain tax positions as of June 30, 2019 and December 31, 2018 and the Company does not believe that this will change over the next twelve months.

F-24

NOTE 15. SEGMENT REPORTING

The Company follows ASC Topic 280 “Segment Reporting”, which requires that companies disclose segment data based on how management makes decisions about allocating resources to segments and evaluating their performance. Reportable operating segments include components of an entity about which separate financial information is available and which operating results are regularly reviewed by the chief operating decision maker (“CODM”), the Company’s Chief Executive Officer, to make decisions about resources to be allocated to the segment and assess each operating segment’s performance.

Based on management’s assessment, the Company has determined that it has two operating segments which are Aloe product sales and Aloe material sales. These two operating segments are also identified as reportable segments. The accounting policies of the segments are the same as those described in the summary of significant accounting policies.

For the six months ended June 30, 2019 (unaudited)

	Aloe product sales	Aloe material sales	Inter- segment and reconciling item	Total
Revenues	$10,543,143	$1,075,642	$(2,386,662)	$9,232,123
Cost of revenue	4,044,693	735,480	(2,067,765)	2,712,408
Total operating expenses	2,391,405	457,251	(59,092)	2,789,564
Unallocated corporate expenses	-	-	-	756,607
Operating income (loss)	4,107,045	(117,089)	(259,805)	2,973,544

Net income (loss)	3,788,154	(123,905)	(259,805)	2,368,069
Segment assets	59,619,292	3,982,813	(7,205,062)	56,397,043
Unallocated assets				853,042
Total assets – June 30, 2019	59,619,292	3,982,813	(7,205,062)	57,250,085

For the six months ended June 30, 2018 (unaudited)

	Aloe product sales	Aloe material sales	Inter- segment and reconciling item	Total
Revenues	$6,937,370	$1,253,139	$(1,625,721)	$6,564,788
Cost of revenue	2,338,417	865,988	(1,285,505)	1,918,900
Total operating expenses	2,010,403	570,468	(12,656)	2,568,215
Unallocated corporate expenses	-	-	-	818,097
Operating (loss) income	2,588,550	(183,317)	(327,560)	1,259,576

Net (loss) income	$2,319,790	$(196,543)	$(327,560)	$977,260

F-25

NOTE 16. COMMITMENT

A. Operating lease

The Company leases vehicle, factory and office premises under various non-cancelable operating lease agreements, with an option to renew the lease. The rental expense for the six months ended June 30, 2019 and 2018 was $3,740,742 and $634,782, respectively. All leases are on a fixed repayment basis. None of the leases include contingent rentals. Minimum future commitments under these agreements as of June 30, 2019 are as follows:

Lease Commitment
(unaudited)
Six months ending December 31,
2019	$449,326
Year ending December 31,
2020	655,983
2021	101,746
2022	37,820
2023	37,820
2024	37,820
Thereafter	678,332
Total	$1,998,847

B. Capital commitments

As of June 30, 2019, the Company’s capital commitments contracted but not yet reflected in the consolidated financial statements amounted to $6,134,890, which mainly related to the construction for new factory and office building. It will be financed by the Company’s cash flow generate by operating activities.

The Company has no significant pending litigation as of June 30, 2019.

NOTE 17. SUBSEQUENT EVENTS

The Company evaluates subsequent events and transactions through the date the financial statements were issued, and has determined that except the events below, there are no events that are material to the financial statements.

On July 6, 2019, Henan Jufeel Technology Group Co., Ltd, an entity owed by Mr. Zhang, and Asian Sunshine (Beijing) International Technology Co., Ltd entered into a Strategic Cooperation Framework Agreement. The two parties agreed to merge the whole Asia Sunshine into Henan Jufeel Technology Group Ltd, and all the business of health physiotherapy sector merge into the Company in the future.

The Company entered into the agreement to invest in a private equity fund as a limited partner with the amount of $8,727,654 (RMB 60 million) on August 01, 2019. Subsequent to June 30, 2019, the Company paid another $4,363,827 (RMB 30 million) to the private equity fund investment. After signing the investment agreement, the Company recorded the whole amount as long-term investment.

F-26

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors

of Jufeel International Group

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Jufeel International Group (the “Company”) as of December 31, 2018 and 2017, the related consolidated statements of income and comprehensive income, changes in shareholders’ equity and cash flows for each of the two years in the period ended December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum Bernstein & Pinchuk LLP

Marcum Bernstein & Pinchuk LLP

We have served as the Company’s auditor from 2017 to 2019.

New York, New York

April 26, 2019

F-27

Jufeel International Group and Subsidiaries

Consolidated Balance Sheets

(Amounts in US$)

	December 31,	December 31,
	2018	2017

Assets
Current assets
Cash and cash equivalents	$4,914,748	$16,391,266
Accounts receivable, net	3,606,660	7,613,832
Loans to third parties	823,231	306,510
Other receivables, net	166,307	514,369
Prepayments	1,048,188	2,087,131
Inventories	2,109,088	797,889
Deferred inventory costs	1,391,066	1,922,486
Total current assets	14,059,288	29,633,483
Non-current assets
Property, plant and equipment, net	26,710,049	13,158,725
Land use right, net	2,252,211	2,416,213
Equipment related prepayment	376,938	4,029,015
Long term prepayments and other non-current assets	2,171,508	3,140,944
Total non-current assets	31,510,706	22,744,897
Total assets	$45,569,994	$52,378,380

Liabilities and Equity
Current Liabilities
Income tax payable	$2,096,155	$3,990,404
Accounts payable	1,557,386	1,035,006
Advanced payments from customers	2,764,860	7,160,513
Deferred revenue	3,546,584	7,571,026
Amount due to related parties	1,751,914	705,441
Liability under credit facility	874,228	-
Other taxes payables	2,231,903	4,973,474
Accrued expenses and other liabilities	1,508,819	605,974
Total current liabilities	16,331,849	26,041,838
Non-current liabilities
Farmland lease payable	-	801,139
Total non-current liabilities	-	801,139
Total liabilities	16,331,849	26,842,977

Commitments and contingencies	-	-

Shareholders’ Equity
Preferred stock (No par value, Unlimited number authorized, Issued and outstanding: none)	-	-
Common stock (No par value, Unlimited number authorized, 28,030,010 shares issued and outstanding as of December 31, 2018 and December 31, 2017)	-	-
Additional paid in capital	7,057,676	7,057,676
Statutory reserve	1,811,576	1,779,412
Retained earnings	20,787,143	15,634,756
Accumulated other comprehensive (loss) income	(836,958)	558,264
Total Jufeel International Group’s shareholders’ equity	28,819,437	25,030,108
Non-controlling interests	418,708	505,295
Total Shareholders’ Equity	29,238,145	25,535,403
Total liabilities and shareholders’ equity	$45,569,994	$52,378,380

See accompanying notes to the consolidated financial statements.

F-28

Jufeel International Group and Subsidiaries

Consolidated Statements of Income and Comprehensive Income

(Amounts in US$)

	Year Ended	Year Ended
	December 31,	December 31,
	2018	2017
Net revenue
Product sales to third parties	$17,569,303	$27,578,098
Product sales to related parties	63,985	285,874
Total net revenue	17,633,288	27,863,972

Cost of revenue
Cost of product sales – third parties	4,553,012	4,133,794
Cost of product sales – related parties	16,581	58,854
Total cost of revenue	4,569,593	4,192,648
Gross profit	13,063,695	23,671,324

Operating expenses:
Selling and marketing expenses	918,476	2,684,587
General and administrative expenses	4,951,022	5,253,734
Research and development expenses	979,944	596,297
Total operating expenses	6,849,442	8,534,618

Income from Operations	6,214,253	15,136,706

Other (expenses) income	(13,960)	68,202

Income before income taxes	6,200,293	15,204,908
Income tax expense	1,080,423	3,032,253
Net income	5,119,870	12,172,655
Net loss (income) attributable to non-controlling interests	64,681	(291,180)
Net income attributable to Jufeel International Group.	$5,184,551	$11,881,475

Net income	$5,119,870	$12,172,655
Other comprehensive income
Foreign currency translation (loss) gain, net of nil income taxes	(1,395,222)	1,074,283
Comprehensive income	$3,724,648	$13,246,938
Comprehensive loss (income) attributable to non-controlling interests	86,587	(312,747)
Comprehensive income attributable to Jufeel International Group	$3,811,235	$12,934,191

Earnings per share-basic and diluted
	$0.18	$0.42
Weighted average number of common stock outstanding-basic and diluted
Basic and diluted	28,030,010	28,030,010

See accompanying notes to the consolidated financial statements.

F-29

Jufeel International Group and Subsidiaries

Consolidated Statements of Changes in Shareholders’ Equity

(Amounts in US$)

		Attributable to Jufeel International Group’s Shareholders’ Equity
	Common Stock	Additional paid in capital	Statutory reserves	Retained earnings	Accumulated other comprehensive income (loss)	Non-controlling Interests	Total Equity
Balance, January 1, 2017	28,030,010	$3,862,062	$598,854	$4,933,839	$(516,019)	$192,548	$9,071,284
Equity interests contribution by shareholder for employee and non-employee compensation expenses	-	3,195,614	-	-	-	-	3,195,614
Net income	-	-	-	11,881,475	-	291,180	12,172,655
Foreign currency translation adjustment	-	-	-	-	1,074,283	21,567	1,095,850
Statutory reserve	-	-	1,180,558	(1,180,558)	-	-	-
Balance, January 1, 2018	28,030,010	$7,057,676	$1,779,412	$15,634,756	$558,264	$505,295	$25,535,403
Net income (loss)	-	-	-	5,184,551	-	(64,681)	5,119,870
Foreign currency translation adjustment	-	-	-	-	(1,395,222)	(21,906)	(1,417,128)
Statutory reserve	-	-	32,164	(32,164)	-	-	-
Balance, December 31, 2018	28,030,010	$7,057,676	$1,811,576	$20,787,143	$(836,958)	$418,708	$29,238,145

See accompanying notes to the consolidated financial statements.

F-30

Jufeel International Group and Subsidiaries

Consolidated Statements of Cash Flows

	Year Ended	Year Ended
	December 31,	December 31,
	2018	2017
Cash Flows From Operating Activities
Net income	$5,119,870	$12,172,655
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	379,372	125,519
Amortization expense	179,395	175,737
Deferred income tax	-	3,061
Provision for allowance for doubtful accounts	3,216	72,216
Inventory impairment	18,976	-
Shareholder contribution for employee and non-employee compensation expenses	-	2,320,171
Loss on disposal of property and equipment	4,299	4,132
Changes in operating assets and liabilities:
Accounts receivable	3,765,978	(7,370,262)
Other receivables	343,684	675,216
Prepayments	973,766	(1,695,142)
Amounts due from related parties	-	3,399,231
Inventories	(1,418,543)	(164,845)
Deferred inventory costs	455,576	(1,860,525)
Accounts payable	593,239	547,175
Income taxes payable	(1,766,211)	1,711,531
Deferred revenue	(3,797,502)	7,327,014
Advanced payments from customers	(4,202,909)	(2,190,045)
Amount due to related parties	958,891	430,689
Other taxes payable	(2,596,128)	3,236,611
Accrued expenses and other current liabilities	67,848	96,839
Long term prepayments and other non-current assets	(190,562)	-
Net cash (used) in provided by operating activities	(1,107,745)	19,016,978

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(11,393,885)	(12,627,307)
Repayment from related parties	-	8,704,916
Loans to third parties	(5,417,516)	(296,217)
Repayment of loan from third parties	4,866,365	-
Payment of cooperation deposit		(888,651)
Return of cooperation deposit	906,697	-
Net cash used in investing activities	(11,038,339)	(5,107,259)

Cash Flows From Financing Activities
Loan obtained under line of credit	906,697	-
Borrowings from a related party	151,116	-
Net cash provided by financing activities	1,057,813	-

Effect of exchange rate fluctuation on cash and cash equivalents	(388,247)	579,350

Net (decrease) increase in cash and cash equivalents	(11,476,518)	14,489,069
Cash and cash equivalents, beginning of year	16,391,266	1,902,197
Cash and cash equivalents, end of year	$4,914,748	$16,391,266

Supplemental disclosure information:
Cash paid for income tax expense	$2,104,562	$1,320,624
Cash paid for interest expense	$-	$-
Supplemental disclosure of non-cash investing and financing activities:
Purchase of property and equipment financed by other payables	$340,640	$247,697

See accompanying notes to the consolidated financial statements.

F-31

Jufeel International Group and Subsidiaries

Notes to Consolidated Financial Statements

(Amounts in US$ unless otherwise noted)

NOTE 1. DESCRIPTION OF BUSINESS AND ORGANIZATION

Organization and description of business

Jufeel International Group (the “Company” or “Jufeel Wyoming”) was incorporated on July 27, 2017 under the laws of the state of Wyoming, United States of America. Through the reorganization as described below, Jufeel Wyoming ultimately merged with Jufeel International Group Nevada (“Jufeel Nevada”) (formerly Bros Holding Company). The shareholders of Jufeel Nevada became the shareholders of Jufeel Wyoming on a one-for-one basis and Jufeel Wyoming became the ultimate holding company of Jufeel Holdings Co., Ltd. (“Jufeel Holdings”), Ivan International Biology Limited. (“Ivan International”), and Kaifeng Ivan King Biotechnology Co., Ltd. (“Ivan King” or “WFOE”).

Jufeel Holdings was established in the British Virgin Islands (“BVI”) on May 10, 2017 by a third party on behalf of Mr. Rongxuan Zhang, the founder, president, chairman and the controlling shareholder of the Company (“Mr. Zhang”). On May 16, 2017, the third party transferred all the shares to Mr. Zhang for no consideration. On August 22, 2017, Mr. Zhang has transferred all the shares to Jufeel Wyoming.

Ivan International was established as an investment holding company by a third party in Hong Kong Special Administrative Region of the People’s Republic of China (the “PRC”) on April 23, 2015. On June 7, 2017, the shares of Ivan International were transferred to Mr. Zhang for $1,200. On the same day, Jufeel Holdings signed a shareholding entrustment agreement with Mr. Zhang to state that Mr. Zhang holds the equity interest in Ivan International on behalf of Jufeel Holding. As a result, Jufeel Holdings holds 100% equity interest in Ivan International. On October 27, 2017 the official transfer of shares of Ivan International to Jufeel Holdings was completed.

Ivan King was established as a wholly foreign owned enterprise on August 9, 2017 in Kaifeng, the PRC by Ivan International. Ivan King is principally engaged in providing related technical supports and business consulting services to Kaifeng Jufeel Biotech Co, Ltd. (“Kaifeng Jufeel”).

Kaifeng Jufeel was incorporated on August 5, 2011 and registered in Kaifeng, Henan Province, under the laws of the PRC with a principal office in Zhengzhou, Henan. Kaifeng Jufeel was 49% owned by Mr. Zhang and 51% owned by Henan Jufeel Technology Group Co., Ltd. (“Henan Jufeel”), an entity owned by Mr. Zhang, before September 23, 2016. From September 23, 2016 to October 24, 2017, Mr. Zhang contributed 32.5% of the equity interests of Kaifeng Jufeel to certain shareholders (see Note 17 for details). After the contribution, Mr. Zhang owns 67.5% of the equity interests of Kaifeng Jufeel.

Hainan Zhongchen Biological Engineering Co, Ltd. (“Hainan Zhongchen”), was incorporated on July 3, 2001 in Haikou, Hainan Province, under the laws of the PRC by former independent third parties. In 2012, the 70% ownership interest of Hainan Zhongchen was sold to Jufeel Technology and Trading Co., Ltd., a company which was controlled by Mr. Zhang, for $3,103,133 and Mr. Zhang became the ultimate controlling shareholder of Hainan Zhongchen. In October 2016, the 70% ownership interest of Hainan Zhongchen owned by Jufeel Technology and Trading Co., Ltd. was transferred to Kaifeng Jufeel. As a result, the transfer of the 70% ownership interest was accounted as business combination under common control.

Suzhou Yihuotong E-business Co, Ltd (“Suzhou Yihuotong”) was incorporated on August 10, 2016 registered in Suzhou, Jiangsu Province, under the laws of the PRC, a wholly owned subsidiary of Kaifeng Jufeel.

Wuxi Jufeel PMAS Life Technology Co, Ltd (“Wuxi Jufeel”) was incorporated on October 11, 2016 registered in Suzhou, Jiangsu Province, under the laws of the PRC. The shareholders Mrs. Zhang Yi, Henan Jufeel and Mr. Lu Dajie hold 70%, 10% and 20% of Wuxi Jufeel’s ownership interest, respectively. On the same day, Mrs. Zhang Yi and Henan Jufeel signed a share entrustment agreement with Kaifeng Jufeel to state that they hold the equity interest in Wuxi Jufeel on behalf of Kaifeng Jufeel. In this regard, Kaifeng Jufeel owns 80% equity interest in Wuxi Jufeel. As a result, Kaifeng Jufeel consolidates Wuxi Jufeel and there is a 20% non-controlling interests in Wuxi Jufeel.

Changzhou Jufeel PMAS Aloe Biotechnology Co, Ltd. (“Changzhou Jufeel”) was incorporated on May 23, 2017 registered in Changzhou, Jiangsu Province, under the laws of the PRC, Kaifeng Jufeel owns 70%, and Wuxi Jufeel owns 30% of its equity interests.

F-32

Reorganization

On January 14, 2017, Jufeel Nevada was purchased by a third party on behalf of Mr. Zhang for $120,000 and then transferred to Mr. Zhang on February 27, 2017 for no consideration. In February 2017, Jufeel Nevada effected a 1-for-500 reverse split of its common stock. As a result of the reverse split, there were 200,010 common shares issued and outstanding, of which 170,000 were beneficially owned by Mr. Zhang and 30,010 shares were owned by the former shareholders. The 30,010 shares owned by the former shareholders have been presented as outstanding as of the beginning of the earliest period presented. In July 2017, Jufeel Nevada reorganized as a holding company, incorporating three tiers of Oklahoma subsidiaries (Jufeel Interim Corporation (“Jufeel Interim”), Jufeel International Group, Inc. (“Jufeel Oklahoma”), Bros Holding Company and Jufeel Wyoming). In August 2017, Jufeel Nevada merged into Jufeel Interim, and then merged into Bros Holding Company, with Bros Holding Company as the surviving entity. Bros Holding Company was sold to a non-affiliated third party, and later dissolved on November 3, 2017. On August 22, 2017, Jufeel Oklahoma merged into Jufeel Wyoming in order to change its domicile to Wyoming, with Jufeel Wyoming as the surviving entity.

Effective on August 22, 2017, shareholders of Kaifeng Jufeel and Ivan King or WOFE entered into a series of contractual agreements (“VIE Agreements” which are described below). As a result, the Company, through its wholly owned subsidiaries Ivan King, identify Kaifeng Jufeel as a variable interest entity (or “VIE”) and has been determined to be the primary beneficiary of Kaifeng Jufeel. Accordingly, the Company consolidates Kaifeng Jufeel’s operations, assets and liabilities.

As a part of the holding company reorganization, on September 15, 2017 and October 24, 2017, Jufeel Wyoming issued 27,830,000 additional shares to Mr. Zhang and employees, service providers and cooperation partners of the Company. The issuance of these shares represented interests for each holders in Kaifeng Jufeel prior to the reorganization. Following the issuances, Mr. Zhang owns, either directly or through entities controlled by him, approximately 18,892,943 shares, or 67.4% of the Company’s common stock. On October 25, 2017, the reorganization was completed.

Immediately before and after the Reorganization, the ultimate owners’ equity interests of Kaifeng Jufeel were almost identical of those of the Company. Accordingly, the Reorganization is accounted for as a legal reorganization of the entities under common control in a manner akin to a pooling of interest as if the Company, through its wholly owned subsidiaries, had been in existence and been the primary beneficiary of the VIE throughout the periods presented in the consolidated financial statements.

F-33

The VIE arrangements:

On August 22, 2017, Ivan King, Kaifeng Jufeel, and the shareholders of Kaifeng Jufeel have entered into a series of contractual agreements in order to enable the Company to (1) have power to direct the activities that most significantly affects the economic performance of Kaifeng Jufeel, and (2) receive the economic benefits of Kaifeng Jufeel that could be significant to Kaifeng Jufeel. The Company is fully and exclusively responsible for the management of Kaifeng Jufeel, assumes all of risk of losses of Kaifeng Jufeel and has the exclusive right to exercise all voting rights of Kaifeng Jufeel’s shareholders. Therefore, the Company is considered the primary beneficiary of Kaifeng Jufeel and has consolidated Kaifeng Jufeel’s assets, liabilities, results of operations, and cash flows in the accompanying consolidated financial statements.

•	Agreements that transfer economic benefits to Ivan King

Business Operations Agreement. Pursuant to the terms of a business operations agreement dated August 22, 2017, between Ivan King and the shareholders of Kaifeng Jufeel (the “Business Operations Agreement”), Kaifeng Jufeel and their shareholders agreed to entrust the operations and management of its business to Ivan King. According to the Business Operations Agreement, Ivan King possesses the full and exclusive right to manage Kaifeng Jufeel’s operations, assets and personnel, and Kaifeng Jufeel shall pledge to Ivan King all of its assets, including accounts receivable, and the latter has the obligation to guarantee all of the obligations of the former. The Business Operations Agreement has a ten year term but may be terminated earlier if (i) the parties mutually agree to terminate the agreement; (ii) the dissolution of Kaifeng Jufeel; or (iii) Ivan King acquires all of the assets or equity of Kaifeng Jufeel (as more fully described below under “Exclusive Option Agreement”).

Exclusive Consulting and Service Agreement. Pursuant to the terms of an exclusive consulting and service agreement dated August 22, 2017, between Ivan King and Kaifeng Jufeel (the “Service Agreement”), Ivan King is the exclusive technology consulting service provider to Kaifeng Jufeel. Kaifeng Jufeel agreed to pay Ivan King all fees payable for technology which may be developed or owned by Ivan King. The Service Agreement shall remain in effect for ten years or until (i) the parties mutually agree to terminate the agreement; (ii) the dissolution of Kaifeng Jufeel; or (iii) Ivan King acquires Kaifeng Jufeel (as more fully described below under “Exclusive Option Agreement”).

•	Agreements that provide Ivan King effective control over Kaifeng Jufeel

Shareholder’s Voting Proxy Agreement. Pursuant to the terms of certain shareholder’s voting proxy agreements dated August 22, 2017, between Ivan King and each of the shareholders of Kaifeng Jufeel (the “Shareholder’s Voting Proxy Agreement”), the shareholders of Kaifeng Jufeel irrevocably appointed Ivan King as their proxy to exercise on such shareholders’ behalf all of their voting rights as shareholders pursuant to PRC law and the Articles of Association of Kaifeng Jufeel, including the appointment and election of directors of Kaifeng Jufeel. The Shareholder’s Voting Proxy Agreement has a term of 10 years and will be mutually extended on each 10-year anniversary; provided, that in the event of the termination of the Business Operations Agreement, the Shareholder’s Voting Proxy Agreements will automatically terminate.

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Exclusive Equity Option Agreement. Pursuant to the terms of an exclusive option agreement dated August 22, 2017, between Ivan King, Kaifeng Jufeel, and the shareholders of Kaifeng Jufeel (the “Exclusive Option Agreement”), the shareholders of Kaifeng Jufeel granted Ivan King (or its designee) an irrevocable and exclusive purchase option (the “Option”) to acquire Kaifeng Jufeel’s equity interests and/or remaining assets, but only to the extent that the acquisition does not violate limitations imposed by PRC law on such transactions. The Option is exercisable at any time at Ivan King’s discretion so long as such exercise and subsequent acquisition of Kaifeng Jufeel does not violate PRC law. The consideration for the exercise of the Option shall be the registered capital of Kaifeng Jufeel. Ivan King may transfer all rights and obligations under the Exclusive Option Agreements to a third party. The Exclusive Option Agreement may be terminated by Ivan International if its exercise becomes prohibited by law.

Equity Interest Pledge Agreement. Pursuant to the terms of an equity interest pledge agreement dated August 22, 2017, between Ivan King and the shareholders of Kaifeng Jufeel (the “Pledge Agreement”), the shareholders of Kaifeng Jufeel pledged all of their equity interests in Kaifeng Jufeel to Ivan King including the proceeds thereof, to guarantee all of Ivan King’s rights and benefits under the Business Operations Agreement, the Exclusive Option Agreements, and the Shareholder’ Voting Proxy Agreements. Prior to termination of the Pledge Agreement, the pledged equity interests cannot be transferred without Ivan King’s prior written consent. The Pledge Agreements may be terminated only upon the written agreement of the parties, and expire two years after the last to terminate of any of the other named agreements.

Risks in relation to the VIE structure

The Company believes that the contractual arrangements with its VIE and their respective shareholders are in compliance with PRC laws and regulations and are legally enforceable. However, uncertainties in the PRC legal system could limit the Company’s ability to enforce the contractual arrangements. If the legal structure and contractual arrangements were found to be in violation of PRC laws and regulations, the PRC government could:

•	revoke the business and operating licenses of the Company’s PRC subsidiary and VIE;

•	discontinue or restrict the operations of any related-party transactions between the Company’s PRC subsidiary and VIE;

•	limit the Group’s business expansion in China by way of entering into contractual arrangements;

•	impose fines or other requirements with which the Company’s PRC subsidiary and VIE may not be able to comply;

•	require the Company or the Company’s PRC subsidiary and VIE to restructure the relevant ownership structure or operations; or

•	restrict or prohibit the Company’s use of the proceeds of the additional public offering to finance the Group’s business and operations in China.

The Company’s ability to conduct its business may be negatively affected if the PRC government were to carry out of any of the aforementioned actions. As a result, the Company may not be able to consolidate its VIE in its consolidated financial statements as it may lose the ability to exert effective control over the VIE and their respective shareholders and it may lose the ability to receive economic benefits from the VIE. The Company, however, does not believe such actions would result in the liquidation or dissolution of the Company, its PRC subsidiary or its VIE.

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The interests of the shareholders of the VIE may diverge from that of the Company and that may potentially increase the risk that they would seek to act contrary to the contractual terms, for example by influencing the VIE not to pay the service fees when required to do so. The Company cannot assure that when conflicts of interest arise, shareholders of the VIE will act in the best interests of the Company or that conflicts of interests will be resolved in the Company’s favor. Currently, the Company does not have existing arrangements to address potential conflicts of interest the shareholders of the VIE may encounter in its capacity as beneficial owners and directors of the VIE, on the one hand, and as beneficial owners and directors of the Company, on the other hand. The Company believes the shareholders of the VIE will not act contrary to any of the contractual arrangements and the exclusive option agreements provide the Company with a mechanism to remove the current shareholders of the VIE should they act to the detriment of the Company. The Company relies on certain current shareholders of the VIE to fulfill their fiduciary duties and abide by laws of the PRC and act in the best interest of the Company. If the Company cannot resolve any conflicts of interest or disputes between the Company and the shareholders of the VIE, the Company would have to rely on legal proceedings, which could result in disruption of its business, and there is substantial uncertainty as to the outcome of any such legal proceedings.

Total assets and liabilities presented on the Company’s consolidated balance sheets and revenue, expense and net income presented on consolidated statements of income and comprehensive income as well as the cash flow from operating, investing and financing activities presented on the consolidated statements of cash flows are substantially the financial position, operation and cash flow of the Company’s VIE and its subsidiaries. The Company has not provided any financial support to Kaifeng Jufeel for the years ended December 31, 2018 and 2017. The assets and liabilities of the consolidated VIE as of December 31, 2018 and 2017 are listed below:

	December 31,	December 31,
	2018	2017

Current assets	$13,250,570	$29,598,898
Non-current assets	31,510,706	22,744,897
Total assets	$44,761,276	$52,343,795
Current liabilities	$16,061,399	$26,006,390
Non-current liabilities	-	801,139
Total liabilities	$16,061,399	$26,807,529

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Details of the subsidiaries and VIE of the Company are set out below:

	Date of incorporation	Place of incorporation	Percentage of ownership	Principal activities
Wholly owned subsidiaries
Jufeel Holdings	May 10, 2017	British Virgin Islands	100%	Investment holding
Ivan International	April 23, 2015	Hong Kong	100%	Investment holding
Ivan King	August 09, 2017	PRC	100%	Consultancy service
Variable Interest Entity (“VIE”)
Kaifeng Jufeel	August 05, 2011	PRC	VIE	Aloe product and distributorship sales
VIE’s subsidiaries
Hainan Zhongchen	July 03, 2001	PRC	70% owned by Kaifeng Jufeel	Aloe material production and sales
Suzhou Yihuotong	August 10, 2016	PRC	100% owned by Kaifeng Jufeel	Aloe product sales
Wuxi Jufeel	October 11, 2016	PRC	80% owned by Kaifeng Jufeel	Aloe product production and sales
Changzhou Jufeel	May 23, 2017	PRC	70% owned by Kaifeng Jufeel and 30% owned by Wuxi Jufeel	Aloe product production and sales

NOTE 2. SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of preparation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and have been consistently applied.

b.	Principles of consolidation

The consolidated financial statements include the financial statements of the Company, its subsidiaries and its VIE. All inter-company transactions and balances have been eliminated upon consolidation.

Non-controlling interests represent the equity interests in the subsidiaries of the VIE that are not attributable, either directly or indirectly, to the Company.

c.	Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ from those estimates. Significant items subject to such estimates and assumptions include allowance for doubtful accounts, valuation of inventory and fair value of equity interests contribution from shareholders, valuation allowance for deferred tax assets and recoverability of carrying amount and the estimated useful lives of long-lived assets.

d.	Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, cash in bank with no restrictions, as well as highly liquid investments which are unrestricted as to withdrawal or use, and which have remaining maturities of three months or less when initially purchased.

e.	Allowance for doubtful accounts

The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing receivables. The Company determines the allowance based on aging data, historical collection experience, customer specific facts and economic conditions. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

The Company usually receives customer payments in advance for its distributors/agents sales, and gives one month credit terms to some of the enterprise customers and retail customers. The allowance for doubtful accounts as of December 31, 2018 and 2017 was $74,145 and $74,621, respectively.

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f.	Inventory

The Company values its inventories at the lower of cost or net realizable value.

Where there is evidence that the utility of inventories, in their disposal in the ordinary course of business, will be less than cost, whether due to physical deterioration, obsolescence, changes in price levels, or other causes, the inventories are written down to net realizable value. Any idle facility costs or excessive spoilage are recorded as current period charges.

Hainan Zhongchen used weighted average method for its finished goods and first in first out method for other inventories. Wuxi Jufeel and Changzhou Jufeel used weighted average for inventories. Kaifeng Jufeel used first in first out method for inventories.

The impairment charged for the years ended December 31, 2018 and 2017 was $18,976 and nil, respectively.

g.	Deferred inventory costs

The Company has not recognized revenue for the part of the inventory delivered where the collectability was not reasonably assured for the years ended December 31, 2018 and 2017 and recognized deferred inventory costs for the delivered inventories as the costs related directly to contracts. The costs are expected to be recovered when the Company collects from its customers. The deferred inventory costs will be charged to the cost of revenue when collections are made from its customers and revenue is recognized.

h.	Research and development expenditures

Research and development expenditures include salaries, wages and other costs of personnel engaged in research and development, costs of services performed by others for research and development on our behalf are expensed when incurred.

i.	Property, plant and equipment, net

Property and equipment are recorded at cost less accumulated depreciation with no residual value. Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets:

Buildings	20 years
Machinery and equipment	3-11 years
Furniture and office equipment	3-10 years
Motor vehicles	4-8 years
Leasehold improvements	Shorter of estimated useful life (10 to 20 years) or remaining lease terms

When office equipment and electronic devices are retired or otherwise disposed of, resulting gain or loss is included in net income or loss in the year of disposition for the difference between the net book value and proceeds received thereon. Maintenance and repairs which do not improve or extend the expected useful lives of the assets are charged to expenses as incurred.

Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful life of the asset or the remaining lease term. Construction in progress is related to the construction or development of property (including land) and equipment that have not yet been placed in service for our intended use. Depreciation for equipment commences once it is placed in service and depreciation for buildings and amortization of leasehold improvements commences once they are ready for our intended use. Construction in progress represents capital expenditures for direct costs of construction or acquisition and design fees incurred, and the interest expenses directly related to the construction. Capitalization of these costs ceases and the construction in progress is transferred to the appropriate category of property, plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. Construction in progress is not depreciated.

j.	Land use right

Land use rights are stated at cost less accumulated amortization. Amortization is recorded using the straight-line method over their 50 year useful lives. All land in China is owned by the Chinese government. The government in China, according to law, may sell the right to use the land for a specified period of time. Thus, all of the Company’s land purchases in China are considered to be leasehold land under lease and are stated at cost less accumulated amortization.

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k.	Long-Lived Assets

Certain assets such as property, plant and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of assets that are held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount exceeds the fair value of the asset. No impairment was recognized for the years ended December 31, 2018 and 2017.

l.	Revenue recognition

The Company recognizes revenue in accordance with Accounting Standard Codification (“ASC”) 605, Revenue Recognition. Revenues are recognized when the four of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the title and risk of loss have passed, (iii) the fees are fixed or determinable, and (iv) collectability is reasonably assured. Amounts received for undelivered merchandise are recorded as advanced payments from customers.

The sales of aloe products are derived principally from providing aloe products to customers, including both distributors/agents and enterprise customers.

(a) Distributors/Agents: The Company recognizes revenue upon the delivery of products to distributors/agents, which is when title and risk and rewards of ownership have passed to distributors/agents and when collectability is reasonably assured. When the collectability is not reasonably assured, the revenue will not be recognized until payments are collected. Discounts provided were recorded as deduction of net sales.

(b) Enterprise customers: For enterprise customers, the Company recognized revenue when the title and risk of loss have passed to enterprise customers and collectability is reasonably assured. When the collectability is not reasonably assured, the Company recognize revenue according to cost recovery method where no profit is recognized until the proceeds received exceed the related cost of the goods delivered. All collections received after the costs are fully recovered are reflected as income. The Company deferred the recognition of revenue with deferred inventory cost of $1,391,066 and $1,922,486 as of December 31, 2018 and 2017, respectively, for the related cost of inventory already delivered where the collections of payment from the enterprise customers are not reasonably assured. The Company recorded accounts receivable of $3,546,584 and $7,571,026 as the Company had the legal right to claim on the proceeds from the enterprise customers and with credit to deferred revenue in the same amount as of December 31, 2018 and 2017, respectively. For the accounts receivable as of December 31, 2017, $7,466,669 has been collected and recognized in 2018. Subsequently, $3,087,124 of the accounts receivable as of December 31, 2018 were collected and same amount of deferred revenue recognized as revenue. $1,220,432 of the deferred inventory costs as of December 31, 2018 were released to the cost of revenue.

Taxes that have been assessed by governmental authorities and that are directly imposed on revenue-producing transactions between the Company and its customers, including value-added, and tax surcharge, are presented on a net basis (excluded from net sales).

m.	Advertising, Sales and Marketing Costs

Advertising, sales and marketing costs consist primarily of costs for the promotion of corporate image and product marketing. The Company expensed all marketing and advertising costs as incurred.

n.	Shipping and handling costs

The Company expenses shipping and handling costs in conjunction with sale of its products as incurred and the shipping and handling costs is included as part of selling and marketing expenses. Total shipping and handling costs were $223,121 and $286,431 for the years ended December 31, 2018 and 2017, respectively.

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o.	Share-based compensation

Employees’ share-based awards are measured at the grant date fair value of the awards and recognized as expenses over the requisite service period, which is the vesting period.

All transactions in which goods or services from non-employees are received in exchange for equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

Non-employees’ share-based awards are measured at fair value at the earlier of the commitment date or the date the services are completed.

The fair value of the equity award granted was assessed using discounted cash flow method under income approach, with a discount for lack of marketability given that the equity interests underlying the awards were not publicly traded. This assessment required complex and subjective judgments regarding the Company’s projected financial and operating results, its unique business risks, the liquidity of its ordinary shares and its operating history and prospects at the time the promise to give the equity interests were made. The fair value of these awards was determined using management’s estimates and assumptions. Significant estimates and assumptions used were including revenue growth rate, terminal growth rate, and discount rate.

The assumptions used in share-based compensation expense recognition represent management’s best estimates, but these estimates involve inherent uncertainties and application of management judgment. If factors change or different assumptions are used, the share-based compensation expenses could be materially different for any period. Moreover, the estimates of fair value of the awards are not intended to predict actual future events or the value that ultimately will be realized by grantees who receive share-based awards, and subsequent events are not indicative of the reasonableness of the original estimates of fair value made by the Company for accounting purposes.

p.	Shareholder contribution

The value of the shares transferred should be reflected as an expense in the Company’s financial statements with a corresponding credit to contributed (paid-in) capital.

Share-based payments awarded to an employee of the reporting entity by a related party or other holder of an economic interest in the entity as compensation for services provided to the entity are share-based payment transactions to be accounted as above unless the transfer is clearly for a purpose other than compensation for services to the reporting entity. The substance of such a transaction is that the economic interest holder makes a capital contribution to the employees of the Company in exchange for services rendered.

q.	Income taxes

The provision for income taxes is determined using the asset and liability approach of accounting for income taxes. Under this approach, the provision for income taxes represents income taxes paid or payable (or received or receivable) for the current year plus the change in deferred taxes during the year. Deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid, and result from differences between the financial and tax bases of the Company’s assets and liabilities and are adjusted for changes in tax rates and tax laws when enacted.

Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. In evaluating the need for a valuation allowance, management considers all potential sources of taxable income, including income available in carryback periods, future reversals of taxable temporary differences, projections of taxable income, and income from tax planning strategies, as well as all available positive and negative evidence. Positive evidence includes factors such as a history of profitable operations, projections of future profitability within the carryforward period, including from tax planning strategies, and the Company’s experience with similar operations. Existing favorable contracts and the ability to sell products into established markets are additional positive evidence. Negative evidence includes items such as cumulative losses, projections of future losses, or carryforward periods that are not long enough to allow for the utilization of a deferred tax asset based on existing projections of income. Deferred tax assets for which no valuation allowance is recorded may not be realized upon changes in facts and circumstances, resulting in a future charge to establish a valuation allowance.

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Tax benefits related to uncertain tax positions taken or expected to be taken on a tax return are recorded when such benefits meet a more likely than not threshold. Otherwise, these tax benefits are recorded when a tax position has been effectively settled, which means that the statute of limitation has expired or the appropriate taxing authority has completed their examination even though the statute of limitations remains open. Interest and penalties related to uncertain tax positions are recognized as part of the provision for income taxes and are accrued beginning in the period that such interest and penalties would be applicable under relevant tax law until such time that the related tax benefits are recognized.

r.	Value added taxes (“VAT”)

The Company was subject to VAT at the rate of 17% on sales of its products (before May 1, 2018), and 11% on sales of the agricultural products (before May 1, 2018) and at the rate of 6% of its membership revenue. The PRC government has announced VAT reduction, which was effected in May 2018. Therefore, on and after May 1, 2018, the Company is subject to VAT at the rate of 16% on sales of its products, and 10% on sales of the agricultural products and at the rate of 6% of its membership revenue, which the Company issued membership fee VAT invoices though membership fees are recognized with the sales of aloe products as a single unit of accounting under US GAAP. The Company is also subject to surcharges, which includes urban maintenance and construction taxes and additional education fees on VAT payable in accordance with PRC law. The surcharges are at the rate of 12% of the VAT payable, depending on which tax jurisdiction the Company’s PRC operating subsidiaries and the VIE operate in.

s.	Related parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

t.	Foreign currency transactions and translations

An entity’s functional currency is the currency of the primary economic environment in which it operates, normally that is the currency of the environment in which the entity primarily generates and expends cash. Management’s judgment is essential to determine the functional currency by assessing various indicators, such as cash flows, sales price and market, expenses, financing and inter-company transactions and arrangements. The functional currency of the Company is the Renminbi (“RMB’), and PRC is the primary economic environment in which the Company operates. The reporting currency of these combined financial statements is the United States dollar (“US Dollars” or “$”).

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For financial reporting purposes, the financial statements of the Company, which are prepared using the RMB, are translated into the Company’s reporting currency, the United States Dollar. Assets and liabilities are translated using the exchange rate at each balance sheet date.  Revenue and expenses are translated using average rates prevailing during each reporting period, and shareholders’ equity is translated at historical exchange rates. Adjustments resulting from the translation are recorded as a separate component of accumulated other comprehensive income (loss) in shareholders’ equity.

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transactions. The resulting exchange differences are included in the determination of net loss of the combined financial statements for the respective periods.

The exchange rates used for foreign currency translation were as follows (US Dollars $1 = RMB):

	Year End	Average
12/31/2018	6.8632	6.6174
12/31/2017	6.5342	6.7518
12/31/2016	6.9370	6.6423

No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

u.	Statutory Reserve

The Company’s PRC subsidiaries, VIE and VIE’s subsidiaries in China are required to make appropriations to certain non-distributable reserve funds.

In accordance with the laws applicable to China’s Foreign Investment Enterprises, the Company’s subsidiaries that are foreign investment enterprises in China have to make appropriations from their after-tax profit (determined under the Accounting Standards for Business Enterprises promulgated by the Ministry of Finance of the People’s Republic of China (“PRC GAAP”) to reserve funds including (i) general reserve fund; (ii) enterprise expansion fund; and (iii) staff bonus and welfare fund. The appropriation to the general reserve fund must be at least 10% of the after-tax profits calculated in accordance with PRC GAAP. Appropriation is not required if the reserve fund has reached 50% of the registered capital of the respective companies. Appropriations to the other two reserve funds are subject to discretion of respective companies.

v.	Earnings per share

Companies are required to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common stock outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common stock (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common stock that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

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The following table sets forth the computation of basic and diluted earnings per share for the years ended December 31, 2018 and 2017:

	Year ended December 31,
	2018	2017

Numerator:
Net income attributable to Jufeel International Group	$5,184,551	$11,881,475
Denominator:
Weighted-average shares outstanding basic and diluted: -Common stock issued and outstanding	28,030,010	28,030,010
Basic and diluted earnings per share	$0.18	$0.42

w.	Comprehensive Income

Comprehensive income is defined as the change in equity of the Company during a period from transactions and other events and circumstances excluding those resulting from investments by and distributions to shareholders. Accumulated other comprehensive income (loss), as presented on the accompanying consolidated balance sheets, only consists of cumulative foreign currency translation adjustment.

x.	Segment Reporting

The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company’s reportable segments are based on products, geography, legal structure, management structure, or any other manner in which management disaggregates a company. The Company has two reportable segments (aloe product sales and aloe material sales) for the years ended December 31, 2018 and 2017.

y.	Fair Value Measurements

The Company’s financial instruments are accounted for at fair value on a recurring basis. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The three levels of the fair value hierarchy are described below:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

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There were no transfers between level 1, level 2 or level 3 measurements for the years ended December 31, 2018 and 2017.

As of December 31, 2018 and 2017, none of the Company’s nonfinancial assets or liabilities was measured at fair value on a nonrecurring basis.

The carrying values of the Company’s financial assets and liabilities, including cash and cash equivalents, accounts receivables, short-term bank loan and accounts payable, are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their stated interest rate approximates current rates available.

z.	JOBS Act Accounting Election

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company has elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows the Company to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, the financial statements may not be comparable to companies that comply with public company effective dates.

aa.	Recently issued accounting standards

In May 2014, the FASB issued Accounting Standards Update 2014-09, Revenue from Contracts with Customers, or ASU 2014-09. This new standard (Topic 606) will replace all current U.S. GAAP guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to correlate with the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. In July 2015, the FASB voted to defer the effective date of ASU 2014-09 by one year, while allowing a company to adopt the new revenue standard early but not before the original effective date.

In March 2016, the FASB issued ASU 2016-08, which amends the principal-versus-agent implementation guidance and illustrations in the new revenue standard. ASU No. 2016-08 specifically provides clarification around performance obligations for goods or services provided by another entity, assisting in determining whether the entity is the provider of the goods or services, the principal, or whether the entity is providing for the arrangement of the goods or services, the agent.

In April 2016, the FASB issued ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. ASU No. 2016-10 provides guidance around identifying whether promised goods or services are distinct and separately identifiable, whether promised goods or services are material or immaterial to the contract, and whether shipping and handling is considered an activity to fulfill a promise or an additional promised service. ASU No. 2016-10 also provides guidance around an entity’s promise to grant a license providing a customer with either a right to use or a right to access the license, which then determines whether the obligation is satisfied at a point in time or over time, respectively.

In May 2016, the FASB issued ASU No. 2016-11, Revenue Recognition (Topic 605) and Derivatives and Hedging (Topic 815): Rescission of SEC Guidance Because of Accounting Standards Updates 2014-09 and 2014-16 Pursuant to Staff Announcements at the March 3, 2016 EITF Meeting, which rescinds various standards codified as part of Topic 605, Revenue Recognition in relation to the future adoption of Topic 606. These rescissions include changes to topics pertaining to revenue and expense recognition including accounting for shipping and handling fees and costs and accounting for consideration given by a vendor to a customer.

In May 2016, the FASB issued ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients (“ASU 2016-12”).

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In December 2016, the FASB issued ASU No. 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers (“ASU 2016-20”). ASU 2016-12 and ASU 2016-20 do not change the core principle of the guidance in Topic 606. Rather, ASU 2016-12 and ASU 2016-20 affects only certain narrow aspects of Topic 606.

The Company adopted the new revenue standard beginning January 1, 2019 and decided to use the modified retrospective method. Based on the Company’s preliminary evaluation, the Company identified similar amount and timing of revenue recognized compared with the legacy U.S. GAAP, i.e. the adoption of the new revenue recognition standard will have no material impact on the Company’s financial condition and results of operations. However, adopting the new revenue standard will significantly increase the disclosure requirements of the sufficient information (qualitatively and quantitatively) to enable users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The Company plans to continue the evaluation and analysis of its adoption of ASU 2014-09 (including those subsequently issued updates that clarify or amend ASU 2014-09’s provisions) as the Company works towards the implementation and finalizes its determination of the impact that the adoption will have on its consolidated financial statements.

In February 2018, the FASB issued guidance to address the income tax accounting treatment of the tax effects within other comprehensive income due to the enactment of the Tax Cuts and Jobs Act (the “Act”). This guidance allows entities to elect to reclassify the tax effects of the change in the income tax rates from other comprehensive income to retained earnings. The guidance is effective for periods beginning after December 15, 2018 although early adoption is permitted. The Company has evaluated and concluded that there was no impact on its consolidated financial position and results of operations.

In March 2018, the FASB issued ASU 2018-05: “Income Taxes (Topic 740)-Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118”. The amendments in this ASU add various SEC paragraphs pursuant to the issuance of SEC Staff Accounting Bulletin No. 118, which expresses the view of the staff regarding application of Topic 740, Income Taxes, in the reporting period that includes December 22, 2017 – the date on which the Tax Cuts and Jobs Act was signed into law. The Company has evaluated and concluded that there was no impact on its consolidated financial position and results of operations.

In June 2018, the FASB issued ASU 2018-07: “Compensation – Stock Compensation (Topic 718) – Improvements to Nonemployee Share-Based Payment Accounting”. This ASU expands the scope of Topic 718, Compensation—Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned. This ASU supersedes Subtopic 505-50, Equity—Equity-Based Payments to Nonemployees. The amendments in this ASU are effective for public companies for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. For all other companies, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than a company’s adoption date of Topic 606, Revenue from Contracts with Customers. The Company does not currently expect the adoption of the amendment to have a material impact on its consolidated financial position and results of operations.

In July 2018, the FASB issued ASU 2018-09: “Codification improvements”. The amendments represent changes to clarify, correct errors in, or make minor improvements to the Codification, eliminating inconsistencies and providing clarifications in current guidance. The amendments in this ASU include those made to: Income Statement-Reporting Comprehensive Income-Overall; Debt-Modifications and Extinguishments; Distinguishing Liabilities from Equity-Overall; Compensation-Stock Compensation-Income Taxes; Business Combinations-Income Taxes; Derivatives and Hedging-Overall; Fair Value Measurement-Overall; Financial Services-Brokers and Dealers-Liabilities; and Plan Accounting-Defined Contribution Pension Plans-Investments-Other. The amendments are effective for all entities for annual periods beginning after December 15, 2018. The effectiveness of this update is not expected to have a significant effect on the Company’s consolidated financial position or results of operations.

In February 25, 2016, the Financial Accounting Standard Board (“FASB”) issued Accounting Standards Update (ASU) 2016-02, Leases (Topic 842). It requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. Public business entities should apply the amendments in ASU 2016-02 for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years (i.e., January 1, 2019, for a calendar year entity). Early application is permitted for all public business entities and all nonpublic business entities upon issuance. The Company (as an EGC) that is taking advantage of the extended transition period offered to private entities would apply this for fiscal years beginning after December 15, 2019. The Company is currently evaluating the impact of adopting ASU 2016-02 on its consolidated financial statements.

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In July 2018, the FSAB issued ASU 2018-10 ASC Topic 842: “Codification Improvements to Leases” The amendments are to address stakeholders’ questions about how to apply certain aspects of the new guidance in Accounting Standards Codification (ASC) 842, Leases. The clarifications address the rate implicit in the lease, impairment of the net investment in the lease, lessee reassessment of lease classification, lessor reassessment of lease term and purchase options, variable payments that depend on an index or rate and certain transition adjustments. The amendments in ASC Topic 842 are effective for EGC for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. While early application is permitted, including adoption in an interim period, the Company has not elected to early adopt. The Company is currently evaluating the impact of this accounting standard update on its consolidated financial statements.

In July 2018, the FASB issued ASU 2018-11, Leases (Topic 842). This update provides entities with an additional (and optional) transition method to adopt the new leases standard. Under this method, an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. Consequently, the prior comparative period’s financials will remain the same as those previously presented. Entities that elect this optional transition method must provide the disclosures that were previously required. The Company is evaluating the effect this new guidance will have on our consolidated financial statements and related disclosures.

In March 2019, the FASB issued ASU 2019-01: “Leases (Topic 842)-Codification Improvements”. The amendments in this ASU (1) reinstate the exception in Topic 842 for lessors that are not manufacturers or dealers, specifically, those lessors will use their cost, reflecting any volume or trade discounts that may apply, as the fair value of the underlying asset. However, if significant time lapses between the acquisition of the underlying asset and lease commencement, those lessors will be required to apply the definition of fair value (exit price) in Topic 820; (2) address the concerns of lessors within the scope of Topic 942 about where “principal payments received under leases” should be presented, specifically, lessors that are depository and lending institutions within the scope of Topic 942 will present all “principal payments received under leases” within investing activities; and (3) clarify the Board’s original intent by explicitly providing an exception to the paragraph 250-10-50-3 interim disclosure requirements in the Topic 842 transition disclosure requirements. The effective date of the amendments in this ASU is for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years for any of the following: 1. A public business entity; 2. A not-for-profit entity that has issued, or is a conduit bond obligor for, securities that are traded, listed, or quoted on an exchange or an over-the-counter market; and 3. An employee benefit plan that files financial statements with the U.S. Securities and Exchange Commission (SEC). For all other entities, the effective date is for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early application is permitted. An entity should early apply the amendments as of the date that it first applied Topic 842, using the same transition methodology in accordance with paragraph 842-10-65-1(c). The Company is evaluating the effect this new guidance will have on its consolidated financial statements and related disclosures.

No other recently issued accounting standards are expected to have a material effect on the financial position, results of operations or cash flows of the Company.

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NOTE 3. SIGNIFICANT RISKS

Foreign currency risk

The Company’s operations are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment, and foreign currency exchange. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC, and by changes in governmental policies or interpretations with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

Credit risk

Credit risk is one of the most significant risks for the Company’s business. Credit risk exposures arise principally in lending activities which are off-balance sheet financial instruments.

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivables. The Company places its cash and cash equivalents with financial institutions, which management believes are of high-credit ratings and quality.

The Company conducts credit evaluations of customers and generally does not require collateral or other security from its customers.

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Concentration risk

Under PRC regulations, each bank account is insured by People’s Bank of China with the maximum amount of RMB 500,000 (approximately US$72,852). The cash and cash equivalents balance held in the PRC bank accounts was $4,907,519 and $16,341,475 as of December 31, 2018 and 2017, respectively.

For the years ended December 31, 2018 and 2017, most of the Company’s assets were located in the PRC and all of the Company’s revenues were derived from the PRC.

Customers’ sales accounted for over 10% of the Company’s total net revenue:

	Year ended December 31,	Year ended December 31,
	2018	2017

Customer A	31%	20%
Customer B	28%	15%
Customer C	7%	11%

Customers’ with accounts receivable balances over 10% of the Company’s total net accounts receivable:

	December 31,	December 31,
	2018	2017

Customer A	62%	39%
Customer D	12%	-
Customer B	-	52%

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NOTE 4. ACCOUNTS RECEIVABLE, NET

	December 31,	December 31,
	2018	2017

Accounts receivable	$3,677,706	$7,676,824
Allowance	(71,046)	(62,992)
Accounts receivable, net	$3,606,660	$7,613,832

Allowance for doubtful accounts:

	December 31,	December 31,
	2018	2017

Balance at beginning of the year	$62,992	$-
Addition	11,485	60,962
Exchange translation adjustment	(3,431)	2,030
Balance at end of the year	$71,046	$62,992

All of the accounts receivable are non-interest bearing. Based on the assessment of the collectability of the accounts receivable as of December 31, 2018 and 2017, the Company provided approximately $71,046 and $62,992 allowance, respectively. For the year ended December 31, 2018, $11,485 allowance for doubtful accounts was provided against the Company’s accounts receivables.

NOTE 5. LOANS TO THIRD PARTIES

	December 31,	December 31,
	2018	2017

Loan to third party A	$648,386	$-
Loan to third party B	174,845	-
Loan to third party C	-	306,510
Loans to third parties	$823,231	$306,510

As of December 31, 2018, loan to third parties represented operating loans to cooperation partners. Loan to third party A with the principal amount of approximately $5.2 million was from June 2018 to September 2018 without interests. Party A repaid approximately $4.3 million to the Company in August and September 2018 and entered into an extension agreement with the Company in September 2018 and agreed to repay the remaining balance in January 2019 with an annual interest rate of 4.5% for the remaining balance. Party A repaid approximately $0.3 million to the Company in October 2018 and entered into another extension agreement with the Company in January 2019 and agreed to repay the remaining balance in March 2019 with an annual interest rate of 4.5%. The balance had been collected in February 2019 and the Company has waived the interests from Party A. Loan to third party B with the amount of approximately $0.2 million was from September 2018 to January 2019 without interests. Party B entered into an extension agreement with the Company in January 2019 and agreed to repay the remaining balance in March 2019. The balance had been collected in February 2019.

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As of December 31, 2017, loan to third party C represented operating loan to a cooperation partner. The term of the loan was from December 2017 to February 2018 with the annual interest rate of 3.6%. The balance had been collected in April 2018.

NOTE 6. OTHER RECEIVABLES, NET

	December 31,	December 31,
	2018	2017

Staff advance	$135,258	$84,996
Others	34,148	441,002
Other receivables	169,406	525,998
Allowance	(3,099)	(11,629)
Other receivables, net	$166,307	$514,369

Allowance for doubtful accounts:

	December 31,	December 31,
	2018	2017

Balance at beginning of the year	$11,629	$-
Addition	-	11,254
Reversal	(8,269)	-
Exchange translation adjustment	(261)	375
Balance at end of the year	$3,099	$11,629

Others included a deposit set aside and advanced to an employee for a potential farmland lease with the amount of $306,082 as of December 31, 2017. The contract was not signed since both parties did not reach an agreement at the end and the balance has been subsequently collected at the beginning of January 2018. For the year ended December 31, 2018, $8,269 allowance for doubtful accounts related to other receivables was reversed due to subsequent collection.

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NOTE 7. PREPAYMENTS

	December 31,	December 31,
	2018	2017

Prepayments for inventory purchase	$1,027,544	$1,345,566
Prepaid service fee and others	20,644	741,565
Prepayment	$1,048,188	$2,087,131

As of December 31, 2017, prepaid service fee mainly included prepayments for consulting service for the Company’s listing with a third party and rental of a lab for research and development.

NOTE 8. INVENTORIES

	December 31,	December 31,
	2018	2017

Raw materials	$119,222	$53,129
Packaging materials	297,995	70,187
Finished goods	1,419,121	478,396
Work in progress	272,750	196,177
Inventories	$2,109,088	$797,889

As of December 31, 2018, the balance of finished goods mainly represent two new products launched in 2018 and the balance of work in progress mainly consisted new aloe product in the examination process.

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NOTE 9. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consists of the following:

	December 31,	December 31,
	2018	2017

Buildings	$2,733,242	$-
Machinery and equipment	2,458,479	1,483,519
Furniture and office Equipment	538,281	471,197
Motor vehicles	393,254	385,665
Leasehold improvements	711,716	276,569
	6,834,972	2,616,950
Less: accumulated depreciation	(2,042,794)	(1,822,942)
	4,792,178	794,008
Add: construction in process	21,917,871	12,364,717
Property, plant and equipment, net	$26,710,049	$13,158,725

Depreciation expense for the years ended December 31, 2018 and 2017 was $379,372 and $125,519 respectively.

Construction in progress represented the Company’s new factory and office building in Kaifeng, Henan Province and building improvement in Changzhou, Jiangsu Province. The main construction work of factory and office building in Kaifeng were completed in the second quarter of 2018 with main construction cost of approximately$17.5 million and it is expected to be placed in service in the second quarter of 2019 when the work on the interior of the building are completed (see Note 22).

The Company has not obtained all required construction permits in accordance with Article 64 of the Urban and Rural Planning Law in China, however, the Company has received a waiver letter from local government that the Company would be not subject to any penalty for the construction.

As of December 31, 2018, one floor of the office in Changzhou Jufeel, which was recorded in buildings with the carrying value of $1,404,840 was pledged against a credit facility from Jiangnan Rural Commercial Bank (see Note 15).

NOTE 10. LAND USE RIGHT, NET

In 2015, the Company received land use rights for a period of 50 years with land sizes of approximately 75,000 square meters, of industrial land in Kaifeng, China from Henan Kaifeng Municipal People’s Government. The Company paid approximately $2.5 million for the land use right. Payment amount included land transfer tax and other fees. This land use right is being used for the Company’s buildings and new manufacturing operations in China. Upon the 50-year expiration of the land use right, the Company will be required to bid again to obtain an extension of these rights.

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The following summarizes Land Use Right:

	December 31,	December 31,
	2018	2017

Land use right, cost	$2,404,587	$2,525,658
Less: Accumulated amortization	(152,376)	(109,445)
Land use right, net	$2,252,211	$2,416,213

The Land Use Right was recorded at cost and is being amortized on a straight-line basis over its 50-year useful life. Amortization expense for the years ended December 31, 2018 and 2017 was $49,967 and $48,885, respectively. The Company expects to record annual amortization expense of approximately $48,000 for each of the five succeeding years.

NOTE 11. EQUIPMENT RELATED PREPAYMENTS

As of December 31, 2018, equipment related prepayment represented prepayments related to the equipment purchase in Changzhou Jufeel and Hainan Zhongchen.

As of December 31, 2017, equipment related prepayments consisted of the prepayments made to an agent with the amount of $3,060,818 related to the equipment purchase in July 2017. Since the Company anticipated to change its equipment supplier in 2018 and purchase the equipment after the completion of the factory construction work in 2019, it requested the return of the deposit. As of December 31, 2018, the deposit has been fully collected.

NOTE 12. LONG TERM PREPAYMENTS AND OTHER NON-CURRENT ASSETS

Long term prepayments and other non-current assets mainly consist of prepaid farmland lease of the Company.

	December 31, 2018	December 31, 2017

Prepaid farmland lease	$1,962,580	$2,192,474
Cooperation deposit	-	918,246
Others	208,928	30,224
Long term prepayments and other non-current assets	$2,171,508	$3,140,944

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Amortization expense for prepaid farmland lease for the years ended December 31, 2018 and 2017 was $129,428 and $126,852, respectively.

Cooperation deposit represented deposit for a healthcare project with a third party in 2017. Due to the local government’s policy changes, the project was suspended in May 2018 and the deposit was returned to the Company in November 2018.

As of December 31, 2018, others mainly consisted of long-term deposit for office lease.

NOTE 13. OTHER CURRENT LIABILITIES

	December 31,	December 31,
	2018	2017

Employee reimbursement payables	$95,764	$124,630
Rental payables	122,256	21,897
Construction related payables	328,441	236,102
Farmland lease payable (see Note 14)	762,735	-
Others	199,623	223,345
Accrued expenses and other liabilities	$1,508,819	$605,974
Other taxes payables	$2,231,903	$4,973,474

Other taxes payables are mainly consisted of VAT payable (see Note 2(r)).

NOTE 14. FARMLAND LEASE PAYABLE

The Company entered into a lease agreement with Duncha in June 2013, for a total consideration of $1,101,895 with the term of 30 years from 2013 to 2043. The Company paid $300,756 in 2013 and delayed the payment of the remaining balance because the farmland was affected by typhoon subsequently. The Company has been in negotiation with Duncha concerning the payment term of the remaining balance. It entered into an amendment in November 2018 to postpone the payment of the remaining balance to December 31, 2019.

NOTE 15. LIABILITY UNDER LINE OF CREDIT

In September 2018, the general manager of Changzhou Jufeel, signed a credit facility agreement on behalf of the Company in the amount of RMB12,052,100 (or $1,756,047) with Jiangnan Rural Commercial Bank with a three-year term from September 2018 to September 2021. He entered a written agreement with Changzhou Jufeel that the loan will be used for the Company’s operation needs. The credit facility was guaranteed by Changzhou Jufeel and the general manager’s spouse (sister of the Company’s CEO). In addition, one floor of the office in Changzhou Jufeel with the carrying value of $1,404,840 was pledged against the credit facility (see Note 16). At the end of September 2018, a loan with the principal amount of RMB6,000,000 (or $874,228) with and annual interest rate of 6% was borrowed by the general manager of Changzhou Jufeel from Jiangnan Rural Commercial Bank under this credit facility. The loan period was from September 2018 to September 2019. The proceeds from the loan was used to pay to a vendor of Changzhou Jufeel on its behalf in October 2018. In December 2018, due to the Company not being satisfied with the quality of the aloe powder, the purchase agreement was cancelled, and the vendor returned the RMB6,000,000 (or $874,228) to Changzhou Jufeel. The monthly interest of $4,297 related to the loan has been paid by the general manager from October to December 2018 and accrued by the Company. Changzhou Jufeel will repay him all interest of the loan from the inception of the loan and Changzhou Jufeel shall return RMB 6,000,000 principal to him for payment to the bank at the expiration date of his loan with Jiangnan Rural Commercial Bank.

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NOTE 16. RELATED PARTY BALANCE AND TRANSACTIONS

a. Balances

Amount due to related parties:

	December 31,	December 31,
	2018	2017

Henan Jufeel Technology Investment Co., Ltd. (i) (a)	$1,593,931	$514,145
Mr. Zhang (b)	157,617	104,337
Sales director of Kaifeng Jufeel (b)	-	29,891
General manager of Wuxi Jufeel (holds 20% ownership interest of Wuxi Jufeel (b))	366	56,242
Director of Hainan Zhongchen (b)	-	826
Amount due to related parties	$1,751,914	$705,441

(a) The balance due to Henan Jufeel Technology Investment Co., Ltd. mainly consisted of an advance received by Hainan Zhongchen for aloe products purchase net of its payments made on behalf of Kaifeng Jufeel and Jufeel Wyoming.

(b) These balances were mainly advance to the Company for operating capital.

(i) This Company is under common control of Mr. Zhang.

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b. Transactions

	Years ended December 31,
	2018	2017

Related parties paid back the collected sales proceeds (1)	$-	$3,728,337
Related parties advance to the Company for operation (2)	$997,536	$-
Payment on behalf of Kaifeng Jufeel for construction vendors (3)	$151,116	$-
Collection from a related party for the payment on behalf (4)	$1,080,466	$-
Payment on behalf of a related party in operation (5)	$1,382,698	$-
Loans repaid from related parties (6)	$-	$8,704,916
Sales to related parties (7)	$63,985	$285,874
Lease from related parties (8)	$380,976	$349,141

__________

1. Related parties paid back the collected sales proceeds

During years ended December 31, 2018 and 2017, the related parties paid back the collected sales proceeds on behalf of Kaifeng Jufeel in the amount of $nil and $3,728,337, respectively.

2. Related parties advance to the Company for operation

During years ended December 31, 2018 and 2017, the related parties advance to the Company for operation in the amount of $997,536 and $nil, respectively.

3. Payment on behalf of Kaifeng Jufeel for construction vendors

During years ended December 31, 2018 and 2017, a related party paid on behalf of Kaifeng Jufeel for the construction vendors in the amount of $151,116 and $nil, respectively.

4. Collection from a related party for the payment on behalf

During years ended December 31, 2018 and 2017, Ivan King collected from Henan Jufeel Technology Investment Co., Ltd. for the payment on behalf in the amount of $1,080,466 and $nil, respectively

5. Payment on behalf of a related party in operation

During years ended December 31, 2018 and 2017, Kaifeng Jufeel and Ivan King paid on behalf of Henan Jufeel Technology Investment Co., Ltd. for operating expenses the amount of $1,382,698 and $nil, respectively. Ivan King has collected from the related party during the year ended December 31, 2018.

6. Loans repaid from related parties

During years ended December 31, 2018 and 2017, Jufeel Technology and Trading Co., Ltd. and Mr. Zhang have paid back to the Company amount $nil and $8,704,916, respectively. All the loans were no interest bearing and due on demand.

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7. Sales to related parties

During years ended December 31, 2018 and 2017, the Company’s product sales to Henan Jufeel Technology Investment Co., Ltd and other related parties totaled $63,985 and $285,874 respectively.

8. Lease from related parties

Starting from 2015, the Company leased two floors of an office building from Mr. Zhang and Mrs. Guo Li. The contract periods were from September 2015 with annual rental of approximately $272,189 and renewed in September 2018. The lease agreement is expected to be renewed annually.

Starting from the year ended December 31, 2015, the Company leased four vehicles from Mr. Zhang. The contract term was from January 1, 2015 to December 31, 2016 with the annual rental of approximately $108,787 and renewed in January 2018. The lease agreement is expected to be renewed when expire.

Expense recorded under these leases during years ended December 31, 2018 and 2017 were $380,976 and $349,141 respectively.

9. Equity interests contributed by shareholder

On September 23, 2016, certain employees, service providers and cooperation partners were given equity interests of Kaifeng Jufeel by Mr. Zhang, the controlling shareholder of Kaifeng Jufeel directly (see Note 17)

10. Guarantee provided to a related party

As of December 31, 2018, one floor of the office in Changzhou Jufeel with the carrying value of $1,404,840 was pledged against the credit facility borrowed by the general manager of Changzhou Jufeel from Jiangnan Rural Commercial Bank. The credit facility was guaranteed by Changzhou Jufeel (see note 15).

NOTE 17. SHAREHOLDER CONTRIBUTION

Awards to distributors contributed by Mr. Zhang and Henan Jufeel related to sales promotion

From September 23, 2016 to December 31, 2016, Kaifeng Jufeel organized sales promotion activities with its customers. As part of these promotional programs, Mr. Zhang and Henan Jufeel gave an aggregate of 5.21% of equity interests of Kaifeng Jufeel to certain customers after these customers paid cash to Kaifeng Jufeel to become exclusive regional distributor and purchase its inventory during that period.

The fair value of the equity interests was $758,929 based on the fair value of the Kaifeng Jufeel during the sales promotion period from September 23, 2016 to December 31, 2016. The fair value of the equity interests was assessed using discounted cash flow method under income approach, with a discount for lack of marketability given that the equity interests underlying the awards were not publicly traded at the time given to these customers. This assessment required complex and subjective judgments regarding Kaifeng Jufeel’s projected financial and operating results, its unique business risks, the liquidity of the equity interests and its operating history and prospects at the time the equity interests were given. The fair value of these awards was determined using management’s estimates and assumptions. Significant estimates and assumptions used included revenue growth rate ranging from 9.1% to 12.5%, terminal growth rate of 3%, and discount rate of 15%.

The equity interests given are deemed as the consideration to its customers in the form of equity instruments. The fair value of the equity interests was presumed to be a reduction of the selling prices of the Company’s products and, therefore, characterized as a reduction of revenue.

Compensation expense paid by Mr. Zhang on behalf of the Company.

On September 23, 2016, certain eligible employees were given equity interests of Kaifeng Jufeel by Mr. Zhang, the controlling shareholder of Kaifeng Jufeel. These equity interests given represented 1.32% of Kaifeng Jufeel’s equity interests. The equity interests given had a one year employment requirement from signing the agreements to the issuance of the certificates. All these employees fulfilled the one year employment requirement. As a result, the expense was recognized on a ratable basis over the requisite service period of one year. The corresponding credit side should be recorded as a liability before the employees earned the equity interests and then transferred to APIC when they satisfied the employment requirement.

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The fair value of the equity interests was $155,166, which was based on the fair value of the Kaifeng Jufeel on September 23, 2016. The fair value was assessed using discounted cash flow method under income approach, with a discount for lack of marketability given that the equity interests underlying the awards were not publicly traded. This assessment required complex and subjective judgments regarding Kaifeng Jufeel’s projected financial and operating results, its unique business risks, the liquidity of the equity interests and its operating history and prospects at the date the equity interests was promised to be given. The fair value of these awards was determined using management’s estimates and assumptions. Significant estimates and assumptions used were including revenue growth rate ranging from 9.1% to 12.5%, terminal growth rate of 3%, and discount rate of 15%.

For the years ended December 31, 2018 and 2017, total expenses recorded were $nil and $111,823, respectively.

Expense paid by Mr. Zhang to service providers and cooperation partners

On September 23, 2016, certain service providers for the US listing services and the local cooperation partners for business channel development were given an aggregate of 25.95% of equity interests of Kaifeng Jufeel by Mr. Zhang, the controlling shareholder of Kaifeng Jufeel for the services. The equity interests is subject claw back before services to be completed. The performance commitment date was determined to be the grant date of the awards because performance by the counterparty to earn the equity instruments is probable at grant date. This is due to the nature of the services needed to be provided by the service providers and cooperation partners to earn the shares of the Company. In addition, it’s provided in the agreement that if the service providers for US listing and cooperation partners for channel development not perform the services to the Company, they are obligated to return the equity interests to Mr. Zhang, and pay the penalty of 15% of the value of equity interests given. It represented a sufficiently large disincentive for nonperformance. As a result, the measurement date is determined to be the commitment date which is the grant date of September 23, 2016 when both parties entered into the agreement and established mutual understanding of the key terms. These service providers and cooperation partners should complete the required services to the Company in a period of time from signing the agreements to the completion of the required services. As a result, the expense was recognized on a ratable basis over the requisite service period. The corresponding credit side should be recorded as a liability before these service providers and local cooperation partners fully earned the equity interests and then transferred to APIC when they completed the service requirements.

The fair value of the equity award was $3,040,448 based on the fair value of the Kaifeng Jufeel on September 23, 2016. The fair value was assessed using discounted cash flow method under income approach, with a discount for lack of marketability given that the equity interests underlying the awards were not publicly traded at the time the equity interests were given. This assessment required complex and subjective judgments regarding the Kaifeng Jufeel’s projected financial and operating results, its unique business risks, the liquidity of the equity interests and its operating history and prospects at the time the equity interests were given. The fair value of these awards was determined using management’s estimates and assumptions. Significant estimates and assumptions used were including revenue growth rate ranging from 9.1% to 12.5%, terminal growth rate of 3%, and discount rate of 15%.

For the years ended December 31, 2018 and 2017, total expenses recorded were $nil and $2,208,348, respectively.

NOTE 18. BENEFIT PLAN

Full-time employees of the Company in the People Republic China (“PRC”) participate in a government mandated defined contribution plan, pursuant to which certain pension benefits, medical care, employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require that PRC operating entities make contributions to the government for these benefits based on certain percentages of the employees’ salaries. Except for required benefits mentioned above, the Company has no legal obligation for the benefits.

The total benefits paid were $162,763 and $84,460 for the years ended December 31, 2018 and 2017, respectively.

NOTE 19. TAXATION

Income Tax

The Company was incorporated in Wyoming, United States of America and it is a holding company and does not conduct any substantial operation on its own.

On December 22, 2017, the U.S. enacted the Tax Cuts and Jobs Act (“TCJA” or the “Act”) (which is commonly referred to as “U.S. tax reform”). The Act significantly changes U.S. corporate income tax laws including but not limited to reducing the U.S. corporate income tax rate to 21% beginning in 2018 and imposing a one-time mandatory tax on previously deferred foreign earnings and a new tax on global intangible low-taxed income (“GILTI”) effective for tax years of non-U.S. corporations beginning after December 31, 2017.

As a result of tax reform, the Company determined that a portion of its current undistributed foreign earnings is no longer deemed reinvested indefinitely by its non-U.S. subsidiaries. The Company did not recorded provisional tax charge related to the one-time transition tax as there were no cumulative positive earnings and profits from its foreign subsidiaries.

F-58

Effective January 1, 2018, the Company is subject to the new GILTI tax rules. The GILTI provisions impose a tax on foreign income in excess of a deemed return on tangible assets of controlled foreign corporations (“CFCs”), subject to the possible use of foreign tax credits and a deduction equal to 50 percent to offset the income tax liability, subject to some limitations. Under U.S. GAAP, the Company is allowed to make an accounting policy choice of either treating taxes due on future U.S. inclusions in taxable income related to GILTI as a current period expense when incurred (the “period cost method”) or factoring such amounts into the Company’s measurement of its deferred taxes (the “deferred method”). The Company has evaluated whether it has additional provision amount resulted by the GILTI inclusion on current earnings and profits of its CFCs. The Company has made an accounting policy choice of treating taxes due on future U.S. inclusions in taxable amount related to GILTI as a current period expense when incurred. As of December 31, 2018, the Company recorded a GILTI inclusion of $1,113, the inclusion was fully offset by current U.S. loss, as such, it does not have additional provision amount recorded for GILTI tax.

On December 22, 2017, the Securities and Exchange Commission staff issued Staff Accounting Bulletin No. 118 (“SAB 118”), which provides guidance on accounting for the tax effects of the Tax Act. SAB 118 provides a measurement period that should not extend beyond one year from the Tax Act enactment date for companies to complete the accounting under ASC 740, Income Taxes. In accordance with SAB 118, a company must reflect the income tax effects of those aspects of the Tax Act for which the accounting under ASC 740 is complete. The Company completed the assessment of the income tax effect of the Tax Act and there were no adjustments recorded to the provisional amounts.

The Company has evaluated and concluded that there was no impact on its consolidated financial position and results of operations. The Company’s U.S. deferred tax assets have been remeasured using the new statutory rate of 21%.

Jufeel Holdings Co., Ltd. was incorporated in the British Virgin Islands (“BVI”). Under the current law of the BVI, Jufeel Holdings Co., Ltd is not subject to tax on income or capital gains. Additionally, upon payments of dividends by Jufeel Holdings Co., Ltd to its shareholders, no BVI withholding tax will be imposed.

Ivan International Biology Limited was incorporated in Hong Kong and does not conduct any substantial operations on its own. No provision for Hong Kong profits tax has been made in the financial statements as Ivan International Biology Limited has no assessable profits. Additionally, upon payments of dividends by Ivan International Biology Limited to its shareholders, no Hong Kong withholding tax will be imposed.

The Company’s PRC operating subsidiaries and VIE, being incorporated in the PRC, are governed by the income tax law of the PRC and is subject to PRC enterprise income tax (“EIT”). The EIT rate of PRC is 25%, which applies to both domestic and foreign invested enterprises.

In August 2015, Kaifeng Jufeel was approved by the related PRC governmental authorities as a High and New Technology Enterprise, which enabled the entity, as approved by the local tax authorities of Kaifeng, Henan province, the PRC, to enjoying the favorable statutory tax rate of 15% in years ended December 31, 2015, 2016 and 2017. Kaifeng Jufeel has renewed the High and New Technology Enterprise qualification and has been approved by the local tax authorities in December 2018 and still enjoy the 15% favorable tax rate for the years ending December 31, 2018, 2019 and 2020. Therefore, for the years ended December 31, 2018 and 2017, the applicable income tax rate of Kaifeng Jufeel Biotech Co, Ltd. was 15%.

In accordance with PRC Tax Administration Law on the Levying and Collection of Taxes, the PRC tax authorities generally have up to five years to assess underpaid tax plus penalties and interest for PRC entities’ tax filings. In the case of tax evasion, which is not clearly defined in the law, there is no limitation on the tax years open for investigation. Accordingly, the PRC entities remain subject to examination by the tax authorities based on the above.

For the years ended December 31, 2018 and 2017, the Company’s income tax expense consisted of:

	Year ended	Year ended
	December 31 2018	December 31, 2017

Current income tax	$1,080,423	$3,029,192
Deferred income tax	-	3,061
	$1,080,423	$3,032,253

F-59

A reconciliation of the income tax expenses determined at the PRC statutory corporate income tax rate to the Company’s effective income tax expenses is as follows:

	Year ended December 31, 2018	Year ended December 31, 2017

Income before income taxes	$6,200,293	$15,204,908
PRC statutory tax rate	25%	25%
Income tax expense computed at PRC tax rate	1,550,073	3,801,227
Reconciling items:
Effect of preferential tax rate	(634,943)	(1,371,239)
Non-deductible expenses	36,173	606,409
Expired tax attribute carryforwards	90,805	36,499
Others	-	6,449
Changes in valuation allowance	38,315	(47,092)
Effective income tax expense	$1,080,423	$3,032,253

Movement of valuation allowance:

	December 31, 2018	December 31, 2017

Balance at beginning of the year	$431,503	$429,299
Current year movement	38,315	(47,092)
Foreign currency translation adjustments	(43,260)	49,296
Balance at end of the year	$426,558	$431,503

F-60

Deferred Tax

Realization of the net deferred tax assets is dependent on factors including future reversals of existing taxable temporary differences and adequate future taxable income, exclusive of reversing deductible temporary differences and tax loss or credit carry forwards. The Company evaluates the potential realization of deferred tax assets on an entity-by-entity basis. As of December 31, 2018 and 2017, valuation allowances were provided against deferred tax assets in entities where it was determined it was more likely than not that the benefits of the deferred tax assets will not be realized. The Company had deferred tax assets as of December 31, 2018 and 2017, which can be carried forward to offset future taxable income. The management determines it is more likely than not that these deferred tax assets could not be recognized, so full allowances were provided as of December 31, 2018. The operating loss carry forward incurred by the Company’s PRC subsidiaries and VIE that will expire in year 2023. The operating loss carry forward incurred by Jufeel Wyoming after December 31, 2017 will no longer be available to carry back, but will carry forward indefinitely. Furthermore, the Act imposes an annual limit of 80% on the amount of taxable income that can be offset by net operating loss arising in tax years ending after December 31, 2017. The Company maintains a full valuation allowance against its net U.S. deferred tax assets, since due to uncertainties surrounding future utilization, the Company estimates there will not be sufficient future earnings to utilize its U.S. deferred tax assets.

The Company’s deferred tax assets were as follows:

	December 31, 2018	December 31, 2017

Tax effect of net operating losses carried forward	$410,004	$418,572
Allowance for doubtful accounts and inventory impairment	16,554	12,931
Valuation allowance	(426,558)	(431,503)
Deferred tax assets, net	$-	$-

The following represents the amounts and expiration dates of operating loss carry forwards incurred by the Company’s PRC subsidiaries and VIE for tax purpose:

Amount
2019	$363,221
2020	176,016
2021	627,764
2022	362,385
2023	299,901
Total	$1,829,287

There were no uncertain tax positions as of December 31, 2018 and 2017 and the Company does not believe that this will change over the next twelve months.

NOTE 20. SECURITIES

Jufeel International Group was incorporated in the State of Wyoming on July 27, 2017. As of the incorporation date, the authorized number of shares of common stock is unlimited with no par value. On October 24, 2017, 28,030,010 shares of common stock were outstanding, of which 18,892,943 shares were held by Mr. Zhang. The share structure before and after the reorganization was almost the same. As a result, the total number of 28,030,010 shares should be applied retrospectively as shares outstanding as of January 1, 2017.

As of the incorporation date, the authorized number of preferred shares is unlimited with no par value and no preferred shares are outstanding.

F-61

NOTE 21. SEGMENT REPORTING

The Company follows ASC Topic 280 “Segment Reporting”, which requires that companies disclose segment data based on how management makes decisions about allocating resources to segments and evaluating their performance. Reportable operating segments include components of an entity about which separate financial information is available and which operating results are regularly reviewed by the chief operating decision maker (“CODM”), the Company’s Chief Executive Officer, to make decisions about resources to be allocated to the segment and assess each operating segment’s performance.

Based on management’s assessment, the Company has determined that it has two operating segments which are Aloe product sales and Aloe material sales. These two operating segments are also identified as reportable segments. The accounting policies of the segments are the same as those described in the summary of significant accounting policies.

For the year ended December 31, 2018

	Aloe product sales	Aloe material sales	Inter-segment and reconciling item	Total
Revenues	$20,562,273	$2,034,142	$(4,963,127)	$17,633,288
Cost of revenue	8,241,218	1,280,284	(4,951,909)	4,569,593
Total operating expenses	3,908,759	1,045,715	(12,184)	4,942,290
Unallocated corporate expenses	-	-	-	1,907,152
Operating income (loss)	8,412,296	(291,857)	966	6,214,253

Net income (loss)	7,309,224	(293,069)	966	5,119,870
Segment assets	46,762,137	3,871,395	(5,872,256)	44,761,276
Unallocated assets	-	-	-	808,718
Total assets – December 31, 2018	$46,762,137	$3,871,395	$(5,872,256)	$45,569,994

For the year ended December 31, 2017

	Aloe product sales	Aloe material sales	Inter- segment and reconciling item	Total
Revenues	$34,264,243	$2,754,634	$(9,154,905)	$27,863,972
Cost of revenue	11,290,537	1,848,718	(8,946,607)	4,192,648
Total operating expenses	2,863,768	880,463	(182,501)	3,561,730
Unallocated corporate expenses	-	-	-	4,972,888
Operating income (loss)	20,109,938	25,453	(25,797)	15,136,706

Net income (loss)	17,084,396	88,028	(25,797)	12,172,655
Segment assets	52,047,816	4,315,348	(4,019,370)	52,343,794
Unallocated corporate assets	-	-	-	34,586
Total assets – December 31, 2017	$52,047,816	$4,315,348	$(4,019,370)	$52,378,380

F-62

NOTE 22. COMMITMENT

A. Operating lease

The Company leases vehicle, factory and office premises under various non-cancelable operating lease agreements, with an option to renew the lease. The rental expense for the years ended December 31, 2018 and 2017 was $1,249,332 and $693,645, respectively. All leases are on a fixed repayment basis. None of the leases include contingent rentals. Minimum future commitments under these agreements as of December 31, 2018 are as follows:

Lease Commitment

Year ending December 31,
2019	$890,230
2020	657,083
2021	101,917
2022	37,883
2023	37,883
Thereafter	717,353
Total	$2,442,349

B. Capital commitments

As of December 31, 2018, the Company’s capital commitments contracted but not yet reflected in the consolidated financial statements amounted to $2,104,857, which mainly related to the construction for new factory and office building. It will be financed by the Company’s cash flow generate by operating activities.

The Company has no significant pending litigation as of December 31, 2018.

NOTE 23. ADDITIONAL INFORMATION – CONDENSED FINANCIAL STATEMENTS

Relevant PRC statutory laws and regulations permit the payment of dividends by the Company’s PRC subsidiaries and VIE only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. In addition, PRC laws and regulations require that annual appropriations of certain percentages of the after-tax income or the increase in net assets for the year (as determined under accounting principles generally accepted in the PRC) should be set aside at each year end as a reserve prior to the payment of dividends. As a result of these PRC laws and regulations, the Company’s PRC subsidiaries and VIE are restricted in their ability to transfer a portion of their net assets to the Company either in the form of dividends, loans or advances. The Company’s restricted net assets, comprising of the registered paid in capital and statutory reserve of Company’s PRC subsidiaries and VIE, was approximately $4.9 million and $4.9 million as of December 31, 2018 and 2017, respectively.

F-63

The condensed financial statements of the Company have been prepared using the same accounting policies as set out in the Company’s consolidated financial statements except that the Company used the equity method to account for investments in its subsidiaries and VIE.

The Company, its subsidiaries and VIE were included in the consolidated financial statements whereby the inter-company balances and transactions were eliminated upon consolidation. For the purpose of the Company’s condensed financial statements, its investments in subsidiaries are reported using the equity method of accounting.

The footnote disclosures contain supplemental information relating to the operations of the Company and, as such, these statements should be read in conjunction with the notes to the consolidated financial statements of the Company. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S GAAP have been condensed or omitted.

As of December 31, 2018 and 2017, there were no material contingencies, significant provisions for long-term obligations, or guarantees of the Company, except for those which have been separately disclosed in the consolidated financial statements, if any.

Parent-only financial statements as follows:

Balance sheets

(Amounts in US$)

	December 31,	December 31,
	2018	2017
Assets
Current assets
Cash and cash equivalents	$-	$34,686
Total current assets	-	34,586
Non-current assets
Long term investment	28,819,885	25,000,970
Total non-current assets	28,819,885	25,000,970
Total assets	$28,819,885	$25,035,556

Liabilities and Shareholders’ Equity
Current Liabilities
Accrued expenses and other liabilities	$448	$5,448
Total current liabilities	448	5,448
Total liabilities	448	5,448

Shareholders’ Equity
Preferred stock (No par value, Unlimited number authorized, Issued and outstanding: none)	-	-
Common stock (No par value, Unlimited number authorized, 28,030,010 shares issued and outstanding as of December 31, 2018 and 2017)	-	-
Additional paid in capital	7,057,676	7,057,676
Retained earnings	22,598,718	17,414,167
Accumulated other comprehensive (loss) income	(836,957)	558,265
Total Shareholders’ Equity	28,819,437	25,030,108
Total liabilities and shareholders’ equity	$28,819,885	$25,035,556

F-64

Statement of Operation

(Amounts in US$)

	For the Year Ended	For the Year Ended
	December 31,	December 31,
	2018	2017
Operating expenses:
General and administrative expenses	$266,288	$815
Research and development expenses	3,000	-
Total operating expenses	269,288	815

Loss from Operations	(269,288)	(815)

Other expenses	(298)	(47)

Share of income from subsidiaries	5,454,137	11,882,337

Income before income taxes	5,184,551	11,881,475
Income tax expense	-	-
Net income	$5,184,551	$11,881,475

F-65

Statement of Cash Flows

(Amounts in US$)

	For the Year Ended	For the Year Ended
	December 31,	December 31,
	2018	2017
Cash flows from operating activities	$(274,586)	$4,586
Cash flows from investing activities	-	-
Cash flows from financing activities	240,000	30,000
Effects of exchange rate changes on cash and cash equivalents	-	-
Net (decrease) increase in cash and cash equivalents	(34,586)	34,586
Cash and cash equivalents, beginning of year	34,586	-
Cash and cash equivalents, end of year	$ -	$34,586

NOTE 24. SUBSEQUENT EVENTS

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the consolidated financial statements were issued. Other than as described, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements:

-	the subsequent collection of loan to a third party in Note 5.

F-66

[________] Shares of Common Stock

Jufeel International Group.

PROSPECTUS

Eastgate Securities, LLC

[ ], 2019

Through and including [ ], 2019 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Amount to be paid*
SEC registration fee	$1,623
The OTCQX fees	$30,000
Transfer agent and registrar fees	$5,000
Accounting fees and expenses	$52,500
Legal fees and expenses	$230,000
Blue sky qualification fees and expenses	$2,760
Printing expenses	$500
Miscellaneous expenses	$15,000
Total	$337,383

__________

*All amounts are estimates, other than the SEC registration fee.

Item 14. Indemnification of Directors and Officers

The Company has adopted provisions in its articles of incorporation and bylaws that limit the liability of its directors and indemnify its directors and officers to the full extent permitted under the Wyoming Business Corporation Act. Under the Company’s articles of incorporation, and as permitted under the Wyoming Business Corporation Act, directors are not liable to the Company or its shareholders for monetary damages arising from a breach of their fiduciary duty of care as directors. Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to the Company or its shareholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Wyoming law. Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve the Company or its directors from the need to comply with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or rescission.

At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of the Company where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Should a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) be asserted by such director, officer or controlling person in connection with the securities being registered herein, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

Pursuant to the petition of a non-affiliated shareholder, on or about September 14, 2016, the Nevada District Court (case number A-16-740666-B) appointed that shareholder as legal custodian of the Company, then known as Bros Holding Company, pursuant to Nevada Revised Statutes §78.347. As reimbursement for his expenses to revive the Company (see “Business – Corporate History”), the custodian issued to himself 170,000 shares of Common Stock (on a post-1:500 reverse split basis). On January 24, 2017, the custodian sold those shares to Rong Rao (acting as nominee for Rongxuan Zhang, such shares beneficially owned by Mr. Zhang), and appointed her sole director and officer of the Company. On February 27, 2017, Ms. Rao transferred the 170,000 shares to Mr. Zhang for no consideration.

II-1

In September and October of 2017, the Company issued a total of 27,830,000 shares of Common Stock to the following officers, employees, consultants, cooperation partners and service providers of the Company. All of the shares (except for the shares held for the Company’s distributors and service providers as noted in Note 1) issued to Mr. Zhang, Sheng Ding Equity Investment Fund (Beijing) Co., Ltd and Beijing Zi Xuan Investment Management Co., Ltd, which are entities controlled by Mr. Zhang, were issued in exchange for his ownership of Jufeel Holdings. The shares issued to other recipients in table below were for their services provided. The fair value of their services was $0.42 per shares (except for the shares held for the Company’s distributors and service providers as noted in Note 1).

Name	Number of Shares	Relationship to the Company
RONGXUAN ZHANG	14,502,630	President, CEO, Director Shareholder of the Company
SHENG DING EQUITY INVESTMENT FUND (BEIJING) CO., LTD	3,322,132	*[1]
BEIJING ZI XUAN INVESTMENT MANAGEMENT CO., LTD	2,359,220	*[2]
YAN GUO HU	810,000	cooperation partners for channel development
KAI CUI	567,000	cooperation partners for channel development
LI CHUN TONG	369,000	cooperation partners for channel development
WEN TAO XUE	340,000	Director service providers for US listing
WEN XING FU	269,730	Director and employee
JI HONG CHEN	300,000	cooperation partners for channel development
YOU CHANG WU	300,000	cooperation partners for channel development
JIE FANG	239,940	cooperation partners for channel development
XING JIAN LU	207,692	cooperation partners for channel development
XUE FANG WANG	179,658	cooperation partners for channel development
XIU YING ZHU	148,081	cooperation partners for channel development
JIAN FANG HU	180,000	cooperation partners for channel development
BAO QIN ZHAO	108,000	cooperation partners for channel development
XIAO PING KONG	108,000	cooperation partners for channel development
CHUAN YUN CHEN	102,083	cooperation partners for channel development
YUN MEI LOU	90,817	cooperation partners for channel development
QING SHENG HU	81,000	cooperation partners for channel development
CHANG XIAN WANG	81,000	cooperation partners for channel development
XIANG JIE LU	77,331	cooperation partners for channel development
ZHI QI LI	64,875	cooperation partners for channel development
YA PING YU	60,840	cooperation partners for channel development
JIA YUN HUANG	74,000	cooperation partners for channel development
XIN WEI XU	57,239	cooperation partners for channel development
YUN XIA MA	47,122	cooperation partners for channel development
SHU PING LI	46,980	cooperation partners for channel development
MING DA SUN	46,125	cooperation partners for channel development
GEN MEI ZHANG	43,615	cooperation partners for channel development
AI ZHEN REN	41,504	Director and employee
QIN XIA MA	38,359	cooperation partners for channel development
MING FENG WEI	36,405	cooperation partners for channel development
YU FENG LIU	36,006	cooperation partners for channel development
JUN GE	31,698	cooperation partners for channel development
JI MIN WANG	37,000	cooperation partners for channel development

II-2

LI MEI WANG	27,000	cooperation partners for channel development
YAN HUA ZHANG	21,599	cooperation partners for channel development
A LIN XING	20,250	cooperation partners for channel development
CHENG YU YAN	20,250	cooperation partners for channel development
YOU GEN ZHAO	19,169	cooperation partners for channel development
HONG YAN WANG	18,000	employee
CAI JUN GAO	18,000	cooperation partners for channel development
JIAN LIN ZAN	13,770	cooperation partners for channel development
JUN MIN ZHU	13,365	cooperation partners for channel development
SONG DE GUO	11,879	employee
RU XIN YE	11,812	cooperation partners for channel development
RU YAN GUO	10,800	cooperation partners for channel development
TI XUE WANG	10,800	cooperation partners for channel development
SI LIN LIU	9,720	cooperation partners for channel development
XIAO PEI YANG	9,449	cooperation partners for channel development
NING ZHANG	9,449	employee
TIAN QIONG CHEN	7,829	employee
FENG XI CAO	7,829	employee
NAN GENG	7,290	cooperation partners for channel development
LEI CHEN	3,420	employee
ZHU YU LI	1,890	cooperation partners for channel development
JIN MAN YAN	1,620	employee
JIU QING LI	1,080	cooperation partners for channel development
FENG ZHOU	30,000	cooperation partners for channel development
NORTH AMERICAN STANDARD, LLC *3	620,000	service providers for US correlation of product introduction and finding accounting and legal service providers
LICHUN TONG	274,000	cooperation partners for channel development
WENTAO XUE	6,000	Director service providers for US listing
YAOKUN WANG	420,000	cooperation partners for channel development
YOUCHANG WU	207,000	cooperation partners for channel development
NING RAO	300,000	cooperation partners for channel development
YING ZHU	50,000	cooperation partners for channel development
BIN LU	18,000	cooperation partners for channel development
XIUFENG WANG	15,000	cooperation partners for channel development
QINHUANGDAO CHENGYA BIOTECHNOLOGY CONSULTING CENTER (LIMITED PARTNERSHIP)	114,276	cooperation partners for channel development
ANHUI ZHUXU ELECTRONIC COMMERCE CO. LTD	94,372	cooperation partners for channel development
TOTAL	27,830,000
__________

*1 Out of the total shares issued to Sheng Ding, an entity owned and controlled by Mr. Zhang, 1,461,039 of such shares were held on behalf of certain distributors and service providers (collectively, “Service Providers”) of the Company for services rendered to Kaifeng Jufeel or its subsidiaries. Pursuant to their respective agreements with Kaifeng Jufeel, the Service Providers would receive certain shares of Common Stock of the Company, to be held in escrow by an entity controlled by Mr. Zhang, subject to certain performance thresholds set by Kaifeng Jufeel. As of October 2017, all performance requirements under the agreements have been fulfilled. The Company has approved the issuance of these shares to the Service Providers. However, as of the date hereof, the Company has not yet entered into share purchase agreements directly with any of such Service Providers. None of such Service Providers has the right to vote or require Sheng Ding and/or Mr. Zhang to sell, transfer or dispose of such shares. Notwithstanding that Mr. Zhang has the right to vote the shares held for the Service Providers and exercise the rights as a shareholder of these shares on behalf of the Service Providers, Mr. Zhang disclaims beneficial ownership of such shares.

*2 Mr. Zhang holds all investment and voting power over this entity.

*3 This is a U.S. entity affiliated with Eastgate Securities, LLC, the underwriter of this offering.

The above transactions were intended to be exempt under section 4(a)(2) of the Securities Act as not involving any public solicitation or public offering, and/or Regulation S promulgated under the Securities Act for the recipients who are not U.S. Persons as defined in Regulation S.

II-3

Item 16. Exhibits

The following is a list of exhibits filed as a part of this registration statement:

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement.*
3.1	Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-1 filed on February 21, 2019, File No. 333- 229777).
3.2	Bylaws (Incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-1 filed on February 21, 2019, File No. 333- 229777).
5.1	Opinion of [ ] *
10.1

Business Operation Agreement, dated July 27, 2017, by and among Kaifeng Ivan King Biotechnology Co., Ltd., Kaifeng Jufeel Biotechnology Co., Ltd. and Zhang Rongxuan (Incorporated by reference to Exhibit 10.1 to Registration Statement on Form S-1 filed on February 21, 2019, File No. 333- 229777).

10.2

Exclusive Consulting and Service Agreement, dated July 27, 2017, by and between Kaifeng Ivan King Biotechnology Co., Ltd., Kaifeng Jufeel Biotechnology Co., Ltd. (Incorporated by reference to Exhibit 10.2 to Registration Statement on Form S-1 filed on February 21, 2019, File No. 333- 229777).

10.3	Shareholder’s Voting Proxy Agreement, dated July 27, 2017 (Incorporated by reference to Exhibit 10.3 to Registration Statement on Form S-1 filed on February 21, 2019, File No. 333- 229777).
10.4

Exclusive Equity Option Agreement, dated July 27, 2017, by and among Kaifeng Ivan King Biotechnology Co., Ltd., Zhang Rongxuan, Henan Jufeel Technology Investment Co., Ltd. and Kaifeng Jufeel Biotechnology Co., Ltd. (Incorporated by reference to Exhibit 10.4 to Registration Statement on Form S-1 filed on February 21, 2019, File No. 333- 229777).

10.5

Equity Interest Pledge Agreement, dated July 27, 2017, by and among Zhang Rongxuan, Henan Jufeel Technology Investment Co., Ltd., Kaifeng Ivan King Biotechnology Co., Ltd. and Kaifeng Jufeel Biotechnology Co., Ltd. (Incorporated by reference to Exhibit 10.5 to Registration Statement on Form S-1 filed on February 21, 2019, File No. 333- 229777).

10.6

Renewal Agreement of Plant Facility Leasing Agreement, dated September 11, 2015, by and between Zhonghuajianong Enterprise Group Co., Ltd. and Hainan Zhongchen Biological Engineering Co., Ltd. (English Translation) (Incorporated by reference to Exhibit 10.6 to Registration Statement on Form S-1 filed on February 21, 2019, File No. 333- 229777).

10.7

Factory Lease Contract, dated December 13, 2016, by and between Niu Xiaoxu and Hainan Zhongchen Biological Engineering Co., Ltd (English Translation) (Incorporated by reference to Exhibit 10.7 to Registration Statement on Form S-1 filed on February 21, 2019, File No. 333- 229777)

10.8

Lease Agreement between Fang Qiujin and Kaifeng Jufeel Biotechnology Co., Ltd. dated December 25, 2015 (English Translation) (Incorporated by reference to Exhibit 10.8 to Registration Statement on Form S-1 filed on February 21, 2019, File No. 333- 229777)

10.9

Office Rental Agreement between Guo Li and Kaifeng Jufeel Biotechnology Co., Ltd. dated August 29, 2018 (English Translation) (Incorporated by reference to Exhibit 10.9 to Registration Statement on Form S-1 filed on February 21, 2019, File No. 333- 229777)

10.10

Office Rental Agreement between Rongxuan Zhang and Kaifeng Jufeel Biotechnology Co., Ltd. dated August 29, 2018 (English Translation) (Incorporated by reference to Exhibit 10.10 to Registration Statement on Form S-1 filed on February 21, 2019, File No. 333- 229777)

10.11

Shanghai Lease Contract between Shanghai Guangtian Real Estate Development Co., Ltd. and Kaifeng Jufeel Biotechnology Co., Ltd. (English Translation) (Incorporated by reference to Exhibit 10.11 to Registration Statement on Form S-1 filed on February 21, 2019, File No. 333- 229777)

10.12

Farmland Lease Agreement between Yangqin Economic Cooperative, Bocai District, Fushan Town, Chengmai County and Hainan Zhongchen Industrial Co., Ltd. dated January 22, 2001. (English Translation) (Incorporated by reference to Exhibit 10.12 to Registration Statement on Form S-1 filed on February 21, 2019, File No. 333- 229777)

10.13

Farmland Lease Agreement between Duncha Village Group of Duncha Village Committee, Fushan Town Chengmai County and Hainan Zhongchen Biological Engineering Co., Ltd. dated June 18, 2013 (English Translation) (Incorporated by reference to Exhibit 10.13 to Registration Statement on Form S-1 filed on February 21, 2019, File No. 333- 229777)

10.14

Supplementary Agreement to Farmland Lease Agreement between Duncha Village Group of Duncha Village Committee, Fushan Town Chengmai County and Hainan Zhongchen Biological Engineering Co., Ltd. dated November 7, 2018 (English Translation) (Incorporated by reference to Exhibit 10.14 to Registration Statement on Form S-1 filed on February 21, 2019, File No. 333- 229777)

10.15

Farmland Lease Agreement between Yingtou Economic Cooperative, Yanfeng Town, Qiongshan City and Hainan Zhongchen Industrial Co., Ltd. dated September 23, 1999 (English Translation) (Incorporated by reference to Exhibit 10.15 to Registration Statement on Form S-1 filed on February 21, 2019, File No. 333- 229777)

10.16

Employment Agreement between Kaifeng Jufeel Biotechnology Co., Ltd. and Zhang Rongxuan dated May 6, 2018 (English Translation) (Incorporated by reference to Exhibit 10.16 to Registration Statement on Form S-1 filed on February 21, 2019, File No. 333- 229777)

10.17

Employment Agreement between Kaifeng Jufeel Biotechnology Co., Ltd. and Fu Wenxing dated October 1, 2016 (English Translation) (Incorporated by reference to Exhibit 10.17 to Registration Statement on Form S-1 filed on February 21, 2019, File No. 333- 229777)

10.18

Employment Agreement between Kaifeng Jufeel Biotechnology Co., Ltd. and Lin Bao dated February 22, 2018 (English Translation) (Incorporated by reference to Exhibit 10.18 to Registration Statement on Form S-1 filed on February 21, 2019, File No. 333- 229777)

10.19

Employment Agreement between Kaifeng Jufeel Biotechnology Co., Ltd. and Chen Lei dated October 1, 2016 (English Translation) (Incorporated by reference to Exhibit 10.19 to Registration Statement on Form S-1 filed on February 21, 2019, File No. 333- 229777)

10.20

Employment Agreement between Kaifeng Jufeel Biotechnology Co., Ltd. and Ren Aizhen dated December 13, 2016 (English Translation) (Incorporated by reference to Exhibit 10.20 to Registration Statement on Form S-1 filed on February 21, 2019, File No. 333- 229777)

10.21	Agreement between Jufeel International Group and MPP Associates, Inc., dated August 19, 2019
21.1	Subsidiaries of the registrant (Incorporated by reference to Exhibit 21 to Registration Statement on Form S-1 filed on February 21, 2019, File No. 333- 229777)
23.1	Consent of Marcum Bernstein & Pinchuk LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Robinson & Cole LLP
23.3	Consent of [ ]*
24.1	Powers of Attorney (included on signature page to this registration statement)
99.1	Legal Opinion regarding certain PRC law matters (English translation) *

______

* To be filed by amendment.

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

1. For purposes of determining any liability under the Securities Act of 1933, as amended (the “Securities Act”) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Zhengzhou, Henan Province, People’s Republic of China, on October 22, 2019.

JUFEEL INTERNATIONAL GROUP.

By:	/s/ Rongxuan Zhang
Name:	Rongxuan Zhang
Title:	President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Jufeel International Group., do hereby constitute and appoint Rongxuan Zhang as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Rongxuan Zhang	President, Chief Executive Officer and Director	October 22, 2019
Rongxuan Zhang	(Principal Executive Officer)

/s/ Marc P. Palker	Chief Financial Officer	October 22, 2019
Marc P. Palker	(Principal Financial Officer)

/s/ Lei Chen	Chief Administrative Officer	October 22, 2019
Lei Chen

/s/ Wenxing Fu	Chief Operating Officer and Director	October 22, 2019
Wenxing Fu

/s/ Aizhen Ren	Chief Marketing Officer and Director	October 22, 2019
Aizhen Ren

/s/ Wentao Xue	Director	October 22, 2019
Wentao Xue

/s/ Feng Zhou	Director	October 22, 2019
Feng Zhou

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